U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C/A

AMENDMENT NO. 2

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE
SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

1st Realty Investments, Inc.
(Name of Registrant as specified in its charter)

Payment of Filing Fee (Check the appropriate box)

☐	No fee required

☒	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies: Common Stock, par value $.001

(2)	Aggregate number of securities to which transaction applies: 18,904,649

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Estimated value per share of Great Western Land and Recreation, Inc. common stock to be acquired based on the par value of $0.001 per share is $18,904.

(4)	Proposed maximum aggregate value of transaction: $2,392,030

(5)	Total fee paid: $414.83

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

APPENDIX A

1ST REALTY INVESTMENTS, INC.
5115 N. Scottsdale Road, Suite 101
Scottsdale, AZ 85250

               , 2002

Dear Stockholder:

With this letter we are sending to all stockholders of record on July 25, 2002 and November     , 2002, (which are the same) of 1st Realty Investments, Inc., (“we” or “our”), an Information Statement describing the following actions taken by our stockholders in a written consent of holders of a majority of the outstanding shares of our common stock entitled to vote in lieu of an annual meeting:

1.	To elect the following as directors of our Company to serve until the next annual meeting of stockholders or until their successors are elected:

Jay N. Torok William Szilagyi Roger B. Clark Daniel Tracy

2.	To appoint Grant Thornton LLP as our auditors for the fiscal year ended August 31, 2002.

3.	To effect a reverse split of our common stock on the basis of one new share for each eight shares of common stock held currently by each stockholder. Following this reverse split, we will have 2,187,359 shares of common stock, par value $.001, outstanding.

4.	To approve a merger agreement with Great Western Land and Recreation, Inc., a Delaware corporation, whereby Great Western will merge with and into our corporation and we will be the surviving entity, subject to satisfaction of the terms and conditions included in the Merger Agreement dated July 23, 2002.

5.	To amend our Articles of Incorporation to change our corporate name to Great Western Land and Recreation, Inc.

6.	To amend our Articles of Incorporation to increase the authorized common stock from 3,125,000 (after the eight for one reverse stock split) to 30,000,000.

7.	To approve and delegate authority to the president to effect a reverse split of our common stock of one share for up to each five shares of common stock outstanding at any time prior to or during the 24 month period following the effective date of the Merger, but in any event no later than January 31, 2005 (the “Second Reverse Stock Split”).

8.	To approve and delegate the authority to the president to amend our Articles of Incorporation to return our authorized number of shares of common stock to 30,000,000 shares, should our authorized number of shares of common stock be reduced by effecting the Second Reverse Stock Split.

9.	To adopt an employee stock option plan, identical in all material respects to the Great Western Stock Option Plan, to be effective immediately after the effectiveness of the Merger.

1

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

On July 23, 2002, our Board of Directors fully reviewed and unanimously approved each of the nine matters listed above, including the Agreement and Plan of Merger with Great Western dated July 23, 2002 (the “Merger Agreement”). Great Western’s stockholder approved the Merger Agreement on July 23, 2002. Our Board of Directors has considered the consideration provided in the Merger Agreement and has determined that it is fair to our stockholders. On July 25, 2002 and November     , 2002, stockholders of our Company holding approximately 54% of our outstanding common stock executed a written consent in favor of each of the nine proposals described in this letter and in the Information Statement mailed to you with this letter. The approval of the items by the Board of Directors and by the written consent of the holders of a majority of the outstanding stock of the Company is sufficient to authorize the items under our by-laws and under Section 78.320 of the Nevada Revised Statutes. Accordingly, the actions will not be submitted to our other stockholders for a vote. This Information Statement is being furnished to you to provide you with certain information concerning these proposals in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14c. Pursuant to Rule 14c-2, these proposals will not be effective until at least 20 days after the attached Information Statement has first been sent out to all of our stockholders.

By Order of the Board of Directors,

/s/ William Szilagyi
William Szilagyi, President

2

1ST REALTY INVESTMENTS, INC.
INFORMATION STATEMENT

General Information

This Information Statement is being sent to you by our Board of Directors in connection with the following actions taken by written consent of holders of a majority of the outstanding shares of our common stock entitled to vote on the actions. This action has been taken by written consent of a majority of the stockholders of 1st Realty instead of at an annual meeting of stockholders and no annual meeting will be held. The actions approved by unanimous vote of the Board of Directors and by written consent of a majority of the common shares outstanding are:

1.	To elect as Directors of 1st Realty the following individuals, to serve until the next annual meeting or until their successors are elected: Jay N. Torok, William Szilagyi, Roger B. Clark and Daniel Tracy.

2.	To appoint Grant Thornton LLP as our auditors for the fiscal year ending August 31, 2002.

3.	To effect a reverse split of our common stock on the basis of one new share for each eight shares of common stock held currently by each stockholder. Following this reverse split, we will have 2,187,359 shares of common stock, par value $.001, outstanding.

4.	To approve a merger agreement with Great Western Land and Recreation, Inc., a Delaware corporation, whereby Great Western will merge with and into our corporation and we will be the surviving entity, subject to satisfaction of the terms and conditions included in the Merger Agreement dated July 23, 2002.

5.	To amend our Articles of Incorporation to change our corporate name to Great Western Land and Recreation, Inc.

6.	To amend our Articles of Incorporation to increase the authorized common stock from 3,125,000 (after the eight for one reverse stock split) to 30,000,000.

7.	To approve and delegate the authority to the president to effect a reserve split of our common stock on the basis of one share for up to each five shares of common stock outstanding at any time prior to or during the 24 months period following the effective date of the Merger, but in any event no later than January 31, 2005 (the “Second Reverse Stock Split”).

8.	To approve and delegate the authority to the president to amend our Articles of Incorporation to return our authorized number of shares of common stock to 30,000,000 shares, should our authorized number of shares of common stock be reduced by effecting the Second Reverse Stock Split.

9.	To adopt an employee stock option plan, identical in all material respects to the Great Western Stock Option Plan, to be effective immediately after the effectiveness of the Merger.

This Information Statement is first being mailed on or about November     , 2002, to the holders of record of our common stock as of the close of business on July 25, 2002 and November     , 2002 (which are the same).

Actions Taken by Majority Written Consent in Lieu of an Annual Meeting

On July 25, 2002 and November     , 2002 stockholders holding a majority of our outstanding shares of common stock signed written consents approving of the nine items listed above. There will NOT be an Annual or Special Meeting of the Stockholders of 1st Realty. The approval of these items by the written consent of the holders of a majority of the outstanding stock of the Company is sufficient for the election of our Directors, to ratify the appointment of Grant Thornton LLP as our auditors for the fiscal year ended August 31, 2002, to approve a reverse stock split of our common stock, to approve the Merger Agreement, to amend our Articles of Incorporation to change our corporate name, to amend our Articles of Incorporation to increase our authorized common stock, to approve and delegate the authority to our president to effect a reverse stock split of our common stock at a future date, to amendment our Articles of Incorporation to increase our authorized common stock and to approve our employee stock option plan.

Availability of Additional Information

PLEASE READ THIS ENTIRE INFORMATION STATEMENT. Further information is available by request or can be accessed on the Internet. 1st Realty is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has resumed filing annual and quarterly reports, Information Statements and other information with the SEC as of June 25, 2002. Reports and other information filed by 1st Realty can be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com. You can read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, we have sent to you with this Information Statement a copy of our Form 10-KSB Annual Report for the fiscal year ended August 31, 2002, and a copy of the Merger Agreement all of which include more information about the actions being taken. Our principal executive offices are located at 5115 N. Scottsdale Road, Suite 101, Scottsdale, Arizona 85250. Our phone number is (480) 949-6007.

SUMMARY TERM SHEET

This summary term sheet highlights the material information from this Information Statement and may not contain all of the information that is important to you. To better understand the Merger and for a more complete description of the terms and conditions of the Merger, you should carefully read this entire Information Statement and its appendices and the other documents to which we refer. The actual terms of the Merger are contained in the Merger Agreement, which is included in this Information Statement as Appendix A. Certain capitalized terms used in this Summary are defined elsewhere in this Information Statement.

1.	WHAT IS THE PROPOSED MERGER?

1st Realty currently has one class of capital stock that is held by the public and that is its common stock. Other than our investments in Laguna and Firebird Financial, we have had no operations, no business plan and no revenues since approximately September 1994. Under the Merger we will merge with Great Western Land and Recreation, Inc. and will undertake the current business and business plan of Great Western. See “Proposal Four – Merger with Great Western Land and Recreation, Inc. – Great Western Business”.

2.	WHAT ARE THE REASONS FOR THE MERGER?

We believe that Great Western has developed a business and has a business model that can attract additional capital and will develop significant revenues and profits for us, and that the Merger has the potential to offer a substantially greater opportunity for our stockholders than does our current business plan. See “Proposal Four—Merger with Great Western Land and Recreation, Inc.-Background and Reasons for the Merger.”

3.	WHAT WILL I RECEIVE IN THE MERGER?

After the Merger you will retain your current stockholdings in 1st Realty. Immediately after the Merger the current 1st Realty stockholders will own approximately 9% of 1st Realty and Amortibanc Investments, L.C., Great Western’s current sole stockholder will own approximately 91% of 1st Realty. Amortibanc also owns $719,000 of Great Western preferred stock that is convertible into common stock at a conversion rate based on the market value of the common stock. If this preferred stock is assumed to be converted to common stock based on the book value of Great Western’s common stock (since no public market for Great Western’s common stock currently exists), the current 1st Realty stockholders would own approximately 6% of 1st Realty and Amortibanc would own approximately 94% of 1st Realty. See “Proposal Four-Merger with Great Western Land and Recreation, Inc.- Effect of the Merger on our Stockholders.”

4.	HAS THE BOARD OF DIRECTORS RECOMMENDED THE MERGER AGREEMENT?

The Board of Directors believes that the Merger is both fair and in the best interests of 1st Realty and its current stockholders. See “Proposal Four-Merger with Great Western Land and Recreation, Inc.-Recommendations of 1st Realty’s Board of Directors.”

5.	WHAT EFFECTS MAY RESULT FROM THE MERGER?

As a result of the Merger:

•	1st Realty will merge with Great Western and 1st Realty will survive the Merger.

•	All of the Common Stock of 1st Realty will be owned by the current stockholders and by Amortibanc.

The Board expects that, immediately following the Merger, the business and operations of Great Western and its subsidiaries, as they are currently being conducted, will be continued by 1st Realty as the surviving entity in the Merger. See “Proposal Four-Merger with Great Western Land and Recreation, Inc.-Effect of the Merger on our Stockholders.”

6.	DO I HAVE DISSENTERS’ RIGHTS?

Under Nevada law you do not have dissenter’s rights. See “Summary Term Sheet-Dissenters’ Rights.”

7.	DOES THE TRANSACTION INVOLVE ANY CONFLICTS OF INTEREST?

In considering the recommendation of the Board of Directors with respect to the Merger, you should be aware that certain Directors and officers of 1st Realty also serve in positions with Great Western and have interests that may be deemed to conflict with your interests as stockholders or that are in addition to, or different from, the interests of stockholders:

•	Mr. Torok, our Chairman of the Board, is also the President, Chairman and Chief Executive Officer of Great Western.

•	Mr. Szilagyi, our President and a member of our Board, is also a Senior Vice President of Great Western.

•	Great Western has made advances to 1st Realty. The advances are payable on demand. A portion of the advances bear interest at 8%. At December 31, 2001, Great Western had advanced $1,051,688 to us.

•	Great Western owns 2,500,000 shares of our common stock, representing approximately 14.3% of our outstanding common stock. One million of these shares were issued to Great Western prior to 2000, in satisfaction of a $10,000 loan that had been made by Great Western to 1st Realty. In September 2000, we purchased from Great Western a $20,000 note receivable issued by an unrelated company in connection with a sale of real estate, in exchange for 500,000 shares of our common stock. In December 2000, we purchased ownership interests in nine entities from Great Western in exchange for a $951,629 note payable and 1,000,000 shares of our common stock.

•	Great Western debt to Amortibanc totaled $4.5 million at December 31, 2001. This debt bears interest at rates between 8% and 10%, maturing on various dates through July 2003. On June 28, 2002, $719,000 of this debt was converted to preferred stock. The remaining debt will become debt of 1st Realty upon the completion of the Merger.

See “Proposal Four-Merger with Great Western Land and Recreation, Inc.-Certain Relationships and Related Transactions.”

8.	WHAT ARE THE CONDITIONS TO COMPLETING THE MERGER?

The completion of the Merger is subject to several conditions, including the following:

•	There has been no material adverse change in either party’s business, operations or prospects.

•	Both parties are given the opportunity to perform all due diligence investigations of the other party as deemed necessary.

•	The Merger Agreement is not terminated by either party due to a material misrepresentation or material breach of any warranty or covenant by the other party that is not cured.

See “Proposal Four-Merger with Great Western Land and Recreation, Inc.-The Merger Agreement.”

9.	HOW WILL 1st REALTY FINANCE THE MERGER?

The Merger is an exchange of stock for stock and will not require any cash financing.

10.	WHEN IS THE MERGER EXPECTED TO BE COMPLETED?

We expect to complete the Merger approximately 20 days from the date this Information Statement is mailed to our stockholders. See “Proposal Four-Merger with Great Western Land and Recreation, Inc.-The Merger Closing Date and Effective Time of the Merger.”

11.	AM I ENTITLED TO VOTE?

Under Nevada Law action may be taken by the written consent of the holders of a majority of a Nevada corporation’s outstanding voting securities. On July 25, 2002 and November , 2002, the holders of a majority of our outstanding voting securities signed such a written consent approving the Merger. Therefore, there will be no meeting of the stockholders and you will not be entitled to vote on the Merger. See “Actions Taken by Majority Written Consent in Lieu of a Meeting.”

12.	WHAT DO I NEED TO DO NOW?

Read this Information Statement carefully. No other action is required of you.

13.	WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER?

We expect the Merger will be treated as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. If the Merger qualifies as a tax-free reorganization, no gain or loss will be recognized for income tax purposes by either 1st Realty or Great Western as a result of the acquisition. There also should not be any material tax effects to the existing stockholders of 1st Realty or Great Western as a result of the transaction. See “Proposal Four-Merger with Great Western Land and Recreation, Inc.—Federal Tax Consequences of and Accounting for the Transaction.”

Dissenters’ Rights

Under Nevada Revised Statutes Section 92A.410, our stockholders are not entitled to dissenters’ rights with respect to the Merger. Generally, under the General Corporation Law of Nevada, under certain circumstances, a stockholder is entitled to dissent from certain transactions and obtain payment of the fair value of the stockholder’s shares (“Dissenters’ Rights”). Dissenter's Rights are available to the stockholders of Nevada corporation for certain corporate actions, including the consummation of a plan of merger to which a Nevada corporation is a party, if stockholder approval is required. With respect to the Merger, however, we are exempted from this provision and stockholders are not entitled to Dissenter's Rights because our shares are held by over 2,000 stockholders of record immediately prior to and after the Merger.

Voting Securities and Voting Rights

The shares of our common stock, par value $.001 are our only voting securities currently outstanding. The holders of each share of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders. As of November   , 2002, the Record Date, there were 17,518,525 shares of our common stock outstanding. Under Nevada Law action may be taken by the written consent of the holders of a majority of a Nevada corporation’s outstanding voting securities. On July 25, 2002 and November   , 2002, the holders of a majority of our outstanding voting securities signed such a written consent approving each of the items covered by this Information Statement.

Security Ownership of Certain Beneficial Owners and Management before the Merger

The following table sets forth information concerning the current beneficial ownership of our common stock, as of November   , 2002, the Record Date, without giving effect to the one for eight reverse stock split of our shares, by (i) each person known by us to be a beneficial owner of more than 5% of our issued and outstanding stock; (ii) our officers and Directors; and (iii) the officers and Directors as a group. As of November   , 2002, the number of common shares outstanding and entitled to vote was 17,518,525.

	Shares	Percent of
	Beneficially	Shares
Name and Address of Beneficial Owner	Owned (1)	Outstanding

Five Percent Stockholders:

David Theroux (2)	2,033,424	11.6%

Great Western Land and Recreation, Inc. (3)	2,500,000	14.3%

Amortibanc Investments, L.C. (4) (7)	2,500,000	14.3%

Willard W. Garvey Revocable Trust (4) (7)	2,500,000	14.3%

Jean Garvey, Trustee (4)(7)	2,500,000	14.3%

Willard W. Garvey Trust Number Thirteen (4) (7)	2,500,000	14.3%

Directors and Executive Officers:

Jay. N Torok (5) (8)	1,839,336	10.4%

William Szilagyi (5) (8)	1,346,521	7.6%

Roger B. Clark (6) (10)	765,810	4.3%

All Directors and Executive Officers as a Group (3 persons)	3,951,667	21.6%

(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock if such person has or shares voting power or investment power with respect to such security, or has the right to acquire beneficial ownership at any time within 60 days after November , 2002. In calculating the percentage of ownership, such shares are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such stockholder, but are not deemed outstanding for the purpose of computing the percentage of shares of common stock owned by any other stockholder. For purposes of this table, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.

(2)	The address for David Theroux is 11990 Skyline Blvd., Oakland, CA 94619.

(3)	The address for Great Western Land and Recreation, Inc. is 5115 N. Scottsdale Road, Suite 101, Scottsdale, AZ 85250.

(4)	The address for Amortibanc Investments L.C., the Willard Garvey Revocable Trust, the Willard W. Garvey Trust Number Thirteen and Jean Garvey is 7309 E. 21st Street, Suite 120, Wichita, KS 67206.

(5)	The address for Messrs. Torok and Szilagyi is 5115 North Scottsdale Road, Suite 101, Scottsdale, AZ 85250.

(6)	The address for Mr. Clark is 6 Cardinal Road, Hilton Head, SC 29926.

(7)	Includes 2,500,000 shares owned by Great Western Land and Recreation, Inc. Amortibanc Investments, L.C. beneficially owns 100% of the outstanding shares of Great Western. Amortibanc Investments disclaims beneficial ownership of these shares. The Willard W. Garvey Revocable Trust and the Willard W. Garvey Trust Number Thirteen are the only members of Amortibanc Investments and thereby share beneficial ownership of these shares. Jean Garvey is the trustee of the Willard W. Garvey Revocable Trust and the Willard W. Garvey Trust Number Thirteen.

(8)	Includes 1,328,556 shares of common stock owned by Mr. Torok, 81,320 shares owned by Lone Pine Industries, Inc., a company controlled by Mr. Torok, 179,460 shares owned by Western Reserve Environmental Services, a company in which Mr. Torok has an interest, primarily in a joint trust with Anne V. Hodgkins, Mr. Torok’s wife, and 250,000 shares of common stock issuable upon the exercise of vested stock options.

(9)	Includes 1,096,521 shares of common stock owned by Mr. Szilagyi and 250,000 shares of common stock issuable upon the exercise of vested stock options.

(10)	Includes 500,000 shares of common stock owned by Mr. Clark, 15,810 shares owned by Clark-Bemis Lumber Company, a company controlled by Mr. Clark, and 250,000 shares of common stock issuable upon the exercise of vested stock options.

Securities Ownership of Certain Beneficial Owners and Management After the Merger

The following table sets forth information concerning the beneficial ownership of our post split common stock following the Merger, as if the Merger occurred on November   , 2002, by (i) each person we believe will be a beneficial owner of more than 5% of our issued and outstanding stock; (ii) the persons who will serve as our officers and Directors after the consummation of the Merger; and (iii) our designee officers and Directors as a group.

	Shares	Percent of
	Beneficially	Shares
Name and Address of Beneficial Owner	Owned (1)	Outstanding

Five Percent Stockholders:

Amortibanc Investments, L.C. (2)	27,029,095	93.5%

Willard W. Garvey, Revocable Trustee (2)	27,029,095	93.5%

Willard W. Garvey Trust Number Thirteen (2)	27,029,095	93.5%

Jean Garvey, Trustee (2)	27,029,095	93.5%

Directors and Executive Officers:

Jay. N Torok (3) (5)	1,129,916	5.2%

William Szilagyi (3) (6)	618,315	2.9%

Ron O’Connor (3)	—	—

Roger B. Clark (4) (7)	95,726	0.5%

Daniel Tracy (8)	—	—

All Directors and Executive Officers as a Group (5 persons)	1,843,957	8.3%

(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock if such person has or shares voting power or investment power with respect to such security, or has the right to acquire beneficial ownership at any time within 60 days after November , 2002. In calculating the percentage of ownership, such shares are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such stockholder, but are not deemed outstanding for the purpose of computing the percentage of shares of common stock owned by any other stockholder. For purposes of this table, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.

(2)	The address for Amortibanc Investments L.C., the Willard Garvey Revocable Trust, the Willard W. Garvey Trust Number Thirteen and Jean Garvey is 7309 E. 21st Street, Suite 120, Wichita, KS 67206. Amortibanc Investments, L.C. disclaims beneficial ownership of these shares. The Willard W. Garvey Revocable Trust and the Willard W. Garvey Trust Number Thirteen are the only members of Amortibanc Investments L.C. and thereby share beneficial ownership of these shares. Jean Garvey is the trustee of the Willard W. Garvey Revocable Trust and the Willard W. Garvey Trust Number Thirteen. Includes the assumed conversion of $719,000 of preferred stock into 8,124,446 shares of common stock. Does not include 84,726 shares of common stock owned by David Theroux, Mrs. Garvey’s son-in law, 84,726 shares in the name of Paul Theroux for whom David Theroux is custodian, or 84,726 shares in the name of Drake Theroux, for whom David Theroux is custodian.

(3)	The address for Messrs. Torok, Szilagyi and O’Connor is 5115 North Scottsdale Road, Suite 101, Scottsdale, AZ 85250.

(4)	The address for Mr. Clark is 6 Cardinal Road, Hilton Head, SC 29926.

(5)	Includes 166,069 shares of common stock owned by Mr. Torok, 10,165 shares owned by Lone Pine Industries, Inc., a company controlled by Mr. Torok, 22,432 shares owned by Western Reserve Environmental Services, a company in which Mr. Torok has an interest, primarily in a joint trust with Anne V. Hodgkins, Mr. Torok’s wife, and 931,250 shares of common stock issuable upon the exercise of vested stock options.

(6)	Includes 137,065 shares of common stock owned by Mr. Szilagyi and 481,250 shares of common stock issuable upon the exercise of vested stock options.

(7)	Includes 62,500 shares of common stock owned by Mr. Clark, 1,976 shares owned by Clark-Bemis Lumber Company, a company controlled by Mr. Clark, and 31,250 shares of common stock issuable upon the exercise of vested stock options.

(8)	The address for Mr. Tracy is 88 Wood Pond Road, West Hartford CT 06107-3541.

Audit Committee

We do not presently have an audit committee of our Board of Directors. Our entire Board of Directors therefore has performed the equivalent function of an audit committee. In this capacity, the Board of Directors has (i) reviewed and discussed the audited financial statements with management; (ii) discussed with our independent accountants the matters required to be discussed by Statement of Auditing Standards (SAS) No. 61, Communications with Audit Committees, and SAS No. 90, Audit Committee Communications; (iii) received and reviewed the written disclosures and the letter from our independent accountants required by Independence Standards Board No. 1, Independence Discussion with Audit Committees; and (iv) discussed with our independent accountants the independent accountants’ independence. Based on its review and discussions listed above, the Board of Directors has recommended that the audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended August 31, 2002 for filing with the Securities and Exchange Commission.

This report is submitted by the Board of Directors.

Jay N. Torok
William Szilagyi
Roger B. Clark

Following is a description of the items covered by this Information Statement. These items have been approved by written consent of the holders of a majority of our outstanding common stock.

THERE WILL BE NO ANNUAL OR SPECIAL MEETING OF STOCKHOLDERS AND YOU
ARE NOT BEING ASKED FOR A PROXY

PROPOSAL ONE

Election of Post-Merger Directors

Our stockholders owning a majority of our outstanding common stock approved the election of Jay N. Torok, William Szilagyi, Roger B. Clark and Daniel Tracy to serve as Directors on our Board until our next Annual Meeting or until their successors are elected.

Name	Age	Proposed Position

Jay N. Torok	62	Chairman

William Szilagyi	56	President and Board member

Roger B. Clark	67	Board member

Daniel Tracy	61	Board member

Jay N. Torok served as Chairman of our Board of Directors, President and Chief Executive Officer from our inception in 1988 until early 1992. He again agreed to serve as our Chairman in 1994, and has held that position since that date. During these periods, Mr. Torok served in various positions with our subsidiary companies, including First National Realty Associates of Georgia, Inc. and Hamer Holding Group, Inc. In mid-1992, together with these subsidiaries, we filed voluntary petitions to reorganize under Chapter 11 of the Bankruptcy Code. All petitions were voluntarily converted to Chapter 7 liquidations and the companies’ assets were liquidated and distributed in 1994. Mr. Torok currently serves as the President and Chief Executive Officer of Amortibanc Management, L.C. since 1993 and as Chairman of the Board, President and Chief Executive Officer of Great Western since its inception. In addition Mr. Torok has served as Executive Vice President of Amortibanc, Inc. and President of Amortibanc Land and Cattle, L.L.C., Southwest Land and Cattle, L.L.C. and Firebird Financial, L.L.C., as well as other Amortibanc affiliates engaged in real estate development or venture capital. Prior to joining the Amortibanc group of companies, from 1986 to 1992, Mr. Torok served as President and Chief

Executive Officer of Lone Pine Capital, a venture capital company specialized in acquisitions management. Prior to joining Lone Pine Capital, from 1981 to 1985, Mr. Torok served as President and Chief Executive Officer of Merrill Lynch Realty, Inc. Under Mr. Torok’s management, Merrill Lynch Realty, Inc. grew from 100 offices to over 380 offices in 38 cities in the United States and four foreign cities, becoming the world’s largest real estate brokerage firm at that time. Prior to joining Merrill Lynch Realty, Inc., Mr. Torok served in various positions, including President of the Container and Core Division of Clevepak Corporation, a former NYSE listed company, President of Associated Forest Products, Inc., Vice President of Finance of Wausau Paper Mills, a Nasdaq quoted company and Controller of the Forest Products Division and the Land Development Division of Owens Illinois, Inc., a Fortune 100 company. Mr. Torok received his M.B.A. from Dartmouth in 1962 and attended law school at Temple University.

William Szilagyi has served as a member of our Board of Directors since 1988. From our inception in 1988 until 1990 he was our Executive Vice President, and in 1991 he became our President and Chief Operating Officer. During this period, Mr. Szilagyi served in various positions with our subsidiary companies, including First National Realty Associates of Georgia, Inc. and Hamer Holding Group, Inc. In mid-1992, together with these subsidiaries, we filed voluntary petitions to reorganize under Chapter 11 of the Bankruptcy Code. All petitions were voluntarily converted to Chapter 7 liquidations and the companies’ assets were liquidated and distributed in 1994. Mr. Szilagyi currently serves as the Vice President of Operations of Amortibanc Management since 1996 and senior vice president of Great Western since its inception. Since 1998, Mr. Szilagyi has also served as the President of UniLoan, a mortgage brokerage company specializing in the needs of new homebuilders and since 1998 as Vice President and Director of Firebird Financial, L.L.C., a mortgage investment company. Prior to joining the Amortibanc group of companies, Mr. Szilagyi served as President of Merrill Lynch Realty, Inc. / Beach Cities Company in California. During his tenure with Merrill Lynch Realty, Inc., Mr. Szilagyi developed a Real Estate Owned Division to address the needs of bank owned properties, turned around multiple unprofitable subsidiaries and created a Resorts Division that managed and marketed resort properties throughout the western United States. In addition, while with Merrill Lynch Realty, Inc., Mr. Szilagyi created a multilingual international real estate network that targeted properties in Central and South America, Mexico, Canada and the Pacific Rim. Mr. Szilagyi, also served as Marketing Director with Merrill Lynch Realty Associates, Inc. where he wrote the company’s Policy and Procedure Manual and New Sales Associate Training and Marketing Manual. Prior to that, Mr. Szilagyi was employed by the Forest E. Olsen Company, a Coldwell Banker company, where he supervised 18 real estate offices in the greater Los Angeles metropolitan area. Mr. Szilagyi received his bachelors degree in business from California State University in 1967. Mr. Szilagyi has written two books and given numerous seminars on the advantages of real property ownership and investment.

Roger B. Clark has served as a member our Board of Directors since 1990. Mr. Clark has been President and Chief Executive Officer of GlennCon, Inc. a leading supplier of goods and services to the worldwide public gaming industry since 1984. From 1970 to 1983, Mr. Clark served in several positions with Glendinning Companies, including president of Glendinning Companies, North America from 1978-83, during which time he was responsible for all United States operations, including the consulting, retail promotion, telecom and lottery divisions. Prior to that, Mr. Clark was employed by Procter & Gamble. Mr. Clark received his bachelors degree in economics from Amherst College in 1955.

Daniel Tracy has been nominated to serve as member of our Board of Directors beginning in 2002. Mr. Tracy is a business consultant and director. Mr. Tracy is currently a director of Edac Technologies Corporation, a publicly traded manufacturer of aerospace components. Mr. Tracy is also a trustee of the YMCA of Metropolitan Hartford, and Renbrook School. In 1998, Mr. Tracy concluded a 35-year career with Arthur Andersen, an international accounting and consulting firm. From 1994 to 1998, Mr. Tracy was responsible for Andersen’s SEC practice in Asia and lived in Hong Kong. In that role he counseled Asian companies involved in private placements and public offerings in the U.S., London and Asian markets. He worked on the first of such public offerings in the United States market for companies in China, Taiwan and Korea, as well as offerings of companies in Indonesia, Australia, the Philippines, Hong Kong, Singapore and Malaysia. From 1975 to 1994, Mr. Tracy was the partner in charge of Andersen’s audit and accounting practice in Hartford, CT (1980-1994) and Rochester, NY (1975-1980). Mr. Tracy received his bachelors degree and MBA from Dartmouth College.

After the Merger has been consummated, Mr. Torok will continue serving as our Chairman of the Board and will also be appointed to serve as our President and Chief Executive Officer. Mr. Szilagyi will resign as our President, but will be appointed to serve as our Senior Vice President and will remain serving as one of our Directors. Mr. Clark will remain serving as one of our Directors.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and executive officers, and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. Officers, Directors, and greater than 10%

stockholders are required to furnish us with copies of all Section 16(a) forms they file. We have not received any copies of such forms during the years ended August 31, 2002 or 2001. Based solely on a review of our transfer books, we believe that each person who, at any time during such fiscal year, was a Director, officer or beneficial owner of more than 10% of our common stock complies with all Section 16(a) filing requirements during such fiscal year, except that Jay N. Torok and William Szilagyi received 140,000 and 100,000 shares, respectively, of common stock in November 1999 for services rendered to us and each of Jay N. Torok, William Szilagyi and Roger B. Clark received vested stock options in November 1999 to purchase 250,000 shares of common stock.

Audit Committee

We do not presently have an audit committee of our Board of Directors, but we intend to appoint an audit committee within 90 days after consummation of the Merger. Our audit committee will consist solely of independent, non-employee Directors.

Compensation of Directors and Executive Officers

We have not paid any cash compensation to any officer or Director during the past three years, however we have granted stock options and restricted stock to our officers and Directors during the past three years. In November 1999, we granted 140,000 shares of restricted stock, with an estimated value of $1,400 to our Chairman, Jay N. Torok, and 100,000 shares of restricted stock, with an estimated value of $1,000 to our president, William Szilagyi, for services rendered to the Company. Also in November 1999, we granted the following stock options to our officers and Directors:

	Number of	Percent of				Potential Realizable Value
	Shares of	Total				at Assumed Annual Rate
	Common Stock	Options				of Stock Price
	Underlying	Granted to				Appreciation for the
	Options	Employees in	Exercise		Expiration	Option Term
Name	Granted	Fiscal Year	Price	Grant Date	Date	5%	10%

Jay N. Torok	250,000	33.3%	$0.10	11/2/1999	11/2/2009	$—	$—

William Szilagyi	250,000	33.3%	$0.10	11/2/1999	11/2/2009	$—	$—

Roger B. Clark	250,000	33.3%	$0.10	11/2/1999	11/2/2009	$—	$—

These options were granted under our stock option plan and were fully vested and exercisable on the date of grant. None of our officers or Directors exercised options to purchase our common stock during the past three years.

We currently have no retirement, pension, profit sharing, or insurance or medical reimbursement plans covering our officers or Directors. However, Great Western maintains a 401(k) profit sharing plan for the benefit of its eligible employees. Great Western makes a matching contribution equal to 50% of each participant’s eligible contributions to a maximum of 6% of each participant’s compensation. Great Western can also make a discretionary contribution determined annually by its Board of Directors. In addition, Great Western maintains medical and dental insurance plans for its officers and employees. We plan to continue these benefits after the consummation of the Merger Agreement.

We have not made nor do we contemplate making any loans to any of our officers or Directors.

PROPOSAL TWO
Appointment of Independent Public Accountants

Our stockholders owning a majority of our outstanding common stock approved re-appointment of our current accountant, Grant Thornton LLP, as our independent public accountant for the fiscal year ended August 31, 2002. Grant Thornton LLP has served as our auditor since 2001.

PROPOSAL THREE
Reverse Stock Split

Our stockholders owning a majority of our outstanding common stock approved the reverse split of our common stock on the basis of one new share for each eight shares of common stock held currently by each stockholder. Following this reverse split, we will have 2,187,359 shares of common stock, par value $.001, outstanding.

Upon the reverse split, stockholders may turn their shares in for new certificates representing the new post-split shares. The new post-split shares of common stock will, in all manners, have the same rights as the old common stock with the exception of the reverse split. Fractional new post-split shares will not be issued; instead any fractions shall be rounded up to the next whole share.

PROPOSAL FOUR
Merger with Great Western Land and Recreation, Inc.

Our stockholders owning a majority of our outstanding common stock approved a merger agreement with Great Western Land and Recreation, Inc., a Delaware corporation, whereby Great Western will merge with and into our corporation and we will be the surviving entity, subject to satisfaction of the terms and conditions included in the Merger Agreement dated July 23, 2002.

Background and Reasons for the Merger

We were founded with the intended purpose of becoming primarily a national residential real estate brokerage company, focusing on relatively affluent markets in geographically diverse market areas. Between 1988 and 1991, we grew primarily through the acquisition of other real estate brokerage companies in multiple states. However, principally due to the downturn in the real estate industry in the early 1990’s, we were unable to generate profitable operations. On April 6, 1992, we filed a voluntary petition in the United States Bankruptcy Court for the District of Georgia to reorganize under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”). On January 21, 1993, we voluntarily converted our petition to a case under Chapter 7 of the Bankruptcy Code. All of our assets were subsequently liquidated and the proceeds distributed, and the bankruptcy was dismissed on September 27, 1994. From that date through the end of fiscal 2000, we had no operations. We did, however, incur approximately $51,000 in administrative and legal expenses during that time. We paid for these costs either by issuing common stock or through advances we received from Great Western, a related company that owns 14.3% of our common stock.

In fiscal 2001, we began efforts to become an operating company once again. On September 29, 2000, we purchased a $20,000 note receivable, issued by an unrelated company in connection with a sale of real estate, bearing interest at 9%. This note receivable was purchased from Great Western in exchange for 500,000 shares of our common stock. On December 29, 2000, we purchased ownership interests in nine entities from Great Western in exchange for a $951,629 note payable and 1,000,000 shares of our common stock. The most significant of these interests were a 25.52% ownership in Laguna at Arrowhead Apartments L.L.C., which owns an apartment complex in Phoenix, Arizona and a 51% interest in Firebird Financial L.L.C, (“Firebird Financial”) an entity that was formed to provide second mortgage financing in the Houston, Texas area. Our ownership interest in Laguna at Arrowhead Apartments, L.L.C. is held indirectly through Laguna Investments L.L.C., a wholly owned subsidiary (collectively “Laguna”). Firebird Financial has not funded any new loans since 1998, and does not have any current plans to fund additional loans in the future. The other seven entities had no operations and minimal net asset values.

In considering the valuation of 1st Realty, our Board noted that we had had no operations through fiscal 2000 and minimal operations thereafter. Our financial statements for the year ended August 31, 2001 reflected an accumulated deficit of $293,840, a negative book value of $0.01 per share and no realistic prospect of becoming a profitable company without an infusion of funds or assets. Our Board analyzed the merits of the Merger. Our Board noted that, other than our investments in Laguna and Firebird Financial, we currently have no operations, no business plan and no revenues. Our Board believes that Great Western has developed a business and has a business model that can attract additional capital and will develop significant revenues and profits for us and that the Merger has the potential to offer a substantially greater opportunity for our stockholders than does our current state of operations.

In considering the valuation of Great Western, our Board noted that, prior to entering into negotiations with 1st Realty, Great Western had entered into a Merger Agreement with quepasa.com, Inc., a publicly traded internet company with limited operations. During the negotiations with quepasa, the valuation of Great Western was subjected to a review by an independent valuation specialist in connection with a fairness opinion obtained by quepasa’s Board of Directors. Therefore, when Great Western proposed the Merger based upon a positive $0.01 per share valuation for 1st Realty, our Board determined that this valuation was advantageous for the 1st Realty stockholders.

In February 2002, Great Western terminated the Merger Agreement with quepasa. Following the termination of the Merger Agreement with quepasa, Great Western continued to pursue its plan to merge with a public company. Upon reflection, 1st Realty’s Board determined that merging with an operating company with substantial net assets was desirable for its stockholders.

The SEC’s staff has informed us that in their view we are an investment company under the Investment Company Act of 1940, as amended, due to our ownership interest in Laguna. While we do not necessarily agree with this position, it is our intention to eliminate any appearance of being an investment company by either consummation of the Merger or, if for any reason the Merger is not consummated, by divesting ourselves of the assets we acquired in December 2000 from Great Western, which includes our ownership interest in Laguna, and reverting to our prior dormant status.

The Merger Agreement

Pursuant to the Merger Agreement, Great Western will merge with and into 1st Realty, and 1st Realty will be the surviving entity. We will issue 18,904,649 post split shares of our common stock and 14,380 shares of preferred stock to the stockholder of Great Western, subject to satisfaction of the terms and conditions in the Merger Agreement. Great Western currently has one wholly owned subsidiary, GWLR LLC that will become our subsidiary. GLWR, LLC currently has 18 wholly- and majority-owned subsidiaries: Amortibanc Management, L.C., GWLR Wagon Bow Ranch, LLC, Houston Promenade, L.C., Houston Coventry, LLC, Houston Greenwich, LLC, Houston Promenade Glen, LLC, Houston Wheatstone, LLC, Houston Wheatstone III, LLC, Morningside Farms, LLC, Barnstorm, LLC, North Scottsdale 106, LLC, Walthingham, LLC, Phoenix Wright Place, LLC, Phoenix Monterray, LLC,

45th/47th and Glendale, LLC, and Amortibanc Land & Cattle, LLC., which will remain wholly-owned subsidiaries of GWLR, LLC, and Glendale Condominiums, LLC and Willow Springs Ranch, LLC, which will remain majority-owned subsidiaries of GWLR, LLC, will therefore become our indirect majority-owned subsidiaries. We expect all of the terms and conditions of the Merger will be completed on the 21st day after the mailing of this Information Statement to you.

Roger B. Clark, Great Northern Literary Society, Great Western Land and Recreation, Maxwell Hodgkins, Roger J. Krystopa, Holly M. Rice, Andrew D. Szilagyi, Jeffrey T. Szilagyi, Jessica L. Szilagyi, Bryan Szilagyi, William Szilagyi, William C. Szilagyi, David Theroux, Diana L. Torok, Jay N. Torok, the Julius Torok Trust and Michelle Williamson, representing approximately 54% of our outstanding shares of common stock have consented to the nine items described in this Information Statement in written consents, dated July 25, 2002 and November     , 2002, attached hereto as Appendices D and E. The approval of the nine items by our Board of Directors and by the written consent of the holders of a majority of our outstanding stock is sufficient to authorize the items under our by-laws and under Section 78.320 of the Nevada Revised Statutes without a meeting of stockholders or submission of the matters to all of the stockholders for their vote. Federal law, however, requires that we send you this Information Statement disclosing the transactions being taken at least twenty (20) day prior to the effective date of the transactions. The transactions described are expected to be effective on approximately December     , 2002.

The full text of the Merger Agreement is attached to this Information Statement as Appendix A for your reference.

As noted above, we expect that the Merger will take place approximately 20 days from the date this Information Statement is first mailed to our stockholders. However, 1st Realty may not be able to consummate the Merger if any of the following conditions exist:

•	There has been a material adverse change in either party’s business, operations or prospects.

•	We are not given the opportunity to perform all due diligence investigations of Great Western as we have deemed necessary.

•	The Merger Agreement is terminated by either party due to a material misrepresentation or material breach of any warranty or covenant by the other party that is not cured.

Recommendations of 1st Realty’s Board of Directors

On July 23, 2002, our Board of Directors fully reviewed and unanimously approved the Merger Agreement with Great Western. Our Board of Directors has determined that the consideration provided in the Merger Agreement is fair to our stockholders. A majority of the holders of our common stock have consented in writing to the completion of the transaction, which is sufficient under our by-laws and under Section 78.320 of the Nevada Revised Statutes to approve the transaction. In reaching its conclusions, our Board of Directors considered:

•	Our current financial position, lack of current business operations and prospects, which our Board of Directors believes could be improved as a result of the Merger;

•	The terms and conditions of the Merger Agreement, which the Board of Directors believes are fair to the Company and in the best interest of our stockholders;

•	The track record and potential for expansion of Great Western’s business, which the Board believes are favorable; and

•	The effect on our stockholder value, which the Board believes will be accretive.

In its deliberations, our Board reviewed a variety of positive and negative factors relating to the Merger. The Board noted that 1st Realty has not had operations from 1992 through 2000 and has had very limited operations since then. Due to the Company’s limited operations and assets, the Board concluded that there was little likelihood that 1st Realty would be able to develop into a profitable company without an infusion of assets such as the Great Western assets. Our Board considered the book value and fair market value of

Great Western. At September 30, 2002, Great Western’s book value (excluding its preferred stock) was $1,364,747, or $0.07 per share. The Board also noted that although Great Western had reported losses for in the first quarter of 2002, it was profitable for the year ended December 31, 2001, it had achieved a profitable second quarter of 2002 and appeared to be on a positive earnings trend. Prior to the Merger, 1st Realty’s stockholders owned illiquid shares in a company with no liquidation value. After the Merger, although the shares will be likely to remain illiquid, and the 1st Realty pre-Merger stockholders will own only 9% of the Company’s outstanding shares of common stock (6% assuming the conversion of the Great Western preferred stock into common stock), the pre-Merger stockholders will own shares with a book value of $0.06 per share, a positive estimated liquidation value and a positive earnings trend. Based upon its analysis, the Board concluded that the preponderance of positive attributes to the Merger outweighed the negative attributes and that the Merger was in the best interests of the 1st Realty pre-Merger stockholders.

Regulatory Approvals

No federal or state regulatory requirements must be complied with or approval obtained by 1st Realty or Great Western in connection with the Merger.

Federal Tax Consequences of and Accounting for the Transaction

We expect that the Merger will be treated as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. If the Merger qualifies as a tax-free reorganization, no gain or loss will be recognized for income tax purposes by either 1st Realty or Great Western as a result of the acquisition. There also should not be any material tax effects to the existing stockholders of 1st Realty or Great Western as a result of the transaction. However, neither 1st Realty nor Great Western has requested a tax ruling from the Internal Revenue Service with respect to the transaction. Accordingly, we can give no assurance that the transaction will qualify as a tax-free reorganization. We expect to account for our acquisition of Great Western as a reverse acquisition, with Great Western the acquirer and 1st Realty the acquiree for reporting purposes. Prior to September 2000, 1st Realty was a dormant non-operating company. Its current operations are solely the result of the series of transactions it entered into with Great Western. As a result, the assets and liabilities of both companies will be combined at their historical cost.

Interest of Certain Persons in the Merger

Certain members of our current Board of Directors and management have or may have interests in the Merger that are in addition to or different from the interests of stockholders generally. These interests include:

Jay Torok, Chairman of our Board of Directors, is also the President, Chairman and Chief Executive Officer of Great Western.

William Szilagyi, our President and a member of our Board of Directors, is also Senior Vice President of Great Western. Upon the closing of the merger, Mr. Szilagyi will become a member of the Board of Directors of Great Western.

See “Proposal Four — Merger with Great Western Land and Recreation, Inc. – Certain Relationships and Related Transactions”.

Effect of the Merger on our Stockholders

Immediately following the merger, current 1st Realty stockholders will own approximately 9% of the Company and Amortibanc Investments, L.C., Great Western’s current sole stockholder, will own approximately 91% of the Company. Amortibanc also owns $719,000 of Great Western preferred stock that is convertible into common stock at a conversion rate based on the market value of the common stock. If this preferred stock is assumed to be converted to common stock based on the book value of Great Western’s common stock (since no public market for Great Western’s common stock currently exists), the current 1st Realty stockholders would own approximately 6% of 1st Realty and Amortibanc would own approximately 94% of 1st Realty. This agreement was subject to the approval of a majority of our stockholders, which approval was received on July 25, 2002 and November     , 2002. As of these dates, this agreement has been approved by stockholders holding approximately 54% of our outstanding common stock.

Restrictions on Resale of 1st Realty Shares of Common Stock

It is the view of the staff of the SEC that securities issued by a non-operating company, such as 1st Realty, can only be resold through registration under the Securities Act of 1933, as amended, unless there is an applicable exemption, and that Rule 144 would not be available for resale transactions in this situation. In accordance with that view, after the Merger, 254,178 common shares owned by David Theroux and 19,980 shares owned by John Garvey, issued by 1st Realty from October 1994 up to the date of the Merger, and the 18,904,649 common shares and 14,380 preferred shares to be issued as a result of the Merger, will not be resalable except through such registration, or unless there is an applicable exemption, other than Rule 144, available for the resale transaction.

The Merger Closing Date and Effective Time of the Merger

The closing of the merger will take place on a date to be specified by the parties, which shall be as soon as practicable after the satisfaction or waiver of all of the conditions set forth in the Merger Agreement. Subject to the terms and conditions of the Merger Agreement, the Merger will become effective upon the filing and acceptance of the Articles of Merger with the Secretary of State of the State of Nevada, which in any event will not be before December     , 2002, 20 days from the date this Information Statement was mailed to our stockholders.

Comparative per Share Data

The following tables include selected per share data for Great Western common stock and 1st Realty common stock for the periods indicated, giving effect to the issuance of common shares of 1st Realty for the acquisition of the common stock of Great Western as if the acquisition were consummated on January 1, 2001.

Prior to September 2000, 1st Realty was a dormant non-operating company. Its current operations are solely the result of the series of transactions it entered into with Great Western. As a result, the transaction will be accounted for similar to a pooling of interests, with the assets and liabilities of both companies being combined at their historical cost.

The pro forma information should not be considered an indication of actual results of operations that would have occurred if the acquisition had been in effect on the dates indicated, and the information should be read in conjunction with the financial statements and related footnotes for Great Western, included elsewhere herein, and the financial statements and related footnotes for 1st Realty included in the Annual Report on Form 10-KSB for the years ended August 31, 2001 and 2002 and the quarterly reports on Form 10-QSB for the quarters ended November 30, 2001, February 28, 2002 and May 31, 2002.

Great Western per Share Data

Prior to August 6, 2001, Great Western’s operations were conducted by a group of limited liability companies and there were no common shares authorized, issued or outstanding. Earnings per share for the year ended December 31, 2001 is presented as if the 18,904,649 common shares issued effective August 6, 2001, for the members’ interest in Great Western’s predecessor companies had been issued and outstanding as of January 1, 2001.

	Year ended	Nine months ended
	December 31,	September 30,
	2001	2002

Book value per share	$0.10	$0.08

Cash dividends per share	$—	$—

Income (loss) per share	$0.01	$(0.03)

1st Realty per Share Data

	Year ended	Nine months ended
	December 31,	September 30,
	2001	2002

Book value per share	$(0.02)	$(0.03)

Cash dividends per share	$—	$—

Income (loss) per share	$(0.02)	$(0.01)

Pro Forma per Share Data

The pro forma per share data below is derived from the pro forma consolidated balance sheets at December 31, 2001 and September 30, 2002, and the pro forma consolidated statements of operations for the year ended December 31, 2001 and the nine months ended September 30, 2002, based on the total number of shares of common stock expected to be outstanding after the issuance of common shares of 1st Realty for the acquisition of the common stock of Great Western.

	Year ended	Nine months ended
	December 31,	September 30,
	2001	2002

Book value per share	$0.09	$0.06

Cash dividends per share	$—	$—

Income (loss) per share	$0.01	$(0.03)

Equivalent Pro Forma per Share Data

The equivalent pro forma per share data for 1st Realty below is derived from the pro forma consolidated balance sheets at December 31, 2001 and September 30, 2002, and the pro forma consolidated statements of operations for the year ended December 31, 2001 and the nine months ended September 30, 2002, based on the total number of shares of common stock expected to be outstanding after the issuance of common shares of 1st Realty for the acquisition of the common stock of Great Western, multiplied by the effective exchange ratio of 8-for-1 (prior to the acquisition, 1st Realty will effect a reverse split of its common stock on the basis of one new share for each eight shares of common stock currently outstanding. One new share of 1st Realty common stock will then be issued for each outstanding share of Great Western common stock).

	Year ended	Nine months ended
	December 31,	September 30,
	2001	2002

Book value per share	$0.01	$0.01

Cash dividends per share	$—	$—

Income (loss) per share	$—	$—

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF GREAT WESTERN

Forward-Looking Statements

The following discussion of Great Western’s financial condition and results of operations includes “forward-looking statements”. Forward-looking statements are often characterized by the use of words such as “may,” “believes,” “plans,” “will,” “anticipates,” “estimates,” “expects,” or “intends” or by discussions of strategy, plans or intentions. All forward-looking statements in this discussion are made based on our current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. You are cautioned not to place undue reliance on any such forward-looking statements. We have no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements. Forward-looking statements involve a number of risks and uncertainties including, but not limited to, general economic conditions, competitive factors and other risk factors. The following discussion of our financial condition and results of operations for the year ended December 31, 2001 should be read in conjunction with our consolidated financial statements, the notes related thereto, and the other financial data included in or with this Information Statement.

Overview

Great Western was formed in 2001 as a result of the contribution of assets to GWLR, LLC, a wholly-owned subsidiary of Great Western, by Amortibanc. In exchange for the contribution of assets, which are comprised of membership interests in special purpose limited liability companies that had been formed to carry out individual real estate development projects, Great Western issued 18,904,649 shares of common stock to Amortibanc. On June 28, 2002, Amortibanc contributed an additional $719,000 of capital to Great Western through the conversion of subordinated debt to preferred stock.

Results of Operations

Merger Agreements.

Great Western entered into a merger agreement with quepasa.com as of August 6, 2001. In October 2001, in order to induce Great Western to amend and extend the original merger agreement, quepasa.com loaned Great Western $500,000. In February 2002, the merger agreement was terminated. The merger agreement provided for a termination fee of $500,000 as liquidated damages under certain circumstances. Great Western believed that it was entitled to this termination fee, which would result in the loan being deemed paid in full, and filed a declaratory judgment action against quepasa.com on that issue. quepasa.com filed a counterclaim, alleging that it was entitled to the termination fee and seeking to foreclose on the loan. This lawsuit was settled in October 2002. Under the terms of the settlement, Great Western retained the termination fee, which resulted in the loan being deemed paid in full, in exchange for a payment by Great Western to quepasa.com of $50,000 and the transfer to quepasa.com of 642,000 shares of quepasa.com common stock with a market value of approximately $39,000. The $500,000 loan from quepasa.com is reflected in notes payable at December 31, 2001 and at September 30, 2002.

On July 23, 2002, Great Western entered into a merger agreement that will result in Great Western merging into 1st Realty. 1st Realty will be the surviving entity and will change its name to Great Western Land and Recreation, Inc. Prior to the closing of the merger, 1st Realty will implement an 8-for-1 reverse stock split. Each share of Great Western’s common stock will then be exchanged for one share of 1st Realty’s common stock. In addition, each share of Great Western’s preferred stock will be exchanged for one share of 1st Realty’s preferred stock, the terms and preferences of which shall be similar to the Great Western preferred stock. For a discussion of the terms and preferences of the Great Western preferred stock, see “Notes to Consolidated Financial Statements — Note L Preferred Stock” in Appendix F.

Immediately following the merger, current 1st Realty stockholders will own approximately 9% of the Company and Amortibanc Investments, L.C., Great Western’s current sole stockholder, will own approximately 91% of 1st Realty (94% assuming the conversion of the Great Western preferred stock into common stock). This agreement is subject to the approval of a majority of 1st Realty’s stockholders. As of November   , 2002, this agreement has been approved by stockholders holding approximately 54% of 1st Realty’s outstanding common stock.

Nine Months Ended September 30, 2002 Compared to Nine Months Ended September 30, 2001.

Land and Lot Sales. Land and lot sales decreased $5.3 million or 67% to $2.6 million in the first nine months of 2002 from $7.9 million in the first nine months of 2001. This decrease was primarily the result of decreases in bulk land sales of $3.3 million, residential lot sales of $214,000 and ranch land sales of $1.8 million. The bulk sales in the first nine months of 2001 consisted of the sale of Great Western’s land at the Morningside Farms development in Texas to another developer. There were no such bulk sales in the first nine months of 2002. The decline in residential lot sales is due to the completion, in May 2001 of one of Great Western’s residential developments in Texas. This project generated $886,000 in revenue in the first nine months of 2001. This was partially offset by an increase of $672,000 at Great Western’s remaining three Texas developments. Warren Ranch, a new residential development in Texas, is expected to begin generating revenue in late 2003. The decrease in ranch land sales is the result of the contraction in consumer spending that has been experienced nationwide during 2002. Great Western has increased advertising in support of the ranch land sales, and has focused its efforts on improving the quality of its sales force. Great Western believes that these efforts, along with an improvement in the economy, will lead to increased ranch land sales.

Great Western’s land and lot sales are affected by numerous factors including mortgage interest rates, demand for new housing starts and the availability of finished lots within a particular area. Generally, the pace of sales and the price per lot increase over the life of a project as developments gain popularity and as contract price escalators become effective.

Cost of Land and Lot Sales. Cost of land and lot sales decreased $3.5 million, or 74%, to $1.2 million in the first nine months of 2002 from $4.7 million in the first nine months of 2001. As a percentage of land and lot sales, the cost of land and lot sales decreased to 45% in the first nine months of 2002 from 59% in the first nine months of 2001, primarily due to improved gross margins on residential lots sales and ranch land sales.

Operating, Selling, General and Administrative Expenses. Operating, selling, general and administrative expenses decreased $120,000, or 6%, to $1.8 million in the first nine months of 2002 from $1.9 million in the first nine months of 2001. The decrease was primarily due to decreases in professional fees of $250,000, homeowners’ association dues of $42,000 and maintenance and repairs of $68,000, partially offset by a $58,000 increase in advertising costs needed to support the ranch land sales and a $127,000 increase in salaries due to higher staffing levels this year. Professional fees in 2001 were unusually high due to activity related to Great Western's proposed merger with quepasa.com.

Interest Expense. Interest expense decreased $119,000 or 17% to $567,000 in the first nine months of 2002 from $686,000 in the first nine months of 2001. The decrease is due to declining interest rates on variable rate loans associated with the residential lot sales business, and to lower average outstanding balances on Great Western’s loans due to the repayment of principal as lots are sold.

Interest Income. Interest income decreased $48,000 to $135,000 in the first nine months of 2002 from $183,000 in the first nine months of 2001 due to lower outstanding balances on notes receivable.

Net Income (Loss). Net income decreased $1.2 million, from $672,000 in the first nine months of 2001 to a loss of $553,000 for the first nine months of 2002. This decrease is primarily due to a $1.8 million decrease in gross profit due to lower sales, partially offset by a decrease in operating and other expenses.

Year Ended December 31, 2001 Compared to Year Ended December 31, 2000.

Land and Lot Sales. Land and lot sales decreased $1.1 million or 12% to $8.7 million in 2001 from $9.8 million in 2000. This decrease was primarily the result of decreases in bulk land sales of $2.3 million partially offset by an increase in ranch land sales of $1.2 million. Bulk land sales totaled $3.3 million in 2001 compared to $5.6 million in 2000. Ranch land sales are increasing as the properties are readied for sale and as selling and promotional activities are expanded. Residential lot sales were virtually unchanged from 2001 to 2000.

Great Western’s land and lot sales are affected by numerous factors including mortgage interest rates, demand for new housing starts and the availability of finished lots within a particular area. Generally, the pace of sales and the price per lot increase over the life of a project as developments gain popularity and as contract price escalators become effective.

Cost of Land and Lot Sales. Cost of land and lot sales decreased $2.7 million, or 34%, to $5.4 million in 2001 from $8.1 million in 2000. As a percentage of land and lot sales, the cost of land and lot sales decreased to 62% in 2001 from 83% in 2000, primarily due to improved gross margins on all types of land sales.

Operating, Selling, General and Administrative Expenses. Operating, selling, general and administrative expenses increased $775,000, or 43%, to $2.6 million in 2001 from $1.8 million in 2000. The increase was driven by increases in staffing, advertising and sales costs needed to support the ranch land sales effort and by costs incurred in connection with the terminated merger agreement with quepasa.com (see “Merger Agreements” above).

Equity in Loss from Unconsolidated Investment. Equity in loss of unconsolidated investment was zero in 2001 compared to $175,000 in 2000. This is a result of Great Western’s sale of its 25.52% ownership in Laguna at Arrowhead Ranch L.L.C. to 1st Realty in December 2000.

Interest Expense. Interest expense increased $46,000 or 6% to $869,000 in 2001 from $823,000 in 2000. The increase is the result of a full year of interest expense on the Willow Springs Ranch property offset by declining interest rates on variable rate loans associated with the residential lot sales business.

Interest Income. Interest income increased $228,000 to $262,000 in 2001 from $34,000 in 2000. This increase was primarily due to the accrual of interest on the installment notes received in connection with the sale of Morningside Farms properties.

Net Income (Loss). Net income increased $1.3 million, to $236,000 in 2001 from a loss of $1.1 million in 2000. This increase is primarily due to a $1.6 million increase in gross profit due to improved gross margins on all types of land sales, a $175,000 decrease in equity in loss from unconsolidated investment, and a $228,000 increase in interest income offset by a $775,000 increase in operating expenses.

Liquidity and Capital Resources

Great Western has financed its operations and growth with cash flow from operations, mortgage financing obtained from financial institutions and funds contributed by its sole stockholder in exchange for notes receivable and equity. It has used these funds to finance operations, to purchase and develop new properties, and to service its debt.

Cash used in operating activities totaled $122,000 in the first nine months of 2002. In 2001, cash provided by operating activities totaled $1.9 million compared to cash used of $354,000 in 2000. Cash used in operating activities in the first nine months of 2002 consisted primarily of the net loss of $553,000, an increase in land held for development and sale of $423,000 and changes in other assets and liabilities of $248,000, partially offset by a net decrease in notes receivable related to land/lot sales of $820,000 and accrued interest expense included in debt of $266,000, The change in other assets and liabilities was due to a $110,000 decrease in other assets, a $74,000 decrease in accounts payable and other accrued liabilities, a $49,000 decrease in real estate taxes payable and a $235,000 decrease in deferred gain. Cash generated by operating activities in 2001 consisted primarily of net income of $236,000, a decrease in land held for development and sale of $2.7 million and non-cash accrued interest expense on subordinated debt of $453,000, offset by a net increase of $657,000 in notes receivable related to land/lot sales, accretion of interest income of $105,000 and changes in other assets and liabilities of $712,000. The change in other assets and liabilities was due to a $350,000 increase in other assets, a $188,000 decrease in accounts payable and other accrued liabilities, a $96,000 decrease in real estate taxes payable and a $78,000 decrease in accounts payable and other accrued liabilities, a $96,000 decrease in real estate taxes payable and a $78,000 decrease in deferred gain. The increase in other assets was primarily due to an increase in a reimbursement receivable from a Municipal Utility District in Texas, an increase in interest receivable and an increase in marketable securities. Cash used in operating activities in 2000 consisted primarily of the net loss of $1.0 million and an increase in notes receivable of $1.8 million that was received as a portion of land/lot sales, partially offset by decreases in other assets and liabilities totaling $1.4 million, a decrease in land held for development and sale of $381,000, undistributed losses of unconsolidated company of $175,000 and the non-cash accrued interest on subordinated debt of $515,000. The change in other assets and liabilities was due to a $725,000 decrease in other assets, a $343,000 increase in accounts payable and other accrued liabilities, a $41,000 increase in real estate taxes payable and a $313,000 increase in deferred gain due to the sale in 2000 of property for which the profit is being recognized on the installment method.

Cash used in investing activities totaled $140,000 in the first nine months of 2002. In 2001, cash provided by investing activities was $505,000 compared to cash used of $60,000 in 2000. Cash flows from investing activities consist of advances made to or received from related entities and purchases of property and equipment. Net cash outflows from investing activities in the first nine months of 2002 consisted of an increase in advances to related parties of $139,000 and $45,000 in purchases of property and equipment, partially offset by a $45,000 investment in the Warren Ranch project by a minority investor. Net cash inflows from investing activities in 2001 consisted of a decrease of $619,000 in advances to related parties, partially offset by $114,000 in purchases of property and equipment. Cash used in investing activities in 2000 consisted of an increase in advances to related parties of $32,000 and $28,000 in purchases of property and equipment. The largest related entity receivable at September 30, 2002 is an $864,077 receivable from 1st Realty of which Great Western owns a 14.3% interest. The primary asset of 1st Realty is a wholly-owned subsidiary that has a 25.52% ownership in Laguna at Arrowhead Apartments, L.L.C. which owns an apartment complex in Phoenix,

Arizona. The receivable results primarily from the sale in 2000 of the wholly-owned subsidiary to 1st Realty for which the resulting gain is deferred. The receivable bears interest at 8% per annum, which will be recognized only upon sale of the project and receipt of distributions in excess of the carrying value of the receivable. 1st Realty’s ownership interest in Laguna at Arrowhead Apartments, L.L.C. was pledged as collateral for a note payable by Great Western to a corporation. Unrecognized accrued interest was approximately $68,000 for 2001 and $55,000 for the nine months ended September 30, 2002. On July 23, 2002, Great Western entered into a merger agreement with 1st Realty (see “Merger Agreements” above).

Cash provided by financing activities totaled $450,000 in the first nine months of 2002. In 2001, cash used in financing activities was $2.4 million compared to cash provided of $607,000 in 2000. Cash flows from financing activities consist primarily of the issuance and repayment of notes payable related to Great Western’s real estate development activities, as well as changes in the subordinated debt due to Great Western’s sole stockholder. Net cash provided in the first nine months of 2002 consisted of borrowings on notes payable of $3.7 million offset by the issuance of payments on notes payable of $2.8 million and a decrease in subordinated debt of $432,000. Net cash used in 2001 consisted of payments on notes payable of $4.0 million, a decrease in subordinated debt of $191,000 and other uses of $14,000, offset by borrowings on notes payable of $1.9 million. Borrowings on notes payable in 2001 includes $500,000 loaned to Great Western by quepasa.com on October 11, 2001 in connection with the merger agreement between Great Western and quepasa.com (see “Merger Agreement” above). This note bears interest at 8%. Great Western may use the proceeds of the loan for working capital, investment in new properties, capital expenditures, purchases of quepasa common stock or payment of merger transaction costs. In February 2002, the merger agreement was terminated. The merger agreement provided for a termination fee of $500,000 as liquidated damages under certain circumstances. Great Western believed that it was entitled to this termination fee, which would result in the loan being deemed paid in full, and filed a declaratory judgment action against quepasa.com on that issue. quepasa.com filed a counterclaim, alleging that it was entitled to the termination fee and seeking to foreclose on the loan. This lawsuit was settled in October 2002. Under the terms of the settlement, Great Western retained the termination fee, which resulted in the loan being deemed paid in full, in exchange for a payment by Great Western to quepasa.com of $50,000 and the transfer to quepasa.com of 642,000 shares of quepasa.com common stock with a market value of approximately $39,000. The $500,000 loan from quepasa.com is reflected in notes payable at December 31, 2001 and at September 30, 2002.

At September 30, 2002, Great Western holds approximately $1.8 million of third party notes receivable from the sale of property. These notes are generally secured by the property sold and bear interest at rates ranging between 9% and 13% per year. Great Western evaluates the collectibility of these notes based on the payment history and the value of the collateral, and charges off any uncollectible balances. As of September 30, 2002, there were no delinquencies on any of Great Western’s notes receivable.

Great Western carries land held for development and sale at cost plus development costs, loan costs, interest and real estate taxes incurred during the period the development is in process. Great Western evaluates the recoverability of the carrying cost by comparing it to the estimated fair value of the land less selling costs. Estimated fair value less selling costs is based upon sales in the normal course of business less estimated development cost to complete and dispose of the property.

As of September 30, 2002, notes payable totaled $4.9 million, subordinated debt totaled $3.4 million and stockholder’s equity was $2.1 million. Principal payments on $4.2 million of Great Western’s notes payable are primarily made as lots are sold, although minimum principal payments are also required on certain loans. Payments on the subordinated debt are made only when cash flow from a land sale, after payment of bank debt, exceeds Great Western’s operating cash requirements. This determination is made by Great Western’s management. On June 28, 2002, Great Western’s sole stockholder converted an additional $719,000 of capital to the Company through the conversion of subordinated debt to preferred stock.

Great Western anticipates that its operations combined with borrowings from banks and other financial institutions will generate sufficient cash to fund its operations and the purchase and development of new properties. Additional funds can be obtained, if needed, through bulk sales of property. Great Western projects that its capital expenditures for property and development will be approximately $3.0 million over the next twelve months, but that only a portion of that amount will need to be funded internally. The remainder will be borrowed from banks and other financial institutions. As part of its business strategy, Great Western continuously reviews acquisition opportunities and proposals. Great Western expects to finance any future acquisitions with additional equity and debt financing, to the extent available on attractive terms.

Quantitative and Qualitative Disclosures About Market Risk

Great Western does not have any derivative financial instruments as of December 31, 2001. Great Western has entered into loan agreements and accepted notes receivable in partial payment of land sales that subject its portfolio to interest rate risk. At December 31, 2001, Great Western held notes receivable in the amount of $2.6 million that Great Western’s management expects to hold until maturity. An increase in interest rates would result in a decline in the market value of these notes but no reserve for this contingency is considered necessary as Great Western intends to hold these notes until maturity. These notes currently bear interest at or near market rates. The schedule below details these exposures at December 31, 2001, summarizes the maturities and provides data on the calculated average interest rate that is applicable to each segment.

	Total	2002	2003	2004	2005	2006	Thereafter

Variable interest rate debt	3,315,360	98,508	78,299	78,299	84,947	2,975,307	—

Average interest rate	7.39%	7.40%	7.41%	7.42%	7.43%	7.43%	—

Fixed interest rate debt	669,944	656,648	6,648	6,648	—	—	—

Average interest rate	8.09%	10.99%	10.99%	10.99%	—	—	—

Subordinated debt(1)	4,451,199	—	—	—	—	—	4,451,199

Average interest rate	9.99%	—	—	—	—	—	9.99%

Fixed interest rate receivables	2,589,878	487,102	308,363	1,684	1,419,911	76,178	296,640

Average interest rate	10.24%	9.75%	9.28%	9.28%	10.26%	10.13%	10.00%

(1)
   Payments on subordinated debt are made only when cash flow from a land sale, after payment of bank debt, exceeds Great Western’s operating cash requirements. This determination is made by Great Western’s management. For purposes of this schedule, it is assumed that repayment of the subordinated debt will not occur until after 2006. However, earlier repayments may be made if sufficient cash flow is available.

Great Western has determined that an increase of 100 basis points in the prime or base interest rate on the variable rate indebtedness that was outstanding at December 31, 2001 would result in an increase of $26,172 in interest expense on an annual basis.

GREAT WESTERN’S BUSINESS

Overview

Great Western is currently wholly-owned by Amortibanc Investments. Amortibanc Investments’ predecessor business was founded in 1928 by H. Ray Garvey and is one of Kansas’ oldest mortgage and investment banking institutions. Through the years, it has served as the financial servicing arm of a number of the Garvey family ventures, including World Homes, Inc. (in the early 1960’s it was the largest home-building company in the world with operations in 23 countries), Builders, Inc. (commercial construction) and extensive Garvey agricultural entities. Amortibanc, Inc., through its affiliates and subsidiaries includes in its portfolio a number of residential and commercial investments in real estate including apartment complexes, commercial shopping centers, and extensive ranching properties. Great Western currently is one of the largest residential land developers in the Houston area with several subdivision projects currently in various stages of development. Today, Great Western acquires, develops, markets, sells and finances residential and recreational property in the southwestern United States, with over 50,000 acres in various stages of development. Great Western’s properties are primarily located in Arizona, Texas and New Mexico and consist of a variety of lifestyle choices including homes for first-time homebuyers, vacant lots for commercial homebuilders and ranch lots for those seeking recreational and investment properties. Subdivided residential lots are marketed principally to builders seeking to build homes in quality residential settings in the low- to mid-price range and ranch properties are marketed to purchasers seeking a long-term investment in up-scale vacant ranch land. In addition, Great Western engages in ranching and agricultural activities on some of its properties until the properties are either developed or sold. These activities include the planting of tree farms, the ownership of a modest cattle herd on one of its ranches and the leasing of another ranch property for cattle grazing. As an additional marketing incentive to its customers for the recreational land, Great Western offers financing on individual purchases of ranch lots. The majority of these loans are then sold to third parties.

Industry Overview

The real estate industry is fragmented and highly competitive. In each of its markets, Great Western competes with numerous builders, developers and others for the acquisition of property and with local, regional and national developers, homebuilders and others with respect to the sale of residential lots. Competition also occurs with regard to obtaining, among other things, desirable financing, raw materials and skilled labor. Great Western believes it can effectively compete in its market areas and has confidence in its ability to locate, develop and sell attractive properties in the markets in which it wishes to operate.

Great Western’s Properties

Following is a description of Great Western’s major properties.

Texas

Wheatstone III – Brookside Court Subdivision. Wheatstone III is a 30 acre gated community in northwest Houston, Texas designed for garden style homes. Phase I consisted of 76 lots that were completed in 1998. All of the nine remaining lots in Phase II are under contract. The development is convenient to shopping, including grocery shopping, and entertainment.

Coventry Subdivision. Coventry consists of approximately 300 lots located in northwest Houston. Two major homebuilders are actively building in this development. Sales of these lots commenced in 1997 and there are currently approximately 103 lots remaining, all of which are under contract. Coventry consists of heavily wooded lots and is surrounded by forest. The development is convenient to shopping, dining and golf. The Houston Open Golf Tournament is held annually in the neighboring Woodlands golf community.

Wheatstone I Subdivision. Wheatstone I consists of approximately 45 acres located near the West Houston Energy corridor. Approximately 71 of the 180 lots have been sold. The lots are being sold for $19,600 per lot with an annual 8% price escalation. The property is convenient to shopping, including grocery shopping, and entertainment. The property is surrounded by an established upscale residential neighborhood adjoining the West Houston YMCA.

Warren Ranch Subdivision. Warren Ranch consists of approximately 480 acres located in northwest Houston. It is in the early stages of planning, and will be a residential and commercial community, developed in multiple phases over the next seven years.

Arizona

Wagon Bow Ranch. Wagon Bow Ranch is a commercial cattle ranch located in Mohave County in the Aquarius Mountains in northwest Arizona, consisting of approximately 48,000 acres, 34,000 of which are deeded land and 14,000 are state-leased land. The ranch is accessible by highway and country road that are maintained year round. The property is made of diverse topography, ranging from mountainous slopes in the west to sloping mesas and flats in the majority of the Ranch. The Ranch supports over 600 animal units year long with ample water in running streams and springs that run year round. There is abundant wildlife including mule deer, antelope, bear, mountain lion and javelina. By car the Ranch is approximately two and a half-hours from Las Vegas, three hours from Phoenix, and four hours from Los Angeles. The property has a main residence, foreman’s house, guesthouse, bunkhouse, owner’s house, outbuildings and corrals. Great Western has sold approximately 19,000 acres and is marketing for sale the balance in 40 and 160 acre ranch parcels.

Glendale Springs Condominiums. Glendale Springs Condominiums is a planned 80 unit condominium project located in Glendale, Arizona. Great Western expects that the aggregate sales price for the Glendale Springs Condominiums will be approximately $8,000,000, with sales to occur over the next two years. Construction on this project is expected to begin in November 2002.

Wright Place Condominiums. Wright Place Condominiums is a planned 14 unit condominium project designed as an infill project in Phoenix, Arizona. Great Western has obtained the zoning permits and entitlements for the project and expects to begin construction in the Spring of 2003. Great Western expects that the aggregate sales price for the Wright Place Condominiums will be approximately $1,400,000, with sales to occur over the next two years. Great Western is at the early stages of negotiating a construction contract on this project.

New Mexico

Willow Springs Ranch. Willow Springs Ranch is a commercial cattle ranch located on the west side of Interstate 25, approximately 25 miles south of Socorro. The ranch consists of the northwest portion of the Pedro Armendaris Land Grant No. 34 deeded by the King of Spain in 1819. The remainder of the grant is owned by Ted Turner. The property is approximately 50,000 acres of deeded land with elevations ranging from 4,700 feet in the south to 6,400 feet in the north. The Ranch supports over 600 animal units year long with annual rainfall from 12 to 14 inches in the higher elevations to eight inches in the lower elevations. Large herds of pronghorn antelope and trophy mule deer, as well as a large quail population, reside on the land. The property has approximately 118 miles of pipeline, 68 drinking troughs, storage tanks, seven dirt tanks, pipe corrals and loading chute, main shipping pens with scales, 88 miles of fencing and six holding traps. Great Western has sold approximately 9,000 acres since June 2000 in parcels of 160 acres or more. Great Western has obtained approvals for smaller lots for a portion of the ranch that it is marketing currently. Great Western anticipates that the remainder of this property will be sold in parcels ranging from 15 to 160 acres at prices ranging from $295 per acre to over $1,000 per acre.

Regulation

The real estate industry is subject to extensive complex regulation. Great Western must comply with various federal, state and local environmental, zoning and other statutes and regulations regarding the purchase, subdivision and sale of real estate and various aspects of our financing operations. In addition, Great Western’s customer financing activities are subject to extensive regulation, which may include regulation under the Truth-in-Lending Act and Regulation Z, the Fair Housing Act, the Fair Debt Collection Practices Act, the Equal Credit Opportunity Act and Regulation B, the Electronic Funds Transfer Act and Regulation E, the Home Mortgage Disclosure Act and Regulation C, Unfair or Deceptive Acts or Practices and Regulation AA and the Right to Financial Privacy Act.

Great Western believes that it is in compliance in all material respects with applicable regulations. However, these regulations are subject to change and Great Western cannot assess the cost of complying with all of the applicable laws and regulations. Great Western’s failure to comply with applicable laws or regulations could subject it to large fines or other costly activities to come into compliance.

Land owners are subject to liability for the costs of removal and remediation of certain hazardous or toxic substances on their property, as well as for the related costs of investigation and property damage under various federal, state and local laws, ordinances and regulations. These laws often impose liability without regard to whether the owner knew or was responsible for the presence of the hazardous or toxic substances. If there are hazardous or toxic substances on its properties that Great Western is not aware of and Great Western is unable to remediate the property, or the cost of remediation is too high, Great Western may not be able to sell or lease our property or to borrow against and use the property as collateral. In addition to remediation of land, other federal and state laws require the removal or encapsulation of asbestos-containing material when the material is in poor condition or in the event of construction, demolition, remodeling or renovation. Other statutes may require the removal of underground storage tanks. If Great Western fails to comply with these and other environmental, health or safety requirements it maybe required to cease or change its operations at a property.

Competition

The real estate industry is fragmented and highly competitive. Great Western competes against numerous builders, developers and others in the real estate business in each of its markets. Great Western competes mainly with builders and developers for the acquisition of property and with local, regional and national developers and homebuilders in the sale of residential lots such as Arizona Land and Ranches, Inc. and First United Realty, Inc. in Arizona and Hometown Concepts, Inc. and Arete Development Company in Texas. In general, there is less competition in the smaller, more rural markets where Great Western operates. Great Western believes that it is competitive in its markets based on its strong reputation and the price, location and quality of its products, as well as on the basis of its experience in land acquisition, development, marketing and sale.

In Great Western’s customer financing activities, it competes with banks, mortgage companies, other financial institutions and government agencies offering financing of real estate. However, Great Western offers customer financing as a marketing incentive to facilitate its recreational land sales and, therefore, does not view its activities as being in competition with other lenders.

Great Western’s Notes Receivable

At December 31, 2001, Great Western holds approximately $2.6 million of third party notes receivable from the sale of property. These notes are generally secured by the property sold and bear interest at rates ranging between 9% and 13% per year. See “Great Western Land and Recreation—Notes to Consolidated Financial Statements—Note B — Notes Receivable.”

Great Western’s Debt

Notes Payable. At December 31, 2001, notes payable total $4.0 million, consisting of the following: $2.6 million of senior indebtedness to institutions bearing interest at variable rates from 1% to 4% over either the prime rate or a similar base rate such as the annualized average weekly yield of U.S. Treasury securities, maturing on various dates through June 2005; $900,000 of seller-financed senior indebtedness bearing interest at fixed rates varying between 8% and 9.5%, maturing on various dates in 2002, and; a $500,000 loan Great Western received on October 11, 2001 in connection with an amendment to its merger agreement with quepasa.com. The loan bears interest at 8% and is secured by a pledge of the membership interest of one of Great Western’s affiliates in Laguna Investments, L.L.C. Laguna Investments owns a 25% interest in an apartment project in Glendale, Arizona. Interest on the loan is payable quarterly and the first quarter’s interest payment was prepaid on October 11, 2001. The loan matures on the earlier of April 11, 2002 or the date the merger agreement is terminated. In February 2002, the merger agreement was terminated. The merger agreement provided for a termination fee of $500,000 as liquidated damages under certain circumstances. Great Western believed that it was entitled to this termination fee, which would result in the loan being deemed paid in full, and filed a declaratory judgment action against quepasa.com on that issue. quepasa.com filed a counterclaim, alleging that it was entitled to the termination fee and seeking to foreclose on the loan. This lawsuit was settled in October 2002. Under the terms of the settlement, Great Western retained the termination fee, which resulted in the loan being deemed paid in full, in exchange for a payment by Great Western to quepasa.com of $50,000 and the transfer to quepasa.com of 642,000 shares of quepasa.com common stock with a market value of approximately $39,000. The $500,000 loan from quepasa.com is reflected in notes payable at December 31, 2001 and at September 30, 2002.

Subordinated Debt. At December 31, 2001, subordinated debt totals $4.5 million, payable to Amortibanc Investment, L.C., bearing interest at rates between 8% and 10%. Payments on the debt are made only when cash flow from a land sale, after payment of bank debt, exceeds Great Western’s operating cash requirements. This determination is made by Great Western’s management. This indebtedness is subordinated to all of Great Western’s institutional indebtedness. The institutional and seller financed indebtedness is secured by Deeds of Trust on the properties associated with the borrowing and a portion of the subordinated debt is secured by notes receivable from the sale of other properties. On June 28, 2002, $719,000 of this subordinated debt was converted to preferred stock.

Management

Current Executive Officers and Directors of Great Western

The following table sets forth information regarding our current executive officers and Directors:

			Officer or
			Director
Name	Age	Office	Since

Jay N. Torok	62	President, Chairman, Chief Executive Officer, Secretary, Treasurer and Director	1994

William Szilagyi	56	Senior Vice President	1995

Ron O’Connor	44	Vice President of Finance and Chief Financial Officer	2002

Jay N. Torok (see earlier biography in Proposal 1 – Election of Post-Merger Directors)

William Szilagyi (see earlier biography in Proposal 1 – Election of Post-Merger Directors)

Ron O’Connor has served as the Vice President of Finance and Chief Financial Officer of Great Western since February 2002. Prior to joining Great Western, Mr. O’Connor served as Director of Worldwide Consolidations and SEC Reporting of ON Semiconductor, a publicly traded semiconductor component manufacturer, since 2000. Prior to joining ON Semiconductor, Mr. O’Connor served as Assistant Corporate Controller for MicroAge, Inc. a publicly traded wholesale distributor of microcomputer products traded on the NASDAQ Exchange, since 1997. Prior to joining MicroAge, Mr. O’Connor served as Chief Financial Officer for Sunrise Educational Services, a chain of childcare centers. Mr. O’Connor is a C.P.A, and received his bachelors degree in accounting from the University of Northern Iowa in 1981.

Employees

As of September 30, 2002, Great Western has 14 employees, seven of whom are involved in marketing activities and seven of whom serve in management and administration roles. In addition, Great Western uses contract labor on an as-needed basis for ranch maintenance.

Executive Compensation

The following table provides certain summary information concerning the compensation earned by Great Western’s Chief Executive Officer. None of Great Western’s other employees earned more than $100,000 in 2001, 2000 or 1999. The long term compensation columns have been omitted from this table because the balances were zero.

		Annual Compensation

Name and Principal				Other Annual
Positions	Year	Salary	Bonus	Compensation

Jay N. Torok,	2001	$130,680	—	$2,995 (1)

President, Chairman, Chief	2000	$74,400	$6,800	—

Executive Officer, Secretary,	1999	$71,940	$3,720	—

Treasurer and Director

(1)	Includes 401(k) Company match.

Stock Options and Stock Appreciation Rights

Great Western did not grant any stock options or stock appreciation rights during the fiscal year ended December 31, 2001.

Aggregated Options/SAR Exercises

Mr. Torok did not exercise options to purchase Great Western common stock during the fiscal year ended December 31, 2001.

Employment Contracts

Great Western has entered into a five year employment agreement with Mr. Torok, effective September 1, 2001, that provides for an annual salary of $125,000, adjustable annually at the discretion of Great Western’s Board of Directors, with a minimum annual increase of 4%. Mr. Torok’s agreement also provides for payments to Mr. Torok in the event that his employment is terminated for any reason within its five year term, including payment of the remaining annual salary at a rate of 50% of the rate provided for under the employment agreement, payable for a period double the remaining term under the employment agreement. Under the terms of Mr. Torok’s employment agreement, the agreement shall be automatically extended for one year at the end of each year during the term of the agreement, expiring when Mr. Torok reaches the age of 70. Upon reaching the age of 70, should either party wish to terminate the agreement, Mr. Torok shall be entitled to receive payment of 50% of his last annual salary, each year for five years, provided that Mr. Torok agrees and has made himself available to provide at least 90 days of consulting services to Great Western in each of the five years.

Great Western has entered into an employment agreement with William Szilagyi effective October 1, 2001 that provides for a five year term with an annual salary of $90,000. Mr. Szilagyi’s annual salary shall be subject to a cost of living adjustment at the end of each year under the agreement with a minimum adjustment of 4% per year. At the end of the first four years of Mr. Szilagyi’s employment agreement, Great Western’s Board of Directors shall have the right to extend the term of the agreement for an additional three years. At the end of the extended period the agreement may only be extended if both Great Western and Mr. Szilagyi agree to the extension. If Mr. Szilagyi is terminated prior to the expiration of his employment agreement for any reason other than cause, he shall be entitled to receive payments equal to 50% of his last annual salary, yearly, for a period of twice the remaining term of his employment agreement.

Certain Relationships and Related Transactions

In connection with the incorporation and capitalization of Great Western, Amortibanc Investments and its wholly-owned subsidiary, Amortibanc Management, contributed assets and liabilities to Great Western in exchange for 18,904,649 shares of Great Western common stock. Amortibanc Investments has partially financed Great Western’s operations with periodic advances of funds in the form of subordinated debt. The advances are subordinated to Great Western’s institutional financing, bear interest at varying rates ranging from 8% to 10% and mature on various dates. In general, interest is accrued and added to the subordinated debt balance, while payments are made only when cash flow, after payment of bank debt, exceeds Great Western’s operating cash requirements. This determination is made by Great Western’s Management. At December 31, 2001, the total subordinated debt from Amortibanc Investments to Great Western was approximately $4.5 million, of which approximately $1.5 million was collateralized with a note receivable on the proceeds of the sale of land. On June 28, 2002, Amortibane Investments converted $719,000 of subordinated debt to preferred stock of Great Western.

Great Western has made advances to 1st Realty. These advances are payable on demand. A portion of these advances bear interest at 8%. At December 31, 2001, Great Western had advanced $1,051,688 to 1st Realty. 1st Realty is the guarantor of Great Western’s $500,000 loan from quepasa.com. This loan was deemed paid in full in October 2002. Great Western has also made advances to Management Pool, LLC, an entity who’s members are part of Great Western’s management. At December 31, 2001, Great Western had advanced $25,293 to Management Pool, LLC. These advances are due on demand and are not collateralized. At December 31, 2001, Great Western also had a $328,628 payable to Arizona Legacy Ranches, LLC, a related entity, in connection with the purchase of certain real estate options from Arizona Legacy Ranches by Great Western in 1999. The liability, including accrued interest at 8% was settled subsequent to December 31, 2001 with the transfer of 480 acres of Wagon Bow ranch property valued at $127,440 and issuance of a new note in the amount of $94,562 to Lafayette Financial Services, LLC, a member of Arizona Legacy Ranches, LLC. Mr. Torok is a member of Lafayette Financial Services, LLC.

In 2001, Great Western entered into an employment agreement with Mr. Torok. At that time, Mr. Torok was the sole Director of Great Western.

Great Western owns 2,500,000 shares of 1st Realty common stock, representing approximately 14.3% of 1st Realty’s outstanding common stock. One million of these shares were issued to Great Western prior to 2000, in satisfaction of a $10,000 loan that had been made by Great Western to 1st Realty. In September 2000, 1st Realty purchased from Great Western a $20,000 note receivable issued by an unrelated company in connection with a sale of real estate, in exchange for 500,000 shares of 1st Realty common stock. In December 2000, 1st Realty purchased ownership interests in nine entities from Great Western in exchange for a $951,629 note payable and 1,000,000 shares of its common stock.

Mr. Torok is also the Chairman of the Board of 1st Realty. Mr. Szilagyi is also the President and a Board member of 1st Realty.

PROPOSAL FIVE
Change of our Company’s Name

Our Board has determined that it is in the Company’s best interest to change its name to Great Western Land and Recreation, Inc. after we complete the Merger. Therefore, the Board has recommended and the holders of a majority of our outstanding common stock have voted to amend our Articles of Incorporation to change our name to Great Western Land and Recreation, Inc. immediately after the Merger has become effective.

PROPOSAL SIX
Increase in our Authorized Share Capital

Under Nevada law our reverse stock split caused our authorized share capital to be reduced from 25,000,000 shares of common stock to 3,125,000 shares of common stock. Our Board has recommended and the holders of a majority of our outstanding common stock have voted to amend our Articles of Incorporation to increase the number of shares of authorized common stock to 30,000,000.

Upon implementing a reverse stock split of our common stock, as an operation of law our authorized common stock will be reduced by the same proportion as our outstanding common stock. Therefore, in order to maintain our authorized share capital at the same level it is prior to the reverse stock split, we are required to increase our authorized share capital back to its pre-split level.

Our pre-split number of authorized shares of common stock was 25,000,000. We have decided to increase our post-split number of authorized shares of common stock to 30,000,000. This increase in the number of authorized shares of common stock will provide us with the flexibility necessary to enable us to (a) raise additional capital through the issuance of common stock, options, warrants, convertible debt, convertible preferred stock, or other securities exercisable or convertible into shares of our common stock; (b) acquire additional assets or businesses by using shares of our common stock for a portion or all of the consideration paid to the sellers; (c) repay indebtedness by issuing shares of common stock in lieu of cash; (d) attract and retain Directors, officers, and key employees and motivate such persons to exert their best efforts on our behalf by issuing options to acquire shares of our common stock; or (e) effect stock splits in the form of a stock dividend or otherwise to make stock dividends to existing stockholders.

Our Board of Directors may issue all of our authorized, but unissued, common stock for any corporate purpose. Our Board of Directors may issue these shares at such times and for such corporate purposes as it may deem advisable, without further action by our stockholders, except as may be required by applicable law or by the rules of any stock exchange or national securities association trading system on which our common stock may become listed or traded.

Upon issuance, these shares will have the same rights as our outstanding shares of common stock. Holders of our common stock have no preemptive rights. Other than as set forth herein, we have no arrangements, agreements, understandings, or plans at the present time for the issuance or use of our unissued shares of common stock proposed to be authorized. Our Board of Directors does not intend to issue any common stock except on terms that the Directors deem to be in the best interests of 1st Realty and our then-existing stockholders.

PROPOSAL SEVEN
Delegation of Authority to our President to effect a Reverse Stock Split

Our Board has recommended and the holders of a majority of our outstanding common stock have voted to authorize the President to effect a reverse stock split of one share for up to each five shares of common stock outstanding at any time prior to or during the 24 month period following the closing of the Merger but in any event no later than January 31, 2005. The purpose of the proposed reverse stock split is to attempt to increase the market price of our common stock following the Merger in order to meet the minimum requirements for listing our common stock on a national securities exchange. We have no current specific plans to reverse split our common stock after the Merger, and are under no obligation to do so.

PROPOSAL EIGHT
Increase in our Authorized Share Capital

Should our President effect a reverse stock split of one share for up to each five shares of common stock, under Nevada law our authorized share capital will be reduced proportionately. In that event, the Board has recommended and the holders of a majority of our outstanding common stock have voted to authorize our president to amend the Articles of Incorporation to once again set the number of shares of authorized common stock to 30,000,000.

PROPOSAL NINE
Adoption of an Employee Stock Option Plan

Our Board of Directors and stockholders have approved the adoption of an employee stock option plan identical in all material respects to the Great Western Stock Option Plan, to be effective immediately after the effectiveness of the Merger (the “1st Realty Plan”). The 1st Realty Plan is intended to promote the interests of the Company by providing key employees, including officers and Directors, consultants and other independent contractors who provide valuable services to 1st Realty with the opportunity to acquire, or otherwise increase, their proprietary interest in 1st Realty as an incentive to remain in service to the Company. Under the 1st Realty Plan, 3,500,000 shares of our common stock will be reserved for issuance upon the exercise of granted options. A copy of the Great Western Stock Option Plan is attached as Appendix C.

Stock Option Plan General

The 1st Realty Plan is intended to promote the interests of the Company by providing for employees, officers, Directors and consultants to acquire a proprietary interest in the Company. The purpose of the plan is to enhance the our stockholder value and financial performance by attracting, retaining and motivating our officers, Directors, employees and consultants and to encourage stock ownership by such individuals by providing them with a means to acquire a proprietary interest in our success through stock ownership. All employees are eligible to participate in this plan and participants shall be selected by a committee, consisting of not less than three members of our Board of Directors.

Eligibility and Administration

All employees will be eligible to participate in this plan and receive Incentive Stock Options and/or Nonstatutory Options. All consultants and nonemployee Directors will be eligible to participate in this plan and receive Nonstatutory Options. Participants in the plan shall be selected by the committee from among those employees, consultants and nonemployee Directors who, in the opinion of the committee, are in a position to contribute materially to our continued growth and development and to our long-term financial success.

The plan shall be administered by a committee which shall consist of not less than three members of our Board of Directors and, to the extent required to comply with Section 16(b) of the Act and/or Section 162(m) of the Code, who are “disinterested persons,” as such term is defined in the rules and regulations issued under Section 16(b) and/or Section 162(m). The Board may from time to time remove members from or add members to the committee. Further, the Board may terminate the committee at any time. Vacancies on the committee, however caused, shall be filled by the Board.

The committee shall have complete discretion in determining the number of options granted to each optionee. In making such determinations, the committee may take into account the nature of services rendered by such participants, their present and potential contributions to the Company, and such other factors as the committee in its discretion shall deem relevant. The committee also shall determine whether an option is to be an Incentive Stock Option or a Nonstatutory Option.

Grant and Exercise of Options

The exercise price for an option shall be determined by the committee on the date of grant, provided that, in the case of an Incentive Stock Option, the exercise price may not be less than fair market value on the date of grant, and provided further that, if the recipient of such option owns more than ten percent (10%) of the total combined voting power of all classes of our stock, the exercise price may not be less than one hundred ten percent (110%) of the fair market value on the date of grant.

Each option shall expire at such time as determined by the committee, provided, however, that no option shall be exercisable later than ten (10) years from the date of grant, provided that, if the recipient of an Incentive Stock Option owns more than ten percent (10%) of the total combined voting power of all classes of our stock, the Incentive Stock Option shall lapse five (5) years after the date of grant unless an earlier time is provided in the option agreement.

An optionee wishing to exercise an option shall deliver written notice and full payment of the exercise price to the Company, in the form and manner prescribed by the committee. Until the certificates for the stock represented by an exercised option are issued to an optionee, such optionee shall have none of the rights of a holder of stock. No stock shall be delivered upon any exercise of an option until the requirements of all applicable laws, rules and regulations have, in the opinion of the Company’s counsel, been satisfied. Under normal circumstances, certificates for stock to be delivered upon exercise of an option shall be delivered within thirty (30) days following exercise of an option.

Duration and Modification

The plan is effective immediately after the effectiveness of the Merger. The plan shall be in effect until August 31, 2011, unless extended by our stockholders. Any options outstanding at the end of said period shall remain in effect in accordance with their terms. The plan shall terminate before the end of said period if all stock subject to the plan has been purchased pursuant to the exercise of options granted under the plan.

Our Board of Directors may at any time terminate, and from time to time amend or modify the plan; provided, however, that no amendment that requires stockholder approval in order for the plan to continue to comply with Section 162(m) of the Code or any applicable listing requirement shall be effective unless same shall be approved by the requisite vote of our stockholders.

Federal Income Tax Consequences For Stock Options

Certain options granted under the 1st Realty Plan will be intended to qualify as incentive stock options under Code Section 422. Accordingly, there will be no taxable income to an employee when an incentive stock option is granted to him or her when that option is exercised. The amount by which the fair market value of the shares at the time of exercise exceeds the option price generally will be treated as an item of preference in computing the alternate minimum taxable income of the optionholder. If an optionholder exercises an incentive stock option and does not dispose of the shares within either two years after the date of the grant of the option or one year after the date the shares were transferred to the optionholder, any gain realized upon disposition will be taxable to the optionholder as a capital gain. If the optionholder does not satisfy the applicable holding periods, however, the difference between the option price and the fair market value of the shares on the date of exercise of the option will be taxed as ordinary income, and the balance of the gain, if any, will be taxed as capital gain. If the shares are disposed of before the expiration of the one-year or two-year periods and the amount realized is less than the fair market value of the shares at the date of exercise, the employee’s ordinary income is limited to the amount realized less the option exercise price paid. The Company will be entitled to a tax deduction only to the extent the optionholder has ordinary income upon the sale or other disposition of the shares received when the option was exercised. Certain other options issued under the 1st Realty Plan, including options issued automatically to the non-employee members of the Board of Directors, will be nonqualified options. The income tax consequences of nonqualified options will be governed by Code Section 83. Under Code Section 83, the excess of the fair market value of the shares of the common stock acquired pursuant to the exercise of any option over the amount paid for such stock (hereinafter referred to as “Excess Value”) must be included in the gross income of the optionholder in the first taxable year in which the Common Stock acquired by the optionholder is not subject to a substantial risk of forfeiture. In calculating Excess Value, fair market value will be determined on the date that the substantial risk of forfeiture expires, unless a Section 83(b) election is made to include the Excess Value in income immediately after the acquisition, in which case fair market value will be determined on the date of the acquisition. Generally, the Company will be entitled to a federal income tax deduction in the same taxable year that the optionholder recognizes income. The Company will be required to withhold income tax with respect to income reportable pursuant to Code Section 83 by an optionholder. The basis of the shares acquired by an optionholder will be equal to the option price of those shares plus any income recognized pursuant to Code Section 83. Subsequent sales of the acquired shares will produce capital gain or loss. Such capital gain or loss will be long term if the stock has been held for one year from the date of the substantial risk of forfeiture lapsed, or, if a Section 83(b) election is made, one year from the date the shares were acquired.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Stockholder proposals that are intended to be presented by our stockholders at our annual meeting of stockholders to be held during calendar 2003 must be received by us no later than      insert date 120 days prior to date of this information statement, 2003, in order to be included in the proxy statement and form of proxy relating to our 2003 annual meeting. Pursuant to Rule 14a-4 under the Exchange

Act, we intend to retain discretionary authority to vote proxies with respect to stockholder proposals for which the proponent does not seek to have us include the proposed matter in the proxy statement for the annual meeting to be held during calendar 2003, except in circumstances where (a) we receive notice of the proposed matter no later than                      insert date 45 days prior to date of mailing of this information statement,2003                    , and (b) the proponent complies with the other requirements set forth in Rule 14a-4.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this Information Statement to be signed on its behalf by its undersigned authorized officer.

1st Realty Investments, Inc.

Dated: November    , 2002

/s/ William Szilagyi

William Szilagyi
President

APPENDICES

APPENDIX A

FIRST AMENDED AND RESTATED
AGREEMENT AND PLAN OF MERGER

         This First Amended and Restated Agreement and Plan of Merger is entered into as of                           , between 1st Realty Investments, Inc., a Nevada corporation (herein “Surviving Entity”) and Great Western Land and Recreation, Inc., a Delaware corporation (herein “Merging Entity”) with respect to the following terms, and conditions.

         Effective as of July 23, 2002, the parties hereto entered into an Agreement and Plan of Merger. Upon the approval of this First Amended and Restated Agreement and Plan of Merger, the terms of this document will supersede in all respects, the Agreement and Plan of Merger.

1)	Merging Entity shall be merged with and into Surviving Entity (the “Merger”).

2)	The effective time of the Merger (the “Effective Time”) shall be the close of business on the day Articles of Merger and a Certificate of Merger, both evidencing the Merger, are filed with Nevada’s Secretary of State and Delaware’s Secretary of State, respectively.

3)	Without any other transfer or documentation, at the Effective Time of the Merger:

(i) the separate existence of the Merging Entity shall cease and the Merging Entity shall be merged with and into the Surviving Entity;

(ii) the Surviving Entity shall succeed to all of Merging Entity’s rights and property;

(iii) the Surviving Entity shall be subject to all Merging Entity’s liabilities and obligations;

(iv) the articles of incorporation and bylaws of the Surviving Entity in effect immediately prior to the Effective Time shall be the articles of incorporation and bylaws of Surviving Entity except as set forth in Section 8, and except that Surviving Entity’s Articles of Incorporation will be amended as follows:

Article First is amended in its entirety to read as follows: “FIRST: The name of the Corporation is Great Western Land and Recreation, Inc.”

The first paragraph of Article Fourth is amended in its entirety to read as follows:

“FOURTH: The total number of shares of all classes of stock which the Company has authority to issue is 30,000,000 shares of Common Stock, par value $.001 per share (the “Common Stock”), and 10,000,000 shares of Series Preferred Stock, par value $.001 per share (the “Preferred Stock”).”

No change is intended to any other provisions of Article Fourth, including the grant of authority to the board of directors to determine the rights and preferences of any class or series of the Surviving Entity’s preferred stock.

(v) each share of common stock in the Merging Entity outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $.001 per share, in Surviving Entity;

(vi) each share of Series A Preferred Stock in the Merging Entity outstanding immediately prior to the Effective Time shall be converted into one share of Series A Preferred Stock, par value $.001 per share in Surviving Entity.

(vii) each outstanding option to purchase a share of Merging Entity’s common stock pursuant to the Great Western Land and Recreation Stock Option Plan presently in effect and maintained by Merging Entity (“Merging Entity Stock Option”) shall be converted into an option to purchase one share of the common stock of Surviving Entity at an exercise price per share of Surviving Entity’s common stock equal to the per share exercise price of the Merging Entity Stock Option as in effect immediately prior to the Effective Time.

4)	Merging Entity shall from time to time, as and when requested by Surviving Entity, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out the Merger.

5)	The directors and officers of Surviving Entity shall remain as Directors and Officers for the full unexpired portion of their terms, unless removed pursuant to law, or their earlier death or resignation.

6)	To the extent necessary, if requested by Surviving Entity, Merging Entity shall use reasonable efforts to obtain the written consent to the transactions contemplated by Section 3(vii) from each holder of a Merging Entity Stock Option.

7)	The effects of the Merger are as prescribed by Nevada law.

8)	Merging Entity’s obligation to complete the transactions contemplated herein is subject to fulfillment on or before the Effective Time of each of the following conditions, unless waived in writing by Merging Entity:

a.	Surviving Entity’s authorized and issued common stock having undergone an 8:1 reverse stock split whereby, thereafter, the number of authorized common shares shall be 3,125,000, $0.001 par value, and the number of common shares of issued shall be concurrently reduced by a factor of 8 (subject to adjustment for fractional shares, whereby fractional shares will not be issued; instead any fractions will be rounded up to the next whole share);

b.	An amendment to the articles of incorporation of Surviving Entity shall have become effective, increasing the number of authorized shares of common stock from 3,125,000 to 30,000,000.

c.	An amendment to the articles of incorporation of Surviving Entity shall have become effective setting the rights and preferences of the Series A Preferred Stock in the Surviving Entity substantially in the form attached as Schedule 1.

d.	The representations and warranties of Surviving Entity set forth herein will be true and correct at the Effective Time as though made at and as of that date, except as affected by transactions contemplated hereby.

e.	Surviving Entity shall have amended its bylaws to make administrative corrections and to exempt Surviving Entity, to the maximum extent allowed by law, from the provisions of the Nevada Control Shares Act, Nevada Revised Statutes Sections 78.378 – 78.3793.

f.	Surviving Entity will have performed all covenants required by this Agreement to be performed by it on or before the Effective Time.

g.	This Agreement will have been approved by the board of directors and the stockholders of Surviving Entity.

h.	Surviving Entity will have delivered to the Merging Entity the documents set forth below in form and substance reasonably satisfactory to counsel for the Merging Entity:

(i)	A certificate of an officer of Surviving Entity, certifying that Surviving Entity is a corporation duly organized, validly existing, and in good standing;

(ii)	A certificate of an officer of Surviving Entity, certifying that Surviving Entity’s authorized and issued capital stock is as set forth herein;

(iii)	Copies of the resolutions of the board of directors of Surviving Entity authorizing the execution of this Agreement and the consummation hereof, certified by an officer of Surviving Entity; and

(iv)	Any further document as may be reasonably requested by counsel to the Merging Entity in order to substantiate any of the facts underlying the representations or warranties of Surviving Entity set forth herein.

i.	There will have occurred no material adverse change in the business, operations or prospects of Surviving Entity.

j.	Jay N. Torok will be the Chairman, President, CEO, Secretary and Treasurer of Surviving Entity and William D. Szilagyi will be the Senior Vice President of Surviving Entity. Ron O’Connor will be the Vice-President and CFO of Surviving Entity.

k.	The board of directors of Surviving Entity will consist of Jay N. Torok, Chairman, William D. Szilagyi, Roger Clark and Daniel Tracy.

l.	Immediately upon the Merger becoming effective, the name of Surviving Entity will be Great Western Land and Recreation, Inc., pursuant to an amendment of Surviving Entity’s articles of incorporation, whether filed separately or as a part of the Articles of Merger effecting the Merger contemplated hereby.

9)	Surviving Entity’s obligation to complete the transactions contemplated herein will be subject to fulfillment on or before the Effective Time of each of the following conditions, unless waived in writing by Surviving Entity, as appropriate:

a.	The representations and warranties of Merging Entity set forth herein will be true and correct at the Effective Time as though made at and as of that date, except as affected by transactions contemplated hereby.

b.	Merging Entity will have performed all covenants required by this Agreement to be performed by them on or before the Effective Time.

c.	An amendment to the articles of incorporation of Merging Entity shall have become effective setting the rights and preferences of the Series A Preferred Stock in the Surviving Entity substantially in the form attached as Schedule 1.

d.	This Agreement will have been approved by the board of directors and the stockholders of Merging Entity.

e.	Merging Entity will have delivered to Surviving Entity the documents set forth below in form and substance reasonably satisfactory to counsel for Surviving Entity:

(i)	A certificate of an officer of Merging Entity, certifying that Merging Entity is a corporation duly organized, validly existing, and in good standing;

(ii)	Resolutions of the board of directors of Merging Entity authorizing the execution of this Agreement and the consummation hereof, certified by an officer of Merging Entity; and

(iii)	Any further document as may be reasonably requested by counsel to Surviving Entity in order to substantiate the facts underlying any of the representations or warranties of the Merging Entity set forth herein.

f.	There will have occurred no material adverse change in the business, operations or prospects of Merging Entity.

10)	Representations and Warranties of Surviving Entity.

Surviving Entity represents, warrants and covenants as follows:

a.	Surviving Entity is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

b.	As of the date of this Agreement, the authorized capital stock of Surviving Entity consists of (i) 25,000,000 shares of common stock, $0.001 par value per share, of which 17,518,525 are issued and outstanding and (ii) 10,000,000 shares of preferred stock, $.0.001 par value, of which no shares are issued and outstanding. To the knowledge of Surviving Entity, all issued and outstanding shares of Surviving Entity’s common and preferred stock are fully paid and non-assessable.

c.	Surviving Entity has the wholly owned subsidiaries listed in Exhibit A.

d.	Execution of this Agreement and performance by Surviving Entity hereunder has been or will be duly authorized by all requisite corporate action on the part of Surviving Entity, and this Agreement constitutes a valid and binding obligation of Surviving Entity, and Surviving Entity’s performance hereunder will not violate any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, or, to Surviving Entity’s knowledge any law or regulation, to which any property of Surviving Entity is subject or by which Surviving Entity is bound.

e.	Surviving Entity has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, and will deliver at the Effective Time, a certified copy of resolutions of its board of directors authorizing execution of this Agreement by its officers and performance hereunder.

f.	Except as previously disclosed in writing to Merging Entity, there is no litigation or proceeding pending, or to Surviving Entity’s knowledge threatened, against or relating to Surviving Entity, its properties or businesses.

g.	Surviving Entity is not a party to any material contract other than those listed in Surviving Entity’s Form 10-KSB annual report for the year ended August 31, 2002, as will be filed with the Securities Exchange Commission.

h.	Surviving Entity has no material assets and no liabilities, except those included in Surviving Entity’s Form 10-KSB annual report for the year ended August 31, 2002, as will be filed with the Securities Exchange Commission and any liabilities incurred in the ordinary course of business from August 31, 2002 to the Effective Time.

i.	As of the date hereof, Jay N. Torok serves as Chairman, Secretary and Treasurer, and William D. Szilagyi serves as President, of Surviving Entity. None of these officers are currently receiving any compensation from Surviving Entity for such service.

j.	As of the date hereof, no current officer, director, affiliate or person is known to Surviving Entity to be the record or beneficial owner of in excess of 5% of Surviving Entity’s common stock, other than Jay N. Torok, Chairman, William D Szilagyi, President and David Theroux an individual, and no person known by Surviving Entity to be an associate of any of the foregoing is a party adverse to Surviving Entity or has a material interest adverse to Surviving Entity in any material pending legal proceeding.

k.	To its knowledge, Surviving Entity has filed in materially correct form all federal, state, and other tax returns of every nature required to be filed by it and has paid all taxes as shown on such returns and all assessments, fees and charges received by it to the extent that such taxes, assessments, fees and charges have become due. Surviving Entity has also paid all material taxes which do not require the filing of returns and which are required to be paid by it. To the extent that tax liabilities have accrued, but have not become payable, they have been adequately reflected as liabilities on the books of Surviving Entity.

l.	Surviving Entity is a publicly reporting company pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Act”) and is in compliance with all reporting requirements of the Act, except as follows: The last annual report on Form 10-K was for the year ended August 31, 1991, and the last quarterly report on Form 10-Q for the quarter ended November 30, 1991 were filed on or about December 13, 1991 and January 21, 1992 respectively. Surviving Entity has not filed annual reports for the years ended August 31, 1992 through 2000, or quarterly reports for the quarters ended February 28, 1992 through May 31, 2000. On or about June 25, 2002 quarterly reports for the quarters ended November 30, 2000 through February 28, 2002 and an annual report on Form 10-KSB for the fiscal year ended August 31, 2001 were filed with the SEC. On July 12, 2002, a quarterly report for the quarter ended May 31, 2002 was filed with the SEC. Due to changes in personnel and the lack of availability of records kept by such personnel prior to 2000, Surviving Entity has determined that certain of its records for the fiscal years 1992 through 2000 are not available and are, therefore, not able to be audited and the cost of recreating and auditing such records, should such recreation be possible, would not be justified in light of the age of the information and its relevancy to current operations. There is therefore, no intention of preparing or filing annual or quarterly reports for the periods set forth above through the year ended August 31, 2000. Surviving Entity’s Form 10-KSB for the period ended August 31, 2001, its Form 10-QSB for the periods ended November 30, 2000, February 28, 2001, May 31, 2001, November 30, 2001, February 28, 2002 and May 31, 2002 and any other periodic filings made by Surviving Entity as filed with the SEC, including all exhibits, documents and attachments thereto, are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make any statement therein not materially misleading.

m.	Holders of a majority of the shares of Surviving Entity’s common stock outstanding have consented to the transaction contemplated by this Agreement.

n.	Surviving Entity has had the opportunity to perform all due diligence investigations of Merging Entity as it has deemed necessary or appropriate and to ask questions of Merging Entity’s officers and directors and has received satisfactory answers to all of its questions. Surviving Entity has had access to all documents and information about Merging Entity and have reviewed sufficient information to allow it to evaluate the merits and risks of the acquisition of Merging Entity.

o.	Pursuant to Nevada law, stockholders of Surviving Entity have no appraisal rights.

11)	Representations and Warranties of Merging Entity.

Merging Entity represents and warrants as follows:

a.	Merging Entity is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware and is licensed or qualified as a foreign corporation in all places in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

b.	There are no agreements purporting to restrict the transfer of the Merging Entity shares, nor any voting agreements, voting trusts or other arrangements restricting or affecting the voting of the Merging Entity Shares. There are no subscription rights, options (except for an Employee Stock Option Plan, the details of which have been previously provided to Surviving Entity), warrants, convertible securities, or other rights (contingent or otherwise) presently outstanding, for the purchase, acquisition, or sale of the capital stock of Merging Entity, or any securities convertible into or exchangeable for capital stock of Merging Entity or other securities of Merging Entity, from or by Merging Entity.

c.	Except as previously disclosed in writing to Surviving Entity, there is no litigation or proceeding pending, or to Merging Entity’s knowledge, threatened against or relating to Merging Entity.

d.	Merging Entity has filed in materially correct form all tax returns of every nature required to be filed by it and has paid all taxes as shown on such returns and all assessments, fees and charges received by it to the extent that such taxes, assessments, fees and charges have become due. Merging Entity has also paid all material taxes which do not require the filing of returns and which are required to be paid by it. To the extent that tax liabilities have accrued, but have not become payable, they have been adequately reflected as liabilities on the books of Merging Entity.

e.	Merging Entity has had the opportunity to perform all due diligence investigations of Surviving Entity as it has deemed necessary or appropriate and to ask questions of Surviving Entity’s officers and directors and has received satisfactory answers to all of its questions. Merging Entity has had access to all documents and information about Surviving Entity and have reviewed sufficient information to allow it to evaluate the merits and risks of the transaction contemplated hereby.

f.	Execution of this Agreement and performance by Merging Entity hereunder has been duly authorized by all requisite corporate action on the part of Merging Entity, and this Agreement constitutes a valid and binding obligation of Merging Entity, and Merging Entity’s performance hereunder will not violate any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, or, to Merging Entity’s knowledge, any law or regulation, to which any property of Merging Entity is subject or by which Merging Entity is bound.

g.	Merging Entity is not a party to any material contract other than those previously disclosed in writing to Surviving Entity.

h.	Merging Entity has no material assets and no liabilities, except as previously disclosed in writing to Surviving Entity.

12)	Conduct Prior to the Effective Time.

a.	Surviving Entity agrees that between the date of this Agreement and the Effective Time it will take the following actions at its sole expense, which expense shall be paid or satisfied prior to the Effective Time:

(i)	Effect a reverse split of its issued and outstanding common stock of 1 share for every 8 shares currently issued and outstanding, reducing the amount of Surviving Entity common stock currently issued and outstanding from 17,518,525 to 2,187,359 shares.

(ii)	Increase its authorized common stock to 30,000,000 shares.

(iii)	Complete all necessary actions to change the name of the company from 1st Realty Investments, Inc. to GREAT WESTERN LAND AND RECREATION, INC., such name change to be effective upon or immediately after the effectiveness of the Merger.

b.	Surviving Entity and Merging Entity covenant that between the date of this Agreement and the Effective Time as to each of them:

(i)	Surviving Entity and Merging Entity will cooperate with each other in the preparation and filing of an information statement prepared pursuant to Sections 14(c) & (f) of the Securities Exchange Act of 1934 to be sent to the stockholders of Surviving Entity and filed with the SEC describing the terms and conditions of the merger, the change in control of Surviving Entity and the changes in capitalization of Surviving Entity and the name change contemplated by Sections 8(a), (b) and (k) above, and agree to use their best efforts to cause such statement to be prepared and filed in preliminary form within ten (10) days of the date of execution of this Agreement by all parties. Merging Entity agrees to bear all expenses for the filing of the information statement prepared pursuant to Sections 14(c) & (f) of the Securities Exchange Act of

1934 as well as any amendments to same and the distribution of the information statement to the stockholders of Surviving Entity. Surviving Entity agrees to bear all costs and expenses relating to the preparation and filing of the annual report required on Form 10-KSB for the fiscal year 2002 and all costs of auditing its financial statements reported therein prior to the Effective Time.

(ii)	Neither of Surviving Entity or Merging Entity will make any change in its charter documents, by-laws, or other corporate documents except as provided herein.

(iii)	Surviving Entity and Merging Entity will each use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and Surviving Entity will not enter into any material commitment except in the ordinary course of business.

13)	Additional Covenants.

a.	Between the date of this Agreement and the Effective Time, Merging Entity, with respect to itself, and Surviving Entity, with respect to itself, will, and will cause their respective representatives to (i) afford the other party and its representatives access to their personnel, properties, contracts, books and records, and other documents and data, as reasonably requested by the other party; (ii) furnish the other party and its representatives with copies of all such contracts, books and records, and other existing documents and data as the other may reasonably request in connection with the transaction contemplated by this Agreement; and (iii) furnish the other party and its representatives with such additional financial, operating, and other data and information as the other may reasonably request. Merging Entity and Surviving Entity will provide each other with, complete copies of all material contracts and other relevant information on a timely basis in order to keep the other party fully informed of the status of their respective business and operations.

b.	Surviving Entity and Merging Entity will cooperate with each other in the preparation of a Form 8-K if required to be filed with the SEC describing the transaction contemplated by this Agreement and such other items as are required by the SEC rules and regulations.

c.	Merging Entity will deliver Merging Entity’s corporate books and records, including all records relating to Merging Entity’s audited financial statements, to Surviving Entity at the Effective Time.

d.	The parties agree that they will not make any public announcements relating to this Agreement or the transactions contemplated herein without the prior written consent of the other party, except as may be required upon the written advice of counsel to comply with applicable laws or regulatory requirements after consulting with the other party hereto and seeking their consent to such announcement.

14)	Termination.

This Agreement may be terminated (1) by mutual consent in writing or (2) by either Merging Entity or Surviving Entity if there has been a material misrepresentation or material breach of any warranty or covenant by the non-terminating party that is not cured by the Effective Time.

15)	Expenses.

Except as expressly set forth herein, whether or not the transaction contemplated hereby is consummated, each of the parties will pay at or before the Effective Time all of his, her, or its own legal and accounting fees and other expenses incurred in the preparation of this Agreement and the performance of the terms and provisions of this Agreement.

16)	Survival of Representations and Warranties.

The representations and warranties of Merging Entity and Surviving Entity set out in this Agreement will survive the consummation of the Merger for a period of thirty days, except for the representations and warranties set forth in Sections 10(k) and 11(d) regarding tax liabilities with shall survive for seven years from the date of this Agreement.

17)	Waiver.

Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

18)	Brokers.

There are no Brokers involved in this transaction.

19)	Notices.

All notices and other communications under this Agreement must be in writing and will be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

If to 1st Realty, to: 1st Realty Investments, Inc.

5115 N. Scottsdale Road, Suite 101 Scottsdale, AZ 85250

If to Great Western Land and Recreation, Inc. to : Great Western Land and Recreation, Inc 5115 N. Scottsdale Road, Suite 101 Scottsdale, AZ 85250

20)	General Provisions.

a.	This Agreement will be governed by and under the laws of the State of Nevada, USA without giving effect to conflicts of law principals. If any provision hereof is found invalid or unenforceable, that part will be amended to achieve as nearly as possible the same effect as the original provision and the remainder of this Agreement will remain in full force and effect.

b.	Any dispute arising under or in any way related to this Agreement will be submitted to binding arbitration before a panel of three arbitrators of the American Arbitration Association. The arbitrators will be selected and the arbitration will conducted in accordance with the Association’s commercial rules then in effect. The arbitration will be conducted in the State of Arizona. The decision of the arbitrators will set forth in reasonable detail the basis for the decision and will be binding on the parties. The arbitration award may be confirmed by any court of competent jurisdiction.

c.	In any adverse action, the parties will restrict themselves to claims for compensatory damages and/or securities issued or to be issued and no claims will be made by any party or affiliate for lost profits, punitive or multiple damages.

d.	This Agreement, together with any exhibits hereto, constitutes the entire agreement and final understanding of the parties with respect to the subject matter hereof and supersedes and terminates all prior and/or contemporaneous understandings and/or discussions between the parties, whether written or verbal, express or implied, relating in any way to the subject matter hereof. This agreement may not be altered, amended, modified or otherwise changed in any way except by a written agreement, signed by both parties.

e.	This Agreement will inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of Merging Entity rights under this Agreement without the written consent of the other party will be void.

f.	The parties agree to take any further actions and to execute any further documents which may from time to time be necessary or appropriate to carry out the purposes of this Agreement.

g.	The headings of the Sections, paragraphs and subparagraphs of this Agreement are solely for convenience of reference and will not limit or otherwise affect the meaning of any of the terms or provisions of this Agreement. The references in this Agreement to Sections, unless otherwise indicated, are references to sections of this Agreement.

h.	This Agreement may be executed in counterparts, each one of which will constitute an original and all of which taken together will constitute one document. This Agreement may be executed by delivery of a signed signature page by fax to the other parties hereto and such fax execution and delivery will be valid in all respects.

Signed, sealed and delivered as the act of each party hereto on the date first above written.

1ST REALTY INVESTMENTS, INC.

By:	/s/ William D. Szilagyi

William D. Szilagyi, President

GREAT WESTERN LAND AND RECREATION, INC.

By:	/s/ Jay N. Torok

Jay N. Torok, President and CEO

EXHIBIT A TO APPENDIX A

1ST REALTY INVESTMENTS, INC.
LIST OF SUBSIDIARIES

Firebird Financial, L.L.C., an Arizona limited liability corporation

First National Realty, L.L.C., an Arizona limited liability corporation

F Troops L.L.C., an Arizona limited liability corporation

Bosque del San Antonio, L.L.C., an Arizona limited liability corporation

Aquarius Mountain Water & Mineral, L.L.C., an Arizona limited liability corporation

Willow Springs Water L.L.C., a New Mexico limited liability corporation

Houston Damage Control L.L.C., a Texas limited liability corporation

Appendix B

CERTIFICATE OF DESIGNATIONS
OF
SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK

OF
1st REALTY INVESTMENTS, INC.

(PURSUANT TO SECTION 78.1955 OF THE
NEVADA GENERAL CORPORATION LAW)

         1st Realty Investments, Inc., a corporation organized and existing under the General Corporation Law of the State of Nevada (the “Corporation”), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation (the “Board of Directors”) pursuant to authority of the Board of Directors as required by Section 78.1955 of the General Corporation Law of the State of Nevada:

         RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors in accordance with the provisions of the Articles of Incorporation of the Corporation (the “Articles of Incorporation”), the Board of Directors hereby creates a series of the Corporation’s previously authorized preferred stock, $0.001 par value (the “Preferred Stock”), and hereby states the designation and number thereof, and fixes the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as follows:

Series A Cumulative Convertible Preferred Stock:

I. Designation and Amount

         The designation of this series of shares shall be “Series A Cumulative Convertible Preferred Stock” (the “Series A Preferred Stock”); the stated value per share shall be $50 (the “Stated Value”); and the number of shares constituting such series shall be 14,380. The number of shares of the Series A Preferred Stock may be decreased from time to time by a resolution or resolutions of the Board of Directors or a duly authorized committee of the Board of Directors and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Nevada stating that such reduction has been so authorized; provided, however, that such number shall not be decreased below the aggregate number of shares of the Series A Preferred Stock then outstanding.

II. Rank

         A.     With respect to dividend rights, the Series A Preferred Stock shall rank (i) junior to each other class or series of Preferred Stock which by its terms ranks senior to the Series A Preferred Stock as to payment of dividends, (ii) on a parity with each other class or series of Preferred Stock which by its terms ranks on a parity with the Series A Preferred Stock as to payment of dividends, and (iii) prior to the Corporation’s Common Stock, par value $0.001 per share (the “Common Stock”), and, except as specified above, all other classes and series of capital stock of the Corporation hereafter issued by the Corporation. With respect to dividends, all equity securities of the Corporation to which the Series A Preferred Stock ranks senior, including the Common Stock, are collectively referred to herein as the “Junior Dividend Securities”; all equity securities of the Corporation with which the Series A Preferred Stock ranks on a parity, if any, are collectively referred to herein as the “Parity Dividend Securities”; and all equity securities of the Corporation to which the Series A Preferred Stock ranks junior, if any, are collectively referred to herein as the “Senior Dividend Securities.”

         B.     With respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Series A Preferred Stock shall rank (i) junior to each other class or series of Preferred Stock which by its terms ranks senior to the Series A Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up, (ii) on a parity with each other class or series of Preferred Stock which by its terms ranks on a parity with the Series A Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, and (iii) prior to the Common Stock, and, except as specified above, all other classes and series of capital stock of the Corporation hereinafter issued by the Corporation. With respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, all equity securities of the Corporation to which the Series A Preferred Stock ranks senior, including the Common Stock, are collectively referred to herein as “Junior Liquidation Securities” (and together with the Junior Dividend Securities are referred to herein as the “Junior Securities”); all equity securities of the Corporation to which the Series A Preferred Stock ranks on parity, if any, are collectively referred to herein as “Parity Liquidation Securities” (and together with the Parity Dividend Securities are referred to herein as the “Parity Securities”); and all equity securities of the Corporation to which the Series A Preferred Stock ranks junior, if any, are collectively referred to herein as “Senior Liquidation Securities” (and together with the Senior Dividend Securities are referred to herein as the “Senior Securities”).

         C.     The Series A Preferred Stock shall be subject to the creation of Junior Securities and Parity Securities, but no Senior Securities or additional Series A Preferred Stock shall be created except in accordance with the terms hereof, including, without limitation, Article VII, Section B.

III. Dividends

         A.     Shares of Series A Preferred Stock shall accumulate dividends, payment of which shall be made in cash except as otherwise provided in this Article III, at the following rates:

For the first year from June 30, 2002	0% of the Stated Value per annum

For the second year from June 30, 2002	2% of the Stated Value per annum

For the third year from June 30, 2002	4% of the Stated Value per annum

For the fourth year from June 30, 2002	5% of the Stated Value per annum

For the fifth year from June 30, 2002	6% of the Stated Value per annum

Thereafter	7% of the Stated Value per annum

         B.     Dividends. Dividends are due and shall be paid in two equal semi-annual installments on the last day of June and December of each year subsequent to the date of issuance, or if any such date is not a Business Day, on the Business Day next preceding such day (each such date, regardless of whether any dividends have been paid or declared and set aside for payment on such date, a “Dividend Payment Date”), to holders of record as they appear on the stock record books of the Corporation on the fifteenth day prior to the relevant Dividend Payment date; provided, however, that the Corporation may elect not to declare or make any dividend payment due hereunder on any Dividend Payment Date (other than as required in connection with any redemption of shares of Series A Preferred Stock or any liquidation, dissolution or winding up of the Corporation), and any such amount then due in respect of dividends shall constitute an Arrearage. Dividends shall be paid only when, as and if declared by the Board of Directors out of funds at the time legally available for the payment of dividends. Dividends shall begin to accumulate on outstanding shares of Series A Preferred Stock from the date of issuance and shall be deemed to accumulate from day to day whether or not earned or declared until paid. Dividends shall accumulate on the basis of a 360-day year consisting of twelve 30-day months (four 90-day quarters).

         C.     Accumulation. Dividends on the Series A Preferred Stock shall be cumulative, however no additional dividends shall accumulate in respect of the amount of any dividend that has accumulated or been deemed to have accumulated but which has not been paid (the “Arrearage”).

         D.     Method of Payment. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on all outstanding shares of Series A Preferred Stock shall be allocated pro rata on a share-by-share basis among all such shares then outstanding. Dividends that are declared and paid in an amount less than the full amount of dividends accumulated on the Series A Preferred Stock (and on any Arrearage) shall be applied first to the earliest dividend which has not theretofore been paid. All cash payments of dividends on the shares of Series A Preferred Stock shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

IV. Liquidation Preference

         A.     In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of then-outstanding shares of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus of any nature, an amount per share equal to the greater of (i) the sum of (A) the dividends, if any, accumulated or deemed to have accumulated thereon to the date of final distribution to such holders, whether or not such dividends are declared, and (B) the Stated Value thereof, and (ii) the amount that would be payable to holders of the Series A Preferred Stock if the shares of Series A Preferred Stock had been converted into shares of Common Stock immediately prior to such liquidation, dissolution or winding up, and no more, before any payment shall be made or any assets distributed to the holders of any Junior Liquidation Securities. After any such payment in full, the holders of Series A Preferred Stock shall not, as such, be entitled to any further participation in any distribution of assets of the Corporation. All the assets of the Corporation available for distribution to stockholders after the liquidation preferences of any Senior Liquidation Securities, if any, shall be distributed ratably (in proportion to the full distributable amounts to which holders of Series A Preferred Stock and Parity Liquidation Securities, if any, are respectively entitled upon such dissolution, liquidation or winding up) among the holders of the then-outstanding shares of Series A Preferred Stock and Parity Liquidation Securities, if any, when such assets are not sufficient to pay in full the aggregate amounts payable thereon.

         B.     Neither a consolidation or merger of the Corporation with or into any other Person or Persons, nor a sale, conveyance, lease, exchange or transfer of all or part of the Corporation’s assets for cash, securities or other property to a Person or Persons shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Article IV entitling the Series A Preferred Stock to a liquidation preference hereunder, but the holders of shares of Series A Preferred Stock shall nevertheless be entitled from and after any such consolidation, merger or sale, conveyance, lease, exchange or transfer of all or part of the Corporation’s assets to the rights in respect of a liquidation provided by this Article IV following any such transaction. Notice of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to each holder of shares of Series A Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than 45 days prior to any payment date stated therein, to holders of record as they appear on the stock record books of the Corporation as of the date such notices are first mailed.

V. Redemption

         A.     Redemption. The Series A Preferred Stock shall not be redeemable except as provided in this Article V. At any time on or after the first anniversary of the original issuance of the Series A Preferred Stock, the Series A Preferred Stock, shall, to the extent that the Corporation shall have funds legally available therefore, be redeemable in whole or in part at the option of the Corporation at a redemption price per share in cash (the “Redemption Price”) equal to the Stated Value plus all unpaid dividends accumulated thereon to the date of actual payment of the Redemption Price, whether or not such dividends have been declared as of the Redemption Date.

         B.     Redemption Notice and Redemption Procedures. The Corporation shall give written notice to the holders of the Series A Preferred Stock of its intent to redeem the Series A Preferred Stock pursuant to Section A of this Article V at least 10 days prior to the Redemption Date, specifying the number of shares to be redeemed pursuant to Section A of this Article V (the “Redemption Notice”). The Redemption Notice shall be by first-class mail, postage prepaid, at such holder’s address as it appears on the records of the Corporation:

(i) notifying such holder of the date fixed for redemption (which shall not be sooner than 10 days after the Redemption Notice is mailed to the holder) (the “Redemption Date”);

(ii) stating that the Series A Preferred Stock may be converted consistent with Article VIII until the close of business on the Business Day prior to the Redemption Date by surrendering to the Corporation or its transfer agent for the Series A Preferred Stock the certificate or certificates for the shares to be converted, accompanied by written notice specifying the number of shares to be converted, and stating the name and address of the transfer agent of the Series A Preferred Stock, if any; and

(iii) stating that dividends shall cease to accrue on the Redemption Date unless the Corporation defaults in the payment of the Redemption Price.

         The Corporation shall redeem the number of shares of Series A Preferred Stock so specified in the Redemption Notice on the Redemption Date.

         C.     Deposit of Funds. Unless an alternate method of payment of the Redemption Price has been agreed to between the holders and the Corporation, the Corporation shall, no later than 11:00 a.m., Mountain Standard time, on any Redemption Date pursuant to this Article V, deposit with its transfer agent or other redemption agent, as a trust fund for the benefit of the holders of the shares of Series A Preferred Stock to be redeemed, cash that is sufficient in amount to redeem the shares to be redeemed in accordance with the Redemption Notice, with irrevocable instructions and authority to such transfer agent or other redemption agent to pay to the respective holders of such shares, as evidenced by a list of such holders certified by an officer of the Corporation, the Redemption Price upon surrender of their respective share certificates. Such deposit shall be deemed to constitute full payment of such shares to the holders, and from and after the date of such deposit, all rights of the holders of the shares of Series A Preferred Stock that are to be redeemed as stockholders of the Corporation with respect to such shares, except the right to receive the Redemption Price upon the surrender of their respective certificates, shall cease and terminate. In case holders of any shares of Series A Preferred Stock called for redemption shall not, within six months after such deposit, claim the cash deposited for redemption thereof, such transfer agent or other redemption agent shall, upon demand, pay over to the Corporation the balance so deposited. Thereupon, such transfer agent or other redemption agent shall be relieved of all responsibility to the holders thereof and the sole right of such holders, with respect to shares to be redeemed, shall be to receive the Redemption Price as general creditors of the Corporation. Any interest accrued on any funds so deposited shall belong to the Corporation, and shall be paid to it from time to time on demand.

VI. Restrictions on Dividends

         So long as any shares of the Series A Preferred Stock are outstanding, the Board of Directors shall not without the consent or affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class, declare, pay or set apart for payment any dividend on any Junior Securities or Parity Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the repurchase, redemption or other retirement of, any Junior Securities or Parity Securities or any warrants, rights or options exercisable for or convertible into any Junior Securities or Parity Securities (other than the repurchase, redemption or other retirement of debt securities that are convertible or exchangeable into any Junior Securities or Parity Securities), or make any distribution in respect of the Junior Securities or Parity Securities, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), and shall not permit any Person directly or indirectly controlled by the Corporation to purchase or redeem any Junior Securities or Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities or Parity Securities (other than the repurchase, redemption or other retirement of debt securities that are convertible or exchangeable into any Junior Securities or Parity Securities) unless prior to or concurrently with such declaration, payment, setting apart for payment, repurchase, redemption or other retirement or distribution, as the case may be, all accumulated and unpaid dividends on shares of the Series A Preferred Stock not paid on the dates provided for in Section A of Article III (including Arrearages and regardless of whether the Corporation shall have had the right to elect to defer such payments as provided for in Article III) shall have been paid, except that when dividends are not paid in full as aforesaid upon the shares of Series A Preferred Stock, all dividends declared on the Series A Preferred Stock and any series of Parity Dividend

Securities shall be declared and paid pro rata so that the amount of dividends so declared and paid on Series A Preferred Stock and such series of Parity Dividend Securities shall in all cases bear to each other the same ratio that accumulated dividends on the shares of Series A Preferred Stock and such Parity Dividend Securities bear to each other. Notwithstanding the foregoing, this paragraph shall not prohibit the acquisition, repurchase, exchange, conversion, redemption or other retirement for value of shares of Series A Preferred Stock or any Parity Dividend Security by the Corporation in accordance with the terms of such securities.

VII. Voting Rights

         A.     The holders of shares of Series A Preferred Stock shall have no voting rights except as set forth below or as otherwise from time to time required by law.

         B.     So long as any shares of the Series A Preferred Stock are outstanding, without the consent or affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class, the Corporation shall not: (i) authorize, create or issue, or increase the authorized amount of any Senior Securities or additional Series A Preferred Stock; (ii) amend, alter or repeal any provision of the Articles of Incorporation or the By-laws, if the amendment, alteration or repeal alters or changes the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely; or (iii) authorize or take any other action if such action would be inconsistent with the provisions of this Certificate of Designations.

         C.     Other Securities. The Corporation shall not, from and after the date of the original issuance of the Series A Preferred Stock, enter into any agreement, amend or modify any existing agreement or obligation, or issue any security that prohibits, conflicts or is inconsistent with, or would be breached by, the Corporation’s performance of its obligations hereunder.

VIII. Conversion

         A.     Conversion. (a) At the option and election of the holder thereof, each share of Series A Preferred Stock, including all unpaid dividends accumulated thereon to the Conversion Date (as defined below), whether or not such dividends have been declared, may be converted in the manner provided herein at any time into fully paid and nonassessable shares of Common Stock. As of the Conversion Date with respect to a share of Series A Preferred Stock, such share shall be converted into that number of shares of Common Stock equal to the quotient of (i) the sum of (A) the Stated Value plus (B) all unpaid dividends accumulated on such share of Series A Preferred Stock to the Conversion Date whether or not such dividends have been declared, divided by (ii) the Conversion Price in effect on the Conversion Date.

         (b)  Conversion of shares of the Series A Preferred Stock may be effected by any holder thereof upon the surrender to the Corporation at the principal office of the Corporation or at the office of any agent or agents of the Corporation, as may be designated by the Board of Directors of the Corporation and identified to the holders in writing upon such designation, of the certificate for such shares of Series A Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of shares represented by such certificate in accordance with the provisions of this Section A and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. As promptly as practical, and in any event within ten Business Days after the Conversion Date, the Corporation shall deliver or cause to be delivered as directed by the holder of shares of Series A Preferred Stock being converted (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which such holder shall be entitled to, (ii) any cash that is required to be paid pursuant to subsection (d) of this Section A, and (iii) if less than the full number of shares of Series A Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares of Series A Preferred Stock evidenced by such surrendered certificate or certificates less the number of shares of Series A Preferred Stock being converted. Such conversion shall be deemed to have occurred at the close of business on the date (the “Conversion Date”) of the giving of such notice by the holder of the Series A Preferred Stock to be converted and of such surrender of the certificate or certificates representing the shares of Series A Preferred Stock to be converted so that as of such time the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock and/or cash in accordance herewith, and the person entitled to receive the shares of Common Stock issued as a result of such conversion shall be treated for all purposes as having become the holder of such shares of Common Stock at such time.

         (c)  In the event that the Series A Preferred Stock is to be redeemed pursuant to Article V, from and after the Redemption Date, the right of a holder to convert shares of Series A Preferred Stock pursuant to this Section A shall cease and terminate, except if the Corporation shall default in payment of the Redemption Price on the Redemption Date, in which case all such rights shall continue unless and until such shares are redeemed and such price is paid in full in accordance with the terms hereof. Notwithstanding anything in the foregoing to the contrary, if the Conversion Date shall occur with respect to any shares of Series A Preferred Stock on or prior to any Redemption Date, such shares of Series A Preferred Stock shall be converted by the Corporation into Common Stock in the manner provided in this Section A.

         (d)  In connection with the conversion of any shares of Series A Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Closing Price per share of Common Stock on the Conversion Date (or on the Trading Day immediately preceding the Conversion Date, if the Conversion Date is not a Trading Day). If more than one share of Series A Preferred Stock shall be surrendered for conversion by the same holder on the same Conversion Date, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the total number of shares of Series A Preferred Stock so surrendered.

         (e)  The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series A Preferred Stock in accordance with the terms hereof, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Series A Preferred Stock.

         B.     Organic Change.

         (a)  Corporation Survives. Upon the consummation of an Organic Change (other than a transaction in which the Corporation is not the surviving entity), lawful provision shall be made as part of the terms of such transaction whereby the terms hereof shall be modified, without payment of any additional consideration by any holder, so as to provide that upon the conversion of shares of Series A Preferred Stock following the consummation of an Organic Change, the holder of Series A Preferred Stock shall have the right to acquire and receive (in lieu of or in addition to the shares of Common Stock acquirable and receivable prior to the Organic Change), without payment of additional consideration therefor, such securities, cash and other property as such holder would have received if such holder had converted such shares of Series A Preferred Stock into Common Stock immediately prior to such Organic Change. Lawful provision also shall be made as part of the terms of the Organic Change so that all other terms hereof shall remain in full force and effect following such an Organic Change. The provisions of this subsection (a) shall similarly apply to successive Organic Changes of the character described in this subsection (a).

         (b)  Corporation Does Not Survive. The Corporation shall not enter into an Organic Change that is a transaction in which the Corporation is not the surviving entity unless lawful provision shall be made as part of the terms of such transaction whereby the surviving entity shall issue new securities to each holder of Series A Preferred Stock, without payment of any additional consideration by such holder, with terms that provide that upon the conversion of such securities, the holder of such securities shall have the right to acquire and receive (in lieu of or in addition to the shares of Common Stock acquirable and receivable prior to the Organic Change), without payment of additional consideration therefor, such securities, cash and other property (the “New Securities”) as such holder would have received if such holder had converted such shares of Series A Preferred Stock into Common Stock immediately prior to such Organic Change. All other terms of such New Securities shall be substantially equivalent to the terms provided herein. The provisions of this subsection (b) shall similarly apply to successive Organic Changes of the character described in of this subsection (b).

IX. Additional Definitions

         For the purposes of this Certificate of Designations of Series A Preferred Stock, the following terms shall have the meanings indicated:

         “Business Day” means any day, other than a Saturday, Sunday or a day on which banking institutions in the State of Arizona are authorized or obligated by law or executive order to close.

         “By-laws” means the By-laws of the Corporation, as amended from time to time.

         “Closing Price” with respect to a share of Common Stock on any day means the last reported sale price on that day or, in case no such reported sale takes place on such day, the average of the last reported bid and asked prices on that day, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices on such other nationally recognized quotation system then in use, or, if on any such day the shares of Common Stock are not quoted on any such quotation system, the average of the closing bid and asked prices as furnished by a professional market maker selected by the Board of Directors in good faith making a market in the shares of Common Stock. If the shares of Common Stock are not publicly held, or so listed, quoted or publicly traded, the “Closing Price” means the fair market value of a share of Common Stock, as determined in good faith by the Board of Directors.

         “Conversion Price” shall be equal to the Current Market Price.

         “Current Market Price” means, in respect of any share of Common Stock as of any date, the higher of (i) the average Closing Price for the thirty Trading Days immediately preceding the date in question or (ii) the book value per share of Common Stock on the date in question, as determined in accordance with U.S. GAAP. In the event that a stock dividend, stock split or reverse stock split has occurred within the thirty day period, the Closing Prices used in determining the Current Market Price shall be appropriately adjusted to take such event into account.

         “Organic Change” means, with respect to any Person, any transaction (including without limitation any recapitalization, capital reorganization or reclassification of any class of capital stock, any consolidation of such Person with, or merger of such Person into, any other Person, any merger of another Person into such Person (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of such Person), any sale or transfer or lease of all or substantially all of the assets of such Person or any compulsory share exchange) pursuant to which any class of capital stock of such Person is converted into the right to receive other securities, cash or other property.

         “Person” means any individual, corporation, company, association, partnership, limited liability company, joint venture, trust or unincorporated organization, or governmental entity.

         “Trading Day” means any day on which the principal national securities exchange or national quotation system on which the shares of Common Stock are listed, admitted to trading or quoted is open for trading, or if the shares of Common Stock are not so listed, admitted to trading or quoted, any Business Day.

X. Miscellaneous

         A.     Notices. Any notice referred to herein shall be in writing and shall be deemed to have been duly given (and shall be effective when received), if delivered personally, by facsimile or sent by overnight courier or by first class mail, postage prepaid, as follows:

(i) if to the Corporation, to its office at 5115 North Scottsdale Road Suite 101, Scottsdale, Arizona 85250 (Attention: Chief Financial Officer);

(ii) if to a holder of the Series A Preferred Stock, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series A Preferred Stock); or

(iii) to such other address as the Corporation or such holder, as the case may be, shall have designated by notice similarly given.

         B.     Reacquired Shares. Any shares of Series A Preferred Stock redeemed, purchased or otherwise acquired by the Corporation, directly or indirectly, in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof (and shall not be deemed to be outstanding for any purpose) and, if necessary to provide for the lawful redemption or purchase of such shares, the capital represented by such shares shall be reduced in accordance with the Nevada General Corporation Law. All such shares of Series A Preferred Stock shall upon their cancellation and upon the filing of an appropriate certificate with the Secretary of State of the State of Nevada, become authorized but unissued shares of Preferred Stock, $0.001 par value, of the Corporation and may be reissued as part of another series of Preferred Stock, $0.001 par value, of the Corporation subject to the conditions or restrictions on issuance set forth herein.

         C.     Transfer Taxes. Except as otherwise agreed upon pursuant to the terms of this Certificate of Designations, the Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of any issue or delivery of Common Stock on conversion, or other securities or property issued on account of, shares of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax or other charge that may be imposed in connection with any transfer involved in the issue or transfer and delivery of any certificate for Common Stock or other securities or property in a name other than that in which the shares of Series A Preferred Stock so converted, or on account of which such securities were issued, were registered and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid or is not payable.

         D.     Transfer Agent. The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series A Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of shares of Series A Preferred Stock.

         IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Chief Executive Officer and attested by its Secretary, this      day of      , 2002.

1st REALTY INVESTMENTS, INC.

	By:	/s/ William Szilagyi

Name: William Szilagyi, President

ATTEST:

/s/ Jay N. Torok
Name: Jay N. Torok Title: Secretary

APPENDIX C

GREAT WESTERN LAND AND RECREATION, INC.
STOCK OPTION PLAN

         The Great Western Land and Recreation, Inc., a Delaware corporation (the “Company”) hereby establishes the Great Western Land and Recreation, Inc. Stock Option Plan (the “Plan”) for employees, officers, directors and consultants to acquire a proprietary interest in the Company. The purpose of the Plan is to enhance the Company’s stockholder value and financial performance by attracting, retaining and motivating the Company’s officers, directors, employees and consultants and to encourage stock ownership by such individuals by providing them with a means to acquire a proprietary interest in the Company’s success through stock ownership.

         It is intended that certain of the options issued under the Plan shall constitute “Incentive Stock Options” within the meaning of section 422 of the Internal Revenue Code (“Code”) and that other options issued under the Plan shall constitute “Nonstatutory Options” under the Code. The Committee shall determine which Options are to be Incentive Stock Options and which are to be Nonstatutory Options and shall enter into option agreements with recipients accordingly.

ARTICLE I. DEFINITIONS

         1.1 DEFINITIONS. Whenever used herein, the following capitalized terms shall have the meanings set forth below, unless the context clearly requires otherwise.

(a) “Act” means the Securities Exchange Act of 1934, as amended.

(b) “Board” means the Board of Directors of the Company.

(c) “Cause” means (i) the failure of the Optionee to discharge or perform the duties and obligations of his position with the Company with due diligence and care; (ii) the refusal of the Optionee to implement or adhere to policies or directives of the Company; (iii) conduct by the Optionee of a criminal nature which may have an adverse impact on the Company’s reputation and standing in the community; (iv) conduct which is in violation of the Optionee’s common law duty of loyalty to the Company; (v) competition with the Company prior to or following the Optionee’s Termination; or (vi) fraudulent conduct by the Optionee in connection with the business affairs of the Company, regardless of whether said conduct is designed to defraud the Company or others. The existence of Cause shall be conclusively determined by the Company.

(d) “Code” means the Internal Revenue Code of 1986, and any regulations issue thereunder, as the same may be amended from time to time.

(e) “Committee” means the Compensation Committee or such other committee of the Board as the Board may designate to administer the Plan or, if for any reason the Board has not designated such a committee, the Board.

(f) “Company” means Great Western Land and Recreation, Inc.

(g) “Consultant” means any person or entity, including an officer or director of the Company who provides services (other than as an Employee) to the Company.

(h) “Date of Grant” means the date on which the granting of an Option is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

(i) “Employee” means any person, including an officer or director of the Company, receiving remuneration or who is entitled to remuneration, for services rendered to the Company in the legal relationship of Company and employee and not in the relationship of a private contractor. Notwithstanding anything to the contrary in this Section 1(i), “Employee” shall not include an individual whose services are retained pursuant to a contract between the Company and such individual or a third party under which that individual is not designated as an employee of the Company. If an individual who has not been treated as an employee of the Company under the foregoing rules is subsequently determined to be a common-law employee of the Company through an administrative or judicial proceeding, that individual will be deemed to be employed in a job classification which is ineligible to participate in the Plan.

(j) “Exercise Price” means the purchase price per share of the Stock subject to an Option.

(k) “Fair Market Value” means

(i) For periods during which the Stock is not regularly traded on an established securities market, it shall be the net book value of a share of Stock as determined by the Committee based on the internal financial statements prepared by the Company as of the Valuation Date coinciding with or immediately preceding the particular date on which Fair Market Value is to be determined.

(ii) For periods during which the Stock is regularly traded on an established securities market, it shall be the average of the highest price and the lowest price at which the Stock shall have been reported as sold on a generally recognized stock exchange or quoted pursuant to an interdealer quotation system of a national securities association registered with the United States Securities and Exchange Commission on a specified date.

(l) “Incentive Stock Option” means an Option which is intended to qualify as an “incentive stock option” within the meaning of section 422 of the Code.

(m) “Nonemployee Director” means a member of the Board who is not an employee of the Company at the time an Option is granted.

(n) “Nonstatutory Option” means an Option which is not intended to qualify as an Incentive Stock Option within the meaning of section 422 of the Code.

(o) “Option” means an award granted under Article VI.

(p) “Option Agreement” means any written agreement, contract or other instrument or document evidencing an Option.

(q) “Optionee” means an Employee, Consultant or Nonemployee Director who has been granted an Option.

(r) “Participant” means any Employee, Consultant or Nonemployee Director who has been selected to participate in the Plan by the Committee.

(s) “Plan” means the Great Western Land and Recreation, Inc. Stock Option Plan, as set forth herein and as the same may be amended from time to time.

(t) “Stock” means the $.001 par value common stock of the Company as defined in the Company’s Articles of Incorporation, unless, at any time prior to the grant of the first Option under the Plan, the Committee, in its sole and absolute discretion, designates an alternative class of stock of the Company as “Stock” for purposes of this Plan, and such designation is consistent with applicable law, and such other stock as shall be substituted therefor as provided in Section 4.3.

(u) “Valuation Date” means the last day of the most recently preceding completed calendar month of the Company or such other dates as the Committee shall determine more appropriate in its discretion.

ARTICLE II. ELIGIBILITY AND PARTICIPATION

         2.1 ELIGIBILITY AND PARTICIPATION. All Employees are eligible to participate in this Plan and receive Incentive Stock Options and/or Nonstatutory Options. All Consultants and Nonemployee Directors are eligible to participate in this Plan and receive Nonstatutory Options. Participants in the Plan shall be selected by the Committee from among those Employees, Consultants and Nonemployee Directors who, in the opinion of the Committee, are in a position to contribute materially to the Company’s continued growth and development and to its long-term financial success.

ARTICLE III. ADMINISTRATION

         3.1 ADMINISTRATION. The Plan shall be administered by the Committee which shall consist of not less than three members of the Board and, to the extent required to comply with Section 16(b) of the Act and/or Section 162(m) of the Code, who are “disinterested persons,” as such term is defined in the rules and regulations issued under Section 16(b) and/or Section 162(m). The

Board may from time to time remove members from or add members to the Committee. Further, the Board may terminate the Committee at any time. Vacancies on the Committee, however caused, shall be filled by the Board. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as the Chairman may determine. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and acts approved in writing by a majority of the Committee in lieu of a meeting shall be deemed the acts of the Committee.

         The Committee shall have full power and authority, subject to the limitations of the Plan and any limitations imposed by the Board, to construe, interpret and administer the Plan and to make determinations which shall be final, conclusive and binding upon all persons, including, without limitation, the Company, its stockholders, directors, officers, consultants, employees and any persons having any interests in any Options which may be granted under the Plan. The Committee shall have the full power and authority to provide, by resolution, for the creation and issuance of any such Option, to fix the terms upon which, the time or times at or within which, and the price or prices at which any Stock may be purchased from the Company upon the exercise of Options, which terms, time or times and price or prices shall, in every case, be set forth or incorporated by reference in the instrument or instruments evidencing such Option, which at all times shall be consistent with the terms and conditions of the Plan.

ARTICLE IV. STOCK SUBJECT TO THE PLAN

         4.1 NUMBER. The total number of shares of Stock hereby made available and reserved for issuance under the Plan shall be 3,500,000, subject to adjustment as provided in Section 4.3. The total number of shares of Stock may be authorized but unissued shares of Stock, Stock held in the treasury of the Company, or shares acquired by purchase as directed by the Committee from time to time in its discretion, to be used for issuance upon exercise of Options granted hereunder.

         4.2 UNUSED STOCK. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares of Stock subject thereto shall (unless the Plan shall have terminated) become available for re-issuance under the Plan.

         4.3 ADJUSTMENT IN CAPITALIZATION. In the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, recapitalization, reclassification or other similar corporate change, the aggregate number of shares of Stock set forth in section 4.1 shall be appropriately adjusted by the Committee to reflect such change. The Committee’s determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. In any such case, the number and kind of shares of Stock that are subject to any Option (including any Option outstanding after termination of employment) and the Option price per share shall be proportionately and appropriately adjusted without any change in the aggregate Option price to be paid therefor upon exercise of the Option.

ARTICLE V. DURATION OF THE PLAN

         5.1 EFFECTIVE DATE. The Plan is effective on the later of August 31, 2001, or the date on which it is approved by the stockholders of the Company holding a majority of the Company’s voting stock.

         5.2 DURATION OF THE PLAN. The Plan shall be in effect until August 31, 2011, unless extended by the Company’s stockholders. Any Options outstanding at the end of said period shall remain in effect in accordance with their terms. The Plan shall terminate before the end of said period if all Stock subject to the Plan has been purchased pursuant to the exercise of Options granted under the Plan.

ARTICLE VI. TERMS OF STOCK OPTIONS

         6.1 GRANT OF OPTIONS. Options maybe granted to Participants at any time and from time to time as determined by the Committee; provided, however, that Consultants and Nonemployee Directors may receive only Nonstatutory Options, and may not receive Incentive Stock Options. The Committee shall have complete discretion in determining the number of Options granted to each Optionee. In making such determinations, the Committee may take into account the nature of services rendered by such Participants, their present and potential contributions to the Company, and such other factors as the Committee in its discretion shall deem relevant. The Committee also shall determine whether an Option is to be an Incentive Stock Option or a Nonstatutory Option.

         6.2 TERMS AND CONDITIONS OF OPTION AGREEMENT. Each Stock Option granted under the Plan shall be evidenced by an Option Agreement between the Company and the Optionee containing such provisions as may be determined by the Committee, subject to the following terms and conditions:

(a) Any Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof, except as otherwise determined by the grant.

(b) Every share purchased through the exercise of an Option shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share, when the Optionee purchases the share or when the Option lapses.

(c) Options shall not be transferable by the Optionee except by will or the laws of descent and distribution and shall be exercisable during the Optionee’s lifetime only by him.

(d) Notwithstanding any provision in this Plan to the contrary, (i) the Committee may, in its sole discretion, declare previously granted Options to be immediately exercisable, and (ii) in the discretion of the Committee, an Optionee’s Option Agreement may provide for the immediate exercise of the Option subject to that agreement upon the occurrence of such events as may be specified by the Committee in the Option Agreement. All Option Agreements shall incorporate the provisions of the Plan by reference.

         6.3 INDIVIDUAL DOLLAR LIMITATIONS. The aggregate Fair Market Value (determined as of the Date Grant) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by any Optionee in any calendar year may not exceed $100,000.

         6.4 EXERCISE PRICE. The Exercise Price for an Option shall be set forth in the Option Agreement, provided that, in the case of an Incentive Stock Option, the Exercise Price may not be less than Fair Market Value on the Date of Grant, and provided further that, if the recipient of such Option owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the Exercise Price may not be less than one hundred ten percent (110%) of the Fair Market Value on the Date of Grant.

         6.5 TERM OF OPTIONS. Each Option shall expire at such time as provided in the Option Agreement, provided, however, that no Option shall be exercisable later than ten (10) years from the Date of Grant, provided that, if the recipient of an Incentive Stock Option owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the Incentive Stock Option shall lapse five (5) years after the Date of Grant unless an earlier time is provided in the Option Agreement.

         6.6 EXERCISE OF OPTION. An Optionee wishing to exercise an Option shall deliver written notice and full payment of the Exercise Price to the Company, in the form and manner prescribed by the Committee. Until the certificates for the Stock represented by an exercised Option are issued to an Optionee, such Optionee shall have none of the rights of a holder of Stock. No Stock shall be delivered upon any exercise of an Option until the requirements of all applicable laws, rules and regulations have, in the opinion of the Company’s counsel, been satisfied. Under normal circumstances, certificates for Stock to be delivered upon exercise of an Option shall be delivered within thirty (30) days following exercise of an Option.

         6.7 PAYMENT. Payment for all shares of Stock shall be made at the time that an Option, or any part thereof, is exercised, and no shares shall be issued until full payment therefor has been made. Payment shall be made in United States dollars in cash or by certified funds. In addition, with the consent of the Committee, payment may be made (i) by delivery of shares of Stock having a Fair Market Value equal to the Exercise Price, or (ii) by delivery of Options with an aggregate net value (i.e., the aggregate Fair Market Value of the Stock subject to such Options less the aggregate Exercise Price of such Options) equal to the Exercise Price, or (iii) by a combination of cash or certified funds and/or one or more of the methods permitted under (i) and (ii) above. If the Optionee delivers shares of Stock or Options as payment of the Exercise Price upon exercise of an Option, the Committee shall determine acceptable methods for tendering such Stock or Options by the Optionee and may impose such limitations and prohibitions on the use of Stock or Options for such purposes as it deems appropriate. Any Option tendered as payment of the Exercise Price shall be canceled by the Company upon receipt.

         6.8 SPECIAL PROVISIONS FOR GRANTS TO OFFICERS OR DIRECTORS. Rule 16b-3 under the Act provides that the grant of a stock option to a director or officer of a company subject to the Act will be exempt from the provisions of section 16(b) or the Act if the conditions set forth in said Rule are satisfied. Unless otherwise specified by the Committee, grants of Options hereunder to individuals who are officers or directors of the Company shall be made in a manner that satisfies the conditions of Rule 16b-3 of the Act.

         6.9 SECURITIES REGISTRATION. In the event that the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable statute, any Options or any Stock with respect to which an Option may be or shall have been granted or exercised, or to qualify any such Options or Stock under the Securities Act, or any other statute, then the Optionee shall cooperate with the Company and take such action as is necessary to permit registration or qualification of such Options or Stock.

         Unless the Company has determined that the following representation is unnecessary, each person exercising an Option under the Plan may be required by the Company, as a condition to the issuance of the shares pursuant to exercise of the Option, to make a representation in writing that (a) the Optionee is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof and (b) before any transfer in connection with the resale of such shares, the Optionee will obtain the written opinion of counsel for the Company, or other counsel acceptable to the Company, that such shares may be transferred. The Company may also require that the certificates representing such shares contain legends reflecting the foregoing.

ARTICLE VII. TERMINATION OF EMPLOYMENT OR SERVICES

         Except as otherwise expressly specified by the Committee in the Option Agreement for a Nonstatutory Option, all Options granted under this Plan shall be subject to the following termination provisions:

         7.1 DEATH. If an Optionee’s employment in the case of an Employee, provision of services as a consultant, in the case of a Consultant or provision of services as a director, in the case of a Nonemployee Director, terminates by reason of death, the Option may thereafter be exercised at any time prior to the expiration date of the Option or within twelve (12) months after the date of such death, whichever period is the shorter, by the person or persons entitled to do so under the Optionee’s will or, if the Optionee shall fail to make a testamentary disposition of an Option or shall die intestate, the Optionee’s legal representative or representatives. The Option shall be exercisable only to the extent that such Option was exercisable as of the date of Optionee’s death.

         7.2 TERMINATION OTHER THAN FOR CAUSE OR DUE TO DEATH. In the event of an Optionee’s termination of employment, in the case of an Employee, termination of the provision of services as a consultant or a director, in the case of a Consultant or a Nonemployee Director, respectively, other than by reason of death or for cause, the Optionee may exercise such portion of his or her Option as was exercisable by such Optionee at the date of such termination (the “Termination Date”) at any time within three (3) months following the Termination Date; provided, however, that where the Optionee is an Employee, and is terminated due to disability within the meaning of Code section 422, he or she may exercise such portion of his or her Option as was exercisable on the Termination Date within one year following such Termination Date. In any event, the Option cannot be exercised after the expiration of the term of the Option. Options not exercised within the applicable period specified above shall terminate.

         7.3 TERMINATION FOR CAUSE. In the event of an Optionee’s termination of employment, in the case of an Employee, or termination of the provision of services as a consultant or a director, in the case of a Consultant or a Nonemployee Director, respectively, which termination is by the Company for Cause, any Option or Options held by him under the Plan, to the extent not exercised before such termination, shall immediately terminate.

ARTICLE VIII. AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN

         8.1 AMENDMENT, MODIFICATION, AND TERMINATION OF THE PLAN. The Board may at any time terminate, and from time to time amend or modify the Plan; provided, however, that no amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) of the Code or any applicable listing requirement shall be effective unless same shall be approved by the requisite vote of the stockholders of the Company. No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding Option under the Plan without the consent of the Optionee holding the Option.

ARTICLE IX. ACQUISITION, MERGER AND LIQUIDATION

         9.1 ACQUISITION. In the event that an Acquisition occurs with respect to the Company, the Company shall have the option, but not the obligation, to cancel any Options outstanding as of the effective date of Acquisition, whether or not such Options are then exercisable, in return for payment to the Optionees of an amount equal to a reasonable estimate of an amount (the “Spread”) equal to the difference between the net amount per share of Stock payable in the Acquisition, or as a result of the Acquisition, less the exercise price of the Option. In estimating the Spread, appropriate adjustments to give effect to the existence of the Options shall be made, such as deeming the Options to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Options as being outstanding in determining the net amount per share. For purposes of this section, an “Acquisition” shall mean any transaction in which substantially all of the Company’s assets are acquired or in which a “controlling amount” of the Company’s outstanding shares are acquired, in each case by a single person or entity or an affiliated group of persons and/or entities. For purposes of this section, a “controlling amount” shall mean more than 50% of the issued and outstanding shares of Stock of the Company. The Company shall have such an option regardless of how the Acquisition is effectuated, whether by direct purchase, through a merger or similar corporate transaction, or otherwise. In cases where the Acquisition consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before the liquidation can be completed.

         Where the Company does not exercise its option under this Section 9.1, the remaining provisions of this Article IX shall apply, to the extent applicable.

         9.2 MERGER OR CONSOLIDATION. Subject to any required action by the stockholders, if the Company shall be the surviving corporation in any merger or consolidation, any Option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled in such merger or consolidation.

         9.3 OTHER TRANSACTIONS. A dissolution or a liquidation of the Company or a merger and consolidation in which the Company is not the surviving corporation shall cause every Option outstanding hereunder to terminate as of the effective date of such dissolution, liquidation, merger or consolidation. However, the Optionee shall either (i) be offered a firm commitment whereby the resulting or surviving corporation in a merger or consolidation will tender to the Optionee an option (the “Substitute Option”) to purchase its shares on terms and conditions both as to number of shares and otherwise, which will substantially preserve to the Optionee the rights and benefits of the Option outstanding hereunder granted by the Company, or (ii) have the right immediately prior to such dissolution, liquidation, merger, or consolidation to exercise any unexercised Options whether or not then exercisable, subject to the provisions of this Plan. The Committee shall have absolute and uncontrolled discretion to determine whether the Optionee has been offered a firm commitment and whether the tendered Substitute Option will substantially preserve to the Optionee the rights and benefits of the Option granted hereunder. In any event, any Substitute Option for an Incentive Stock Option shall comply with the requirements of Code section 424(a).

ARTICLE X. GENERAL

         10.1 TAX WITHHOLDING. Whenever shares of Stock are to be issued in satisfaction of Options exercised under the Plan, Company shall have the power to require the recipient of the Stock to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements.

         10.2 INDEMNIFICATION. To the extent permitted by law, each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which such member may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid in settlement thereof, with the Company’s approval, or paid in satisfaction of judgment in any such action, suit or proceeding against such member, provided such member shall give the Company an opportunity, at its own expense, to handle and defend the same before such member undertakes to handle and defend it on such member’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

         10.3 CLAIM TO OPTIONS AND EMPLOYMENT RIGHTS. No employee or other person shall have any claim or right to be granted an Option under the Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company.

         10.4 NONTRANSFERABILITY. Except as otherwise expressly provided in this Plan, a person’s rights and interests under the Plan, including amounts payable, may not be assigned, pledged, or transferred, provided that a person’s rights and interests under the Plan may be assigned, pledged or transferred pursuant to a domestic relations order which satisfies the requirements for a “qualified domestic relations order” set forth in Section 414(p)(1)(A) of the Code.

         10.5 RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company.

         10.6 EXPENSES. The expenses of administering the Plan shall be borne by the Company.

         10.7 REQUIREMENTS OF LAW. The granting of Options and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of the Plan, the Board may, in its sole discretion, terminate, amend, or modify the Plan in any way necessary to comply with the applicable requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission as interpreted pursuant to no-action letters and interpretive releases.

         In the event this Plan does not expressly incorporate a provision which Rule 16b-3 requires to be incorporated, such provision (other than one relating to eligibility requirements or the price and amount of Options) will be deemed automatically to be incorporated in this Plan by reference with respect to those Options who are subject to Section 16 of the Act.

         10.8 SEVERABILITY OF PROVISIONS. With respect to persons subject to Section 16 of the Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Act. To the extent any provision of the Plan or action by the Board fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Board, and the remaining provisions of the Plan or actions by Board will be construed and enforced as if the invalid provision or action had not been included or undertaken.

         10.9 GOVERNING LAW. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Arizona.

         IN WITNESS WHEREOF, this Plan has been approved and adopted by the Board of Directors of the Company this 31st day of August 2001.

GREAT WESTERN LAND AND RECREATION, INC.

By: Jay N. Torok

Its: President and Chairman

APPENDIX D

CONSENT ACTION IN WRITING
OF THE
MAJORITY STOCKHOLDERS
OF
1ST REALTY INVESTMENTS, INC.
(A NEVADA CORPORATION)
IN LIEU OF MEETING

The undersigned, representing a majority of the voting power of the stockholders of 1st Realty Investments, Inc, a Nevada corporation (the “Corporation) acting pursuant to Section 78.320 of the Nevada Revised Statutes, and the Bylaws of the Corporation, hereby consents to take the following actions and adopts the following resolutions effective as of July 25, 2002.

ELECTION OF DIRECTORS

APPROVE the election of the following persons as directors of the Corporation until the next annual meeting of stockholders:

Jay N. Torok William Szilagyi Roger B. Clark Daniel Tracy

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

APPROVE the appointment of Grant Thornton, LLC as auditors of the Corporation for the year 2002.

AMENDMENT TO THE ARTICLES OF INCORPORATION TO EFFECT AN
EIGHT-TO-ONE REVERSE SPLIT OF THE CORPORATION’S COMMON STOCK

WHEREAS the Corporation’s Board of Directors has approved and recommended to the stockholders for approval, amending the Articles of Incorporation of the Corporation, as amended and as filed with the Secretary of State of the State of Nevada (“Articles of the Corporation”); the undersigned do hereby

APPROVE amending the Articles of the Corporation by amending Article FOURTH thereof to provide for an eight-to-one reverse stock split of the Corporation’s Common Stock by adding the following language at the end of Article FOURTH:

Upon this Certificate of Amendment to the Articles of Incorporation becoming effective pursuant to the Nevada Revised Statutes (the “Effective Time”), each authorized share of Common Stock, par value $.001 per share, whether or not issued and outstanding (“Existing Shares”), shall thereupon be reclassified and changed into and become one-eighth of one share of Common Stock, par value $.001 per share (“New Shares”) and each outstanding right, option and warrant issued by the Company, prior to the date hereof, to purchase shares of common stock shall be converted into a right, option or warrant, as the case may be, to purchase common stock at the rate of one New Share for each eight shares of common stock. Fractional New Shares will not be issued; instead any fractions shall be rounded up to the next whole share. Upon the Effective Time, each certificate formerly representing a stated number of Existing Shares shall thereupon be a certificate for and shall represent one-eighth of the number of Existing Shares as is stated on such certificate. As soon as practicable after the Effective Time, stockholders as of the date of the reclassification will be notified thereof, and, upon their delivery of their certificates for Existing Shares to the Corporation, will be sent stock certificates representing their New Shares, rounded up to the nearest whole number. No fractional share certificates for Existing Shares will be issued in connection with this reverse stock split. Following this reverse split, the Corporation will have 3,125,000 shares of common stock, par value $.001, authorized, and 2,187,359 shares of common stock, par value $.001, outstanding.

AMENDMENT TO THE ARTICLES OF INCORPORATION TO
INCREASE THE AUTHORIZED NUMBER OF SHARES
OF THE CORPORATION’S COMMON STOCK

WHEREAS the Corporation’s Board of Directors has approved and recommended to the stockholders for approval, amending the Articles of the Corporation to increase the number of authorized shares of common stock to 30,000,000 shares; the undersigned do hereby

APPROVE amending the Articles of the Corporation by amending the first paragraph of Article FOURTH in its entirety to read as follows:

"FOURTH: The total number of shares of all classes of stock which the Company has authority to issue is 30,000,000 shares of Common Stock, par value $.001 per share (the “Common Stock”), and 10,000,000 shares of Series Preferred Stock, par value $.001 per share (the “Preferred Stock”).

MERGER OF GREAT WESTERN LAND AND RECREATION, INC.
WITH AND INTO THE CORPORATION

WHEREAS the Corporation’s Board of Directors has approved and recommended to the stockholders for approval, the merger of Great Western Land and Recreation, Inc., a Delaware corporation (“Great Western”), with and into the Corporation (the “Merger”); and

WHEREAS there exist common directors, officers and financial interests between Great Western and the Corporation; and

WHEREAS such common directors, officers and financial interests between Great Western and the Corporation have been fully disclosed to and are known to the undersigned stockholders of the Corporation; the undersigned do hereby

APPROVE the Merger of Great Western with and into the Corporation, as more fully set forth in the Agreement and Plan of Merger (“Merger Agreement”) attached hereto as Exhibit A and incorporated herein by reference, subject to satisfaction of the terms and conditions contained in the Merger Agreement.

AMENDMENT TO THE ARTICLES OF INCORPORATION
TO EFFECT CHANGE IN NAME

WHEREAS the Corporation’s Board of Directors has approved and recommended to the stockholders for approval, amending the Articles of the Corporation to change the name of the Corporation, effective immediately after the effectiveness of the Merger, to Great Western Land and Recreation, Inc.; the undersigned do hereby

APPROVE amending the Articles of the Corporation to be effective immediately after the effectiveness of the Merger by amending Article FIRST in its entirety to read, “The name of the Corporation is GREAT WESTERN LAND AND RECREATION, INC.”

ADOPTION OF THE
GREAT WESTERN LAND AND RECREATION STOCK OPTION PLAN

APPROVE the adoption by the Corporation of an employee stock option plan, to be effective immediately after the effectiveness of the Merger, identical in all material respects to the Stock Option Plan currently in place at Great Western, a copy of which is attached as Exhibit B and incorporated herein by reference. The purpose of the plan will be to enhance stockholder value and financial performance by attracting, retaining and motivating the Corporation’s officers, directors, employees and consultants and to encourage stock ownership by such individuals by providing them with a means to acquire a proprietary interest in the Corporation’s success through stock ownership.

AMENDMENT TO THE ARTICLES OF INCORPORATION TO (A) EFFECT A
SECOND REVERSE SPLIT OF THE CORPORATION’S COMMON STOCK,
(B) DELEGATE TO THE BOARD OF DIRECTORS THE AUTHORITY
TO IMPLEMENT SUCH SECOND REVERSE SPLIT AT A FUTURE DATE
AND (C) AMEND THE ARTICLES OF INCORPORATION TO
INCREASE THE AUTHORIZED NUMBER OF SHARES
OF THE CORPORATION’S COMMON STOCK

WHEREAS the Corporation’s Board of Directors believes that it will be in the interest of the Corporation and its stockholders to apply for listing on a stock exchange or an automated quotation system; and

WHEREAS to meet the listing standards of such exchange or automated quotation system, the Corporation may need, among other things, to effect a reverse stock split; and

WHEREAS the Board of Directors has approved and recommended to the stockholders (A) a reverse stock split in an amount of up to a five-to-one reverse split, (B) the grant to the Corporation and its president the right to implement this reverse stock split to the extent reasonably required for the purpose of meeting the listing standards of an exchange or automated quotation system and (C) immediately following such stock split to increase of the authorized number of shares of the Corporation’s common stock to 30,000,000 shares; the stockholders hereby

APPROVE, to the extent the president has approved the reverse stock split referred to in the preceding paragraph, amending the Articles of the Corporation by amending Article FOURTH thereof to provide for an up to five-to-one reverse stock split (the “Second Split”) of the Corporation’s Common Stock by adding the following language at the end of Article FOURTH where the * shall be replaced by the number of existing shares (up to five) to be replaced by one new share and the # shall be replaced by number of shares of common stock outstanding immediately before this reverse stock split:

Upon this Certificate of Amendment to the Articles of Incorporation becoming effective pursuant to the Nevada Revised Statutes (the “[*]-to-1 Reverse Stock Split Effective Time”), each authorized share of Common Stock, par value $.001 per share, whether or not issued and outstanding (“[*]-to-1 Existing Shares”), shall thereupon be reclassified and changed into and become one-[*th] of one share of Common Stock, par value $.001 per share (“[*]-to-1 New Shares”) and each outstanding right, option and warrant issued by the Corporation, prior to the date hereof, to purchase shares of common stock shall be converted into a right, option or warrant, as the case may be, to purchase common stock at the rate of one [*]-to-1 New Share for each [*] shares of common stock. Fractional [*]-to-1 New Shares will not be issued; instead any fractions shall be rounded up to the next whole share. Upon the [*]-to-1 Stock Split Effective Time, each certificate formerly representing a stated number of [*]-to-1 Existing Shares shall thereupon be a certificate for and shall represent one-[*th] of the number of [*]-to-1 Existing Shares as is stated on such certificate. As soon as practicable after the [*]-to-1 Stock Split Effective Time, stockholders as of the date of the reclassification will be notified thereof, and, upon their delivery of their certificates for [*]-to-1 Existing Shares to the Corporation, will be sent stock certificates representing their [*]-to-1 New Shares, rounded up to the nearest whole number. No fractional share certificates for [*]-to-1 Existing Shares will be issued in connection with this reverse stock split. Following this reverse split, the Corporation will have [# divided by *] shares of common stock, par value $.001, authorized, and [30,000,000 divided by *] shares of common stock, par value $.001, outstanding.

APPROVE, when and if the Second Split is effected, amending the Articles of the Corporation by amending the first paragraph of Article FOURTH in its entirety to read as follows:

"FOURTH: The total number of shares of all classes of stock which the Company has authority to issue is 30,000,000 shares of Common Stock, par value $.001 per share (the “Common Stock”), and 10,000,000 shares of Series Preferred Stock, par value $.001 per share (the “Preferred Stock”).

APPROVE that to the extent that the Second Split is effected, it must occur within 24 months from the date effective date of the Merger, but in any event no later than January 31, 2005.

GENERAL RESOLUTIONS

NOW, THEREFORE, BE IT RESOLVED, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and execute and deliver any additional agreements, instruments, certificates, filings or other documents and to take any additional steps as any such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions;

FURTHER RESOLVED, that any action or actions heretofore taken by any officer of the Corporation on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation.

STOCKHOLDERS:

/s/ Roger B. Clark	/s/ Jessica L. Szilagyi

Roger B. Clark	Jessica L. Szilagyi

/s/ Armando Nelson	/s/ William Szilagyi

Great Northern Literary Society Armando Nelson, President	William Szilagyi

/s/ Jay N. Torok	/s/ William C. Szilagyi

Great Western Land and Recreation Jay N. Torok, President	William C. Szilagyi

/s/ Maxwell Hodgkins	/s/ David Theroux

Maxwell Hodgkins	David Theroux

/s/ Roger J. Krystopa	/s/ Diana L. Torok

Roger J. Krystopa	Diana L. Torok

/s/ Holly M. Rice	/s/ Jay N. Torok

Holly M. Rice	Jay N. Torok

/s/ Andrew D. Szilagyi	/s/ Jay N. Torok

Andrew D. Szilagyi	Julius Torok Trust Jay N. Torok, Authorized Representative

/s/ Jeffrey T. Szilagyi	/s/ Michelle Williamson

Jeffrey T. Szilagyi	Michelle Williamson

/s/ Bryan Szilagyi	/s/ Wilbur C. Clark

Bryan Szilagyi	Wilbur C. Clark

APPENDIX E

CONSENT ACTION IN WRITING
OF THE MAJORITY STOCKHOLDERS
OF
1st REALTY INVESTMENTS, INC.,
A NEVADA CORPORATION
IN LIEU OF MEETING
EFFECTIVE AS OF NOVEMBER      , 2002

      The undersigned, representing a majority of the voting power of the stockholders of 1st Realty Investments, Inc., a Nevada corporation (the “Corporation”), acting pursuant to Section 78.320 of the Nevada Revised Statutes, and the Bylaws of the Corporation, by consent take the following actions and adopt the following resolution, effective as of November      , 2002:

WHEREAS, effective as of July 25, 2002, the stockholders approved the merger of Great Western Land and Recreation, Inc. with and into the Corporation (the “Merger”), and approved an Agreement and Plan of Merger (“Merger Agreement”) to effect the Merger.

WHEREAS, since the approval of the Merger and the Merger Agreement, it has been learned that Great Western Land and Recreation, Inc. had authorized rights and preferences and the issuance of Series A Cumulative Convertible Preferred Stock, which preferred stock was not addressed in the Merger Agreement.

WHEREAS, the board of directors of the Corporation, as well as the board of directors of Great Western Land and Recreation, Inc. have approved a First Amended and Restated Agreement and Plan of Merger, which takes into consideration, among other things, the Series A Cumulative Convertible Preferred Stock of Great Western Land and Recreation, Inc., which will be converted into a newly-authorized class of Series A Cumulative Convertible Preferred Stock of the Corporation.

RESOLVED, that the Merger and the First Amended and Restated Agreement and Plan of Merger in the form attached as Exhibit A be and hereby are approved.

RESOLVED, that except to the extent set forth in the First Amended and Restated Agreement and Plan of Merger in the form attached as Exhibit A, which will supercede the terms of the Merger Agreement, the undersigned stockholders ratify and confirm in all respects the Consent Action in Writing of the Majority Stockholders of 1st Realty Investments, Inc. dated as of July 25, 2002.

E-1

GENERAL RESOLUTIONS

      NOW, THEREFORE, BE IT RESOLVED, that any officer of the Corporation, acting alone, be and hereby is authorized and empowered, for and on behalf of the Corporation, to take such further action and execute and deliver any additional agreements, instruments, certificates, filings or other documents and to take any additional steps as any such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions;

      FURTHER RESOLVED, that any action or actions heretofore taken by any officer or director of the Corporation on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation.

STOCKHOLDERS:

/s/ ROGER B. CLARK	/s/ JESSICA L. SZILAGYI

Roger B. Clark	Jessica L. Szilagyi

/s/ ARMANDO NELSON	/s/ WILLIAM SZILAGYI

Great Northern Literary Society	William Szilagyi
Armando Nelson

/s/ JAY N. TOROK	/s/ WILLIAM C. SZILAGYI

Great Western Land and Recreation	William C. Szilagyi
Jay N. Torok

/s/ MAXWELL HODGKINS	/s/ DAVID THEROUX

Maxwell Hodgkins	David Theroux

/s/ ROGER J. KRYSTOPA	/s/ DIANA L. TOROK

Roger J. Krystopa	Diana L. Torok

/s/ HOLLY M. RICE	/s/ JAY N. TOROK

Holly M. Rice	Jay N. Torok

/s/ ANDREW D. SZILAGYI	/s/ JAY N. TOROK

Andrew D. Szilagyi	Julius Torok Trust Jay N. Torok, Authorized Representative

/s/ JEFFREY T. SZILAGYI	/s/ MICHELLE WILLIAMSON

Jeffrey T. Szilagyi	Michelle Williamson

/s/ BRYAN SZILAGYI	/s/ WILBUR C. CLARK

Bryan Szilagyi	Wilbur C. Clark

E-2

APPENDIX F

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF

GREAT WESTERN LAND AND RECREATION, INC.

Page

Report of Independent Certified Public Accountants — Grant Thornton LLP	F-2

Consolidated Balance Sheets as of December 31, 2001 and September 30, 2002 (unaudited)	F-3

Consolidated Statements of Operations for the years ended December 31, 2001 and 2000 and for the nine months ended September 30, 2002 and 2001 (unaudited)	F-4

Consolidated Statements of Stockholders’ Equity and Comprehensive

Income (Loss) for the years ended December 31, 2001 and 2000 and for the nine months ended September 30, 2002 (unaudited)	F-5

Consolidated Statements of Cash Flows for the years ended December 31, 2001 and 2000 and for the nine months ended September 30, 2002 and 2001 (unaudited)	F-6

Notes to Consolidated Financial Statements	F-7

INDEX TO PRO FORMA FINANCIAL INFORMATION OF

GREAT WESTERN LAND AND RECREATION, INC. AND 1ST REALTY INVESTMENTS, INC.

(Unaudited)

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Great Western Land and Recreation, Inc.

         We have audited the accompanying consolidated balance sheet of Great Western Land and Recreation, Inc. as of December 31, 2001 and the related consolidated statements of operations, stockholder’s equity and comprehensive income (loss) and cash flows for each of the two years in the period ended December 31, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Great Western Land and Recreation, Inc. as of December 31, 2001 and the consolidated results of its operations and its consolidated cash flows for each of the two years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

GRANT THORNTON LLP

Fountain Hills, Arizona
January 25, 2002, except for Note L,
as to which the date is June 28, 2002

GREAT WESTERN LAND AND RECREATION, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2001	2002

		(Unaudited)
ASSETS

Cash and cash equivalents	$308,385	$496,639

Notes receivable	2,589,878	1,769,221

Land held for development and sale	8,385,840	8,808,778

Receivable from related entities	875,285	922,612

Property and equipment, net of accumulated depreciation of $37,027 and $44,526 (unaudited) in 2001 and 2002, respectively	155,117	194,228

Other	517,148	364,229

	$12,831,653	$12,555,707

LIABILITIES AND STOCKHOLDER’S EQUITY

Liabilities

Notes payable	$3,985,304	$4,942,112

Subordinated debt	4,451,199	3,401,529

Payable to related entities	983,549	891,562

Accounts payable and other accrued liabilities	442,873	358,311

Real estate taxes payable	87,848	49,399

Deferred gain	954,275	718,820

Total liabilities	10,905,048	10,361,733

Minority interest	—	45,841

Stockholder’s equity

Preferred stock, $0.001 par value; 20,000,000 shares authorized; 14,380 (unaudited) shares issued and outstanding in 2002; liquidation value $719,000	—	719,000

Common stock, $0.001 par value; 50,000,000 shares authorized; 18,904,649 shares outstanding	18,905	18,905

Additional paid-in capital	2,092,366	2,182,561

Accumulated other comprehensive loss	(9,777)	(44,465)

Accumulated deficit	(174,889)	(727,868)

Member’s equity	—	—

Total stockholder’s equity	1,926,605	2,148,133

	$12,831,653	$12,555,707

The accompanying notes are an integral part of these consolidated financial statements.

GREAT WESTERN LAND AND RECREATION, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31,			Nine months ended September 30,

	2001		2000	2002		2001

				(Unaudited)
Land and lot sales		$8,719,238	$9,859,371		$2,649,027	$7,932,187

Cost of land and lot sales		5,386,175	8,148,998		1,203,876	4,713,043

Gross profit on sales		3,333,063	1,710,373		1,445,151	3,219,144

Operating, selling, general and administrative expense		2,584,003	1,809,230		1,766,020	1,885,728

Operating income (loss)		749,060	(98,857)		(320,869)	1,333,416

Other income (expense)

Equity in loss from unconsolidated investment		—	(175,022)		—	—

Interest expense		(868,826)	(823,259)		(567,148)	(685,688)

Interest income		262,120	34,263		134,572	183,182

Other income (expense)		94,052	36,765		201,307	(25,885)

		(512,654)	(927,253)		(231,269)	(528,391)

Income (loss) before income taxes and minority interest		236,406	(1,026,110)		(552,138)	805,025

Income tax expense		—	—		—	(133,000)

Minority interest		—	—		(841)	—

Net income (loss)		$236,406	$(1,026,110)		$(552,979)	$672,025

Net income (loss) per share		$0.01	N/A		$(0.03)	N/A

Pro forma net income (loss) per share	$	N/A	$(0.05)	$	N/A	$0.04

The accompanying notes are an integral part of these consolidated financial statements.

GREAT WESTERN LAND AND RECREATION, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY AND COMPREHENSIVE INCOME (LOSS)

	Preferred Stock		Common Stock		Additional
					paid-in
	Shares	Amount	Shares	Amount	capital

Balance, January 1, 2000	—	$—	—	$—	$—

Capital contribution	—	—	—	—	—

Net loss	—	—	—	—	—

Comprehensive loss for year ended December 31, 2000

Balance, December 31, 2000	—	—	—	—	—

Capital contributions	—	—	—	—	—

Net earnings for the period January 1 through August 5, 2001	—	—	—	—	—

August 6 through December 31, 2001	—	—	—	—	—

Issuance of common stock in exchange for member’s equity	—	—	18,904,649	18,905	2,107,366

Other adjustments	—	—	—	—	(15,000)

Other comprehensive loss	—	—	—	—	—

Comprehensive income for year ended December 31, 2001

Balance, December 31, 2001	—	—	18,904,649	18,905	2,092,366

Capital contribution (unaudited)	—	—	—	—	90,195

Issuance of preferred stock in exchange for subordinated debt (unaudited)	14,380	719,000	—	—	—

Other comprehensive loss (unaudited)	—	—	—	—	—

Net loss for the nine months ended September 30, 2002 (unaudited)	—	—	—	—	—

Comprehensive income for the nine months ended September 30, 2002 (unaudited)

Balance, September 30, 2002 (unaudited)	14,380	$719,000	18,904,649	$18,905	$2,182,561

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Accumulated			Compre-
	other		Member’s	hensive
	comprehensive	Accumulated	equity	income
	loss	deficit	(deficit)	(loss)

Balance, January 1, 2000	$—	$—	$(1,903,753)

Capital contribution	—	—	4,500,000

Net loss	—	—	(1,026,110)	$(1,026,110)

Comprehensive loss for year ended December 31, 2000				$(1,026,110)

Balance, December 31, 2000	—	—	1,570,137

Capital contributions	—	—	144,839

Net earnings for the period January 1 through August 5, 2001	—	—	411,295	$411,295

August 6 through December 31, 2001	—	(174,889)	—	(174,889)

Issuance of common stock in exchange for member’s equity	—	—	(2,126,271)	—

Other adjustments	—	—	—	—

Other comprehensive loss	(9,777)	—	—	(9,777)

Comprehensive income for year ended December 31, 2001				$226,629

Balance, December 31, 2001	(9,777)	(174,889)	—

Capital contribution (unaudited)	—	—	—

Issuance of preferred stock in exchange for subordinated debt (unaudited)	—	—	—

Other comprehensive loss (unaudited)	(34,688)	—	—	$(34,688)

Net loss for the nine months ended September 30, 2002 (unaudited)	—	(552,979)	—	(552,979)

Comprehensive income for the nine months ended September 30, 2002 (unaudited)				$(587,667)

Balance, September 30, 2002 (unaudited)	$(44,465)	$(727,868)	$—

The accompanying notes are an integral part of these consolidated financial statements.

GREAT WESTERN LAND AND RECREATION, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,		Nine months ended September 30,

	2001	2000	2002	2001

			(Unaudited)

Cash flows from operating activities Net income (loss)	$236,406	$(1,026,110)	$(552,979)	$672,025

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities Depreciation and amortization	7,741	5,685	14,552	7,203

Equity in losses of unconsolidated company	—	175,022	—	—

Accrued interest expense included in debt	453,183	515,096	266,438	333,875

Accretion of interest income	(104,864)	—	—	(70,153)

Collection of notes receivable relating to prior years’ sales	842,751	—	873,666	663,456

Uncollected notes receivable from current year sales	(1,500,348)	(1,827,417)	(53,009)	(1,778,143)

Minority interest in earnings of consolidated subsidiaries	—	—	841	—

Change in assets and liabilities:

Land held for development and sale	2,687,209	380,730	(422,938)	2,806,009

Other assets	(350,022)	725,293	109,933	(322,506)

Accounts payable and other accrued liabilities	(187,628)	343,526	(74,483)	(375,266)

Real estate taxes payable	(96,480)	41,028	(48,528)	—

Deferred gain	(77,635)	313,090	(235,455)	(25,312)

Net cash provided by (used in) operating activities	1,910,313	(354,057)	(121,962)	1,911,188

Cash flows from investing activities (Increase) decrease in advances to related parties	619,144	(32,186)	(139,313)	(5,386)

Minority investment in consolidated subsidiary	—	—	45,000	—

Purchase of property and equipment	(114,142)	(28,141)	(45,366)	(114,206)

Net cash provided by (used in) investing activities	505,002	(60,327)	(139,679)	(119,592)

Cash flows from financing activities Issuance of notes payable	1,881,965	4,326,110	3,697,665	1,374,567

Payments on notes payable	(4,035,507)	(4,930,678)	(2,816,023)	(3,383,321)

Increase (decrease) in subordinated debt	(190,644)	1,211,101	(431,747)	85,515

Other	(14,700)	—	—	—

Net cash provided by (used in) financing activities	(2,358,886)	606,533	449,895	(1,923,239)

Net increase (decrease) in cash and cash equivalents	56,429	192,149	188,254	(131,643)

Cash and cash equivalents at beginning of period	251,956	59,807	308,385	251,956

Cash and cash equivalents at end of period	$308,385	$251,956	$496,639	$120,313

Supplemental disclosure of cash flow information:

Cash paid during the period for interest, net of amount capitalized	$340,656	$193,414	$128,238	$351,812

Noncash investing and financing activities

Subordinated debt converted as capital	144,539	4,500,000	809,195	144,539

Accrued interest capitalized included in debt	13,144	54,829	—	—

Note received from sale of wholly-owned subsidiary with a deferred gain of $718,820	—	876,332	—	—

The accompanying notes are an integral part of these consolidated financial statements.

GREAT WESTERN LAND AND RECREATION, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(September 2002 information is unaudited)

NOTE A — SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows.

1. Basis of presentation and business

The accompanying consolidated financial statements include the accounts of Great Western Land and Recreation, Inc. (GWLR, Inc. or the Company) and its wholly-owned subsidiary GWLR, LLC. GWLR, Inc. was formed on June 22, 2001 through the issuance of 1,000 shares of par value $.001 common stock for $1.

Effective August 6, 2001, the member interests of a group of limited liability companies owned by Amortibanc Investments, L.C. and Amortibanc Management, L.C. (Amortibanc Companies) were contributed to GWLR, LLC, which was then acquired by GWLR, Inc. in exchange for 18,903,649 shares of its common stock.

The owner of GWLR, Inc. after the transaction is the same as the owner of the Amortibanc Companies, therefore, the transaction is accounted for at historical cost and the accompanying consolidated financial statements of Great Western Land and Recreation, Inc. reflect the historical operations of the Amortibanc Companies for all periods presented.

The limited liability companies owned by GWLR, LLC and included in the consolidated financial statements are: Amortibanc Management, L.C., GWLR Wagon Bow Ranch, LLC, Houston Promenade, L.C., Houston Coventry, LLC, Houston Greenwich, LLC, Houston Promenade Glen, LLC, Houston Wheatstone, LLC, Houston Wheatstone III, LLC, Morningside Farms, LLC, Barnstorm, LLC, North Scottsdale 106, LLC, Walthingham, LLC, Phoenix Wright Place, LLC, Phoenix Monterray, LLC, 45th /47th and Glendale, LLC, Glendale Condominiums, LLC, Willow Springs Ranch, LLC and Amortibanc Land & Cattle, LLC. All significant intercompany accounts and transactions of and between the consolidated entities have been eliminated.

The Company is engaged principally in the acquisition, development and sale of land located in Houston, Texas, Phoenix and Scottsdale, Arizona and certain country areas of New Mexico and Arizona. Transactions include both retail and nonretail land sales, depending upon the progress of the development and sub-division process.

The Company maintains its records and prepares its financial statements in accordance with accounting principles generally accepted in the United States of America for real estate operations.

The financial statements as of September 30, 2002 and for the nine months ended September 30, 2002 and 2001 are unaudited. In the opinion of management, all adjustments of a normal and recurring nature which are necessary for a fair presentation of such financial statements have been included.

2. Revenue recognition

The Company records the sale of real estate under the full accrual method when ownership rights and obligations have transferred to the buyer, the buyer’s initial and continuing investments provide a sufficient commitment to purchase and collectibility of the sales price is reasonably assured. Profit is primarily recognized when the sale has been consummated. The installment method (profit recognized as a portion of each cash payment received), is used to recognize profit for certain real estate sales that do not meet the criteria for full accrual recognition.

3. Land held for development and sale

Land held for development and sale is carried at cost plus development costs, loan costs, interest and real estate taxes incurred during the period the development is in process. These capitalized costs are allocated to each land parcel benefitted based on area (acreage or square footage). The accumulated land cost is charged to cost of sales based upon the computed lot cost as the land is sold. Impairment of the carrying cost of land is evaluated by comparison of estimated fair value less cost to sell. Estimated fair value less cost to sell is based upon sales in the normal course of business less estimated development cost to complete and dispose of the property.

4. Notes receivable

Notes receivable are from purchasers of land sold by the Company. The Company evaluates the collectibility of the notes receivable arising from wholesale sales and charges off any uncollectible balances. Notes receivable from the retail sale of certain real estate lots and parcels are sold to third parties. The Company retains no ownership or remaining interest in these properties or responsibilities for any future expenses related to these properties. Any discount from carrying value the Company incurs from the sale of these notes is charged as an additional cost of the land sold. The sales agreements include, however, recourse provisions with the Company in case of nonpayment of the notes by the original land purchasers. In certain instances, 15% of the note sales proceeds are retained by the purchaser of the notes as a nonpayment reserve, and returned to the Company periodically as the original land purchasers make payment and reduce the note balances. The reserve balance is $117,527 and $162,033 at December 31, 2001 and September 30, 2002 (unaudited), respectively. This balance is included in other assets, net of allowance established for recourse chargeback of $71,089 and $84,741 at December 31, 2001 and September 30, 2002 (unaudited), respectively. The Company has experienced minimal chargebacks under the recourse provisions through September 30, 2002.

5. Advertising costs

Advertising costs are expensed as incurred. Advertising expense was $114,941, $61,958, $133,562 and $75,508 for the years ended December 31, 2001 and 2000, and for the nine months ended September 30, 2002 and 2001 (unaudited), respectively.

6. Income taxes

The Company became subject to corporate income tax when it began operations as a C Corporation on August 6, 2001. The Company has recorded cumulative losses of $174,889 and $727,868 through December 31, 2001 and September 30, 2002 (unaudited), respectively, therefore, no income tax provision is required. No tax benefit has been recognized, as use of the net operating loss is not assured. The net operating loss carryover expires in 2021.

7. Use of estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is responsible for making estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

8. Cash equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

9. Net income (loss) per share

The actual and pro forma net income (loss) per share was calculated by dividing the net income (loss) by the 18,904,649 common shares issued and outstanding.

10. Minority Interest

Minority interest includes a 45% investment by a minority investor in the Company’s Warren Ranch development in the Houston, Texas area.

11. Reclassifications

Certain reclassifications have been made to prior year financial statements for comparability with the current year presentation.

NOTE B — NOTES RECEIVABLE

         Notes receivable consist of the following:

	December 31,	September 30,
	2001	2002

		(Unaudited)
Notes receivable from lot sales to individuals, bearing interest from 11% to 12.75%, payable in monthly aggregated principal and interest payments of $2,011 through October 2007 - collateralized by property sold	$45,790	$38,547

Note receivable from sale of Houston property, bearing interest at 10%, payable in 10 quarterly principal installments of $9,171 plus interest, beginning August 2005, with remaining balance due in May 2008 - collateralized by property sold	351,666	351,666

Note receivable from sale of Houston property, bearing interest at 12.5%, payable in quarterly principal installments of $81,500 plus interest, through July 2003 – collateralized by property sold (1)	633,000	—

Note receivable from sale of Houston property, bearing interest at 12%, payable in three monthly installments beginning in May 2002 – collateralized by property sold	160,000	—

Note receivable from sale of Houston property, net of unamortized discount of $59,683, effective interest rate of 9%. Interest payable at end of second year and monthly thereafter, and principal payable as lots are sold and released with any outstanding balance due after four years — collateralized by property sold (2)	1,399,422	1,379,008

	$2,589,878	$1,769,221

         Maturity schedule for notes receivable as of December 31, 2001:

Year ending December 31 2002	$487,102

2003	308,363

2004	1,684

2005	1,419,911

Thereafter	372,818

$2,589,878

(1)	Profit is being recognized on the installment method for this sale. A summary of the transaction is as follows:

Sales price	$931,000

Cost of sale	594,410

Gain on sale	336,590

Profit recognized during 2000	23,500

Deferred gain at December 31, 2000	313,090

Profit recognized during 2001	77,635

Deferred gain at December 31, 2001	235,455

Profit recognized during the nine months ended September 30, 2002	235,455

Deferred gain at September 30, 2002	$-0-

(2)	This note was received in connection with the sale of a tract of land in the Houston, Texas area. The total sales price was $2,542,725, comprised of $300,000 collected at closing, $700,000 collected on June 29, 2001 and a note receivable at a discounted value of $1,332,725. Gross profit of $899,941 was recognized from the sale in the year ended December 31, 2001. This note was pledged as collateral for subordinated debt (see Note G)

NOTE C — LAND HELD FOR DEVELOPMENT AND SALE

         The cost of land held for development and sale is comprised of the following:

	December 31, 2001

	Houston,	New
	Texas	Mexico	Arizona
	properties	properties	properties	Total

Land acquisition costs	$2,188,123	$4,600,037	$3,347,420	$10,135,580

Development costs	2,953,210	191,847	116,332	3,261,389

Capitalized interest	650,274	68,818	21,531	740,623

Capitalized taxes	217,571	—	17,306	234,877

Capitalized loan costs	245,208	58,584	—	303,792

Total	6,254,386	4,919,286	3,502,589	14,676,261

Less cumulative allocation to cost of sales	4,379,818	982,495	928,108	6,290,421

	$1,874,568	$3,936,791	$2,574,481	$8,385,840

	September 30, 2002 (Unaudited)

	Houston,	New
	Texas	Mexico	Arizona
	properties	properties	properties	Total

Land acquisition costs	$2,895,875	$4,600,537	$3,260,793	$10,757,205

Development costs	3,384,248	268,153	402,266	4,054,667

Capitalized interest	591,798	68,818	61,772	722,388

Capitalized taxes	208,397	—	41,603	250,000

Capitalized loan costs	241,781	58,584	—	300,365

Total	7,322,099	4,996,092	3,766,434	16,084,625

Less cumulative allocation to cost of sales	5,099,657	1,060,641	1,115,549	7,275,847

	$2,222,442	$3,935,451	$2,650,885	$8,808,778

         The above summaries include only properties with remaining unsold land. Properties are deleted when 100% developed and sold.

NOTE D — RELATED ENTITIES

         Related entity receivables/payables are as follows:

	December 31,	September 30,
	2001	2002

		(Unaudited)
Receivable from related entities
1st Realty Investments, Inc. (1)	$849,992	$864,077

Minority investors in Warren Ranch Partners, LLC (5)	—	15,125

Management Pool, LLC	25,293	29,336

Other	—	14,074

	$875,285	$922,612

Payable to related entities
Minority investors in Willow Springs Ranch, LLC (4)	$134,962	$134,962

Arizona Legacy Ranches, LLC (2)	222,002	—

Minority investors in Glendale Condominiums, LLC (3)	613,114	653,655

Lafayette Financial Services (2)	—	97,467

Other	13,471	5,478

	$983,549	$891,562

         Unless noted otherwise, related entity receivables/payables are due on demand.

(1)	1st Realty Investments, Inc, is a related company in which the Company owns a 14.3% interest. The primary asset of 1st

Realty is a wholly-owned subsidiary that has a 25.52% ownership in Laguna at Arrowhead Apartments, L.L.C. which owns an apartment complex in Phoenix, Arizona. The receivable results primarily from the sale in 2000 of the wholly-owned subsidiary to 1st Realty for which the resulting gain is deferred. The receivable bears interest at 8% per annum, which will be recognized only upon sale of the project and receipt of distributions in excess of the carrying value of the receivable. The ownership interest in Laguna at Arrowhead Apartments, L.L.C. was pledged as collateral for a note payable to a corporation (see Note F). Unrecognized interest was approximately $68,000 for 2001 and $55,000 for the nine months ended September 30, 2002 (unaudited).

(2)	Arizona Legacy Ranches is a real estate development partnership in which 1st Realty owns on 18.67% interest. The payable resulted from the purchase of certain real estate options from Arizona Legacy Ranches by the Company in 1999. The liability, including accrued interest at 8%, was settled in January 2002 with the transfer of 480 acres of Wagon Bow ranch property valued at $127,440 and issuance of a new note in the amount of $94,562. The new note bears interest at prime, and is payable in semi-annual installments of $15,760 plus interest.

(3)	The Company has a 70% interest in Glendale Condominiums, LLC. The land for the project was purchased from an individual and trust who own the other 30% of the project. The payable represents the balance due, including interest at 8% per annum for this purchase. Principal and interest are due quarterly from September 2008 through September 2018. The land cost and preliminary development costs for this project total $944,492 and $1,113,070 at December 31, 2001 and September 30, 2002 (unaudited), respectively and are included in land held for development and sale in Arizona properties.

(4)	The Company has an 85% interest in Willow Springs Ranch, LLC, with several minority investors owning the remaining 15%. The payable to the minority investors has no specific repayment terms, and will be repaid through distributions made by Willow Springs Ranch, LLC to its members.

(5)	The Company has a 55% interest in Warren Ranch Partners, LLC, with a minority investor owning the remaining 45%. The receivable from the minority investor bears interest at 10% per annum, with principal and interest due in September 2004.

NOTE E — OTHER ASSETS

Other assets consist of the following:

	December 31,	September 30,
	2001	2002

		(Unaudited)
Receivable from Municipal Utility District	$215,826	$—

Interest receivable from notes receivable	119,361	162,474

Financing reserve receivable, net of allowance of $71,089 at December 31, 2001 and $84,741 at September 30, 2002 (unaudited)	46,438	77,292

Marketable securities	55,308	10,562

Prepaid expenses, deposits and advances	80,215	113,901

	$517,148	$364,229

NOTE F — NOTES PAYABLE

Notes payable consist of the following:

	December 31,	September 30,
	2001	2002

		(Unaudited)
Houston, Texas Properties Notes payable to various financial institutions bearing interest at 3% over prime. The interest payments are due monthly or quarterly and the loans have maturity dates from June 7, 2001 through June 23, 2005. The interest rate was 7.0% and 7.75% at December 31, 2001 and September 30, 2002, respectively. Minimum principal payments are required quarterly on certain loans, but principal reductions are primarily made as developed lots are sold — collateralized by unsold properties and lots held for sale	$736,653	$1,178,277

New Mexico Ranch Properties Note payable to financial institution, bearing interest at variable rate of 4% over annualized average weekly yield of U.S. Treasury securities, adjusted annually (7.9% and 6.33% at December 31, 2001 and September 30, 2002, respectively) Payments of $44,463 including interest are due quarterly through June 23, 2005 - collateralized by New Mexico real estate	1,880,545	1,933,453

Note payable to a finance company, with monthly principal and interest payments of $2,466, bearing interest at 11% — collateralized by New Mexico real estate	—	176,650

Note payable to a corporation with monthly interest payments based on 9.5% annual rate, principal payable on May 31, 2002 - collateralized by New Mexico real estate	150,000	—

Other	—	9,677

Arizona Ranch Properties Notes payable to a corporation and individuals, bearing interest at 8%. Interest is payable on each six-month anniversary of note and principal is due and payable on January 4, 2002 - collateralized by Arizona real estate (1)	698,162	—

Note payable to financial institution, bearing interest at variable rate of 4% over LIBOR, adjusted annually (6.4)% at September 30, 2002). Interest payments of $18,402 are due quarterly but principal reductions are made as lots are sold, remaining balance due January 2, 2007 - collateralized by Arizona real estate	—	1,128,104

Other Arizona Properties Note payable to a corporation, bearing interest at 8%, interest payable quarterly, due March 15, 2002, collateralized by the 1st Realty Investments, Inc. ownership interest in Laguna at Arrowhead Apartments L.L.C. (see Note K)	500,000	500,000

Other	19,944	15,951

	$3,985,304	$4,942,112

(1)	These notes were paid on January 4, 2002 from the proceeds of a new promissory note in the amount of $1,200,000, bearing interest at 4% over LIBOR, payable on January 2, 2007, collateralized by Arizona real estate.

         Aggregate annual maturities, giving effect to the refinancing described above, are as follows for the years ending December 31:

2002	$755,156

2003	84,947

2004	84,947

2005	84,947

2006	2,975,307

$3,985,304

NOTE G — SUBORDINATED DEBT

The Company’s operations have been partially financed with periodic advances in prior years from Amortibanc Investments, L.C. The advances are subordinate to the Company’s bank financing, bear interest at 8% to 10%. The interest accrued on these advances has primarily been added to the subordinated debt. Payments on the debt are made only when cash flow from a land sale, after payment of bank debt, exceeds the Company’s operating cash requirements. This determination is made by the Company’s management. The total advances and accrued interest due are $4,451,199 and $3,401,529 at December 31, 2001 and September 30, 2002 (unaudited) respectively.

Subordinated debt of $144,539, $4,500,000 and $809,195 was converted to equity in the Company by Amortibanc Investments, L.C. effective February 15, 2001, December 31, 2000 and June 28, 2002 (unaudited) respectively.

Effective February 15, 2001, $1,518,622 of the subordinated debt was collateralized with a note receivable from the sale of property in the amount of $1,542,725.

NOTE H — OPERATING LEASES

The Company leases office space, vehicles and equipment under operating leases. Future minimum lease payments under these agreements are as follows:

Year ending December 31

2002	$101,965

2003	103,105

2004	46,625

Total rent expense was $207,730 and $112,596 for the years ended December 31, 2001 and 2000, respectively, and $73,890 and $162,042 for the nine months ended September 30, 2002 and 2001, respectively (unaudited).

NOTE I — FINANCIAL INSTRUMENTS

The carrying amounts reflected in the consolidated balance sheet for cash and cash equivalents approximate fair value due to the short maturities of the instruments. Notes receivable approximate fair value considering the quality of the credit, payment terms, property sold and market based interest rates. Related entities’ receivables/payables bear market based rates and approximate fair value. The notes payable and subordinated debt also approximate fair value based on variable interest rates, payment terms and the Company’s current incremental borrowing rates for similar type borrowing arrangements.

NOTE J — PROFIT-SHARING RETIREMENT PLAN

The Company maintains a 401(k) profit-sharing plan for the benefits of its eligible employees. The Company makes a matching contribution equal to 50% of each participant’s eligible contributions to a maximum of 6% of each participant’s compensation. The Company can also make a discretionary contribution determined annually by the Board of Directors. Contribution expense incurred by the Company was $7,861 and $7,400 for the years ended December 31, 2001 and 2000, respectively, and $9,349 and $8,852 for the nine months ended September 30, 2002 and 2001, respectively (unaudited).

NOTE K — COMMITMENTS AND CONTINGENCIES

The Company has sold notes receivable with recourse upon nonpayment by the debtor of $837,971 in 2001 and $217,600 in the nine months ended September 30, 2002 (unaudited) that had remaining balances due of $1,005,134 and $752,830 as of December 31, 2001 and September 30, 2002 (unaudited), respectively.

The Company sold certain land to a development partnership for the construction of multi-family housing. In connection with this sale, the Company acquired a 15% profits interest in the partnership and a two-year option to acquire another 10% profits interest for $1,000, which was exercised on April 24, 2001. Any profits recognized from these interests will be recognized when realized by the partnership.

From time-to-time the Company is involved in litigation arising in the normal course of business. There is no outstanding litigation at the current time, other than as discussed below.

The Company entered into a merger agreement with quepasa.com as of August 6, 2001. In October 2001, in order to induce the Company to amend and extend the original merger agreement, quepasa.com loaned the Company $500,000 (“the loan”). In February 2002, the merger agreement was terminated. The merger agreement provided for a termination fee of $500,000 as liquidated damages under certain circumstances. The Company believed that it was entitled to this termination fee, which would result in the loan being deemed paid in full, and filed a declaratory judgment action against quepasa.com on that issue. quepasa.com filed a counterclaim, alleging that it was entitled to the termination fee and seeking to foreclose on the loan. This lawsuit was settled in October 2002. Under the terms of the settlement, the Company retained the termination fee, which resulted in the loan being deemed paid in full, in exchange for a payment by the Company to quepasa.com of $50,000 and the transfer to quepasa.com of 642,000 shares of quepasa.com common stock with a market value of approximately $39,000. The $500,000 loan from quepasa.com is reflected in notes payable at December 31, 2001 and at September 30, 2002 (unaudited).

The termination of the merger agreement also terminated the warrant that was issued to Amortibanc Investments, L.C. to purchase 14,827,175 common shares of the Company.

The Company entered into five-year employment agreements with its president and senior vice president during 2001. In the event the Company consummates an acquisition (as defined in the agreement) during the terms of the agreement, the contracts provide for salary increases and issuance of options to acquire a total of 1,125,000 common shares of the surviving corporation at a price not to exceed the fair market value of such shares on the closing date of the acquisition. The agreements also provide for severance payments upon termination in the amount of the total compensation for the remainder of the contract terms and a consulting arrangement upon retirement of the president.

The Company also has established a 2001 stock option plan and has reserved 3,500,000 shares to be issued under the plan. All employees are eligible to participate in this plan and participants shall be selected by an Administrative Committee, consisting of not less than three members of the Company’s Board of Directors. At December 31, 2001, there were no options issued or outstanding. During the nine months ended September 30, 2002 (unaudited), 1,950,000 options were issued, 1,850,000 of which remained outstanding at September 30, 2002. The options were issued at an exercise price of $0.15 per share, which approximates the fair market value of the Company’s common stock. Since no public market exists for the Company’s common stock, fair market value is determined by the Board of Directors. As permitted by Statement of Financial Accounting Standards No. 123 “Accounting for Stock Based Compensation”, the Company measures compensation expense in accordance with Accounting Principles Board Opinion No. 25 “Accounting for Stock Issued to Employees”.

NOTE L — PREFERRED STOCK

Effective June 28, 2002, the sole stockholder of GWLR, Inc. contributed an additional $719,000 of capital to the company through the conversion of subordinated debt to preferred stock. In connection with this transaction, the Company issued 14,380 shares of Series A Cumulative Convertible Preferred Stock, with a liquidation value of $719,000. The preferred stock is not redeemable at a fixed or determinable price or on a fixed or determinable date or upon the occurrence of any event that is not solely within the Company's control. The preferred stock is convertible at any time into shares of the Company’s common stock at a price equal to the average market price of the Company’s common stock for the thirty business days immediately preceding the conversion, and is redeemable by the Company at any time after one year from the date of issuance. Since no public market currently exists for the Company’s common stock, market price is determined by the Board of Directors. The preferred stock has a cumulative dividend, payable semi-annually at the following rates:

First year from the date of issuance	0% per annum

Second year from the date of issuance	2% per annum

Third year from the date of issuance	4% per annum

Fourth year from the date of issuance	5% per annum

Fifth year from the date of issuance	6% per annum

Thereafter	7% per annum

NOTE M — INVESTMENT IN UNCONSOLIDATED COMPANY

On September 19, 1997, the Company acquired a 25.52% ownership in Laguna at Arrowhead Apartments L.L.C., (“Laguna”) which owns an apartment complex in Phoenix, Arizona. This investment was accounted for using the equity method. Under the equity method, the Company’s investment balance approximates the Company’s original cost adjusted for its equity interest in the earnings and losses of Laguna since September 19, 1997, the date of acquisition. On December 29, 2000, the Company sold this investment to 1st Realty Investments, Inc. for $876,332 in the form of a note receivable. The resulting gain of $718,820 has been deferred. 1st Realty Investments, Inc, is a related company in which the Company owns a 14.3% interest. Summarized financial information for Laguna for the period from January 1, 2000 through December 29, 2000 (the date of the sale to 1st Realty Investments, Inc.) follows:

For the period from January 1, 2000 through December 29, 2000

Revenues	$1,446,785

Net loss from continuing operations and net loss	(685,821)

PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma balance sheet as of September 30, 2002 and statements of operations for the year ended December 31, 2001 and the nine months ended September 30, 2002 give effect to the issuance of common shares of 1st Realty Investments, Inc (the Company) for the acquisition of the common stock of Great Western Land and Recreation, Inc. (“Great Western”) as if the acquisition were consummated as of January 1, 2001 for the pro forma statements of operations and as of September 30, 2002 for the pro forma balance sheet.

Prior to September 2000, 1st Realty was a dormant, non-operating company. It’s current operations are solely the result of the series of transactions it entered into with Great Western. As a result, the acquisition will be accounted for similar to a pooling of interests, with the assets and liabilities of both companies being combined at their historical cost.

The pro forma information should not be considered an indication of actual results of operations that would have occurred if the acquisition had been in effect on the dates indicated, and the information should be read in conjunction with the financial statements and related footnotes for Great Western, included elsewhere herein, and the financial statements and related footnotes for 1st Realty included in the Annual Report on Form 10KSB for the year ended August 31, 2002 and 2001, and the quarterly reports on Form 10QSB for the quarters ended November 30, 2001, February 28, 2002 and May 31, 2002.

GREAT WESTERN LAND AND RECREATION, INC.
AND 1ST REALTY INVESTMENTS, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
September 30, 2002
(Unaudited)

	Great	1st	Pro forma		Pro forma
	Western	Realty	adjustments		balances

ASSETS
Cash and cash equivalents	$496,639	$4,179	$—		$500,818

Notes receivable	1,769,221	46,297	—		1,815,518

Land held for development and sale	8,808,778	—	—		8,808,778

Receivable from related entities	922,612	—	(864,077	) (d)	58,535

Property and equipment	194,228	—	—		194,228

Investment in unconsolidated company	—	539,153	(539,153	) (c)	—

Other	364,229	14,539	—		378,768

	$12,555,707	$604,168	$(1,403,230)		$11,756,645

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities

Notes payable	$4,942,112	$—	$—		$4,942,112

Subordinated debt	3,401,529	—	—		3,401,529

Payable to related entities	891,562	1,186,039	(864,077	) (d)	891,562

			(76,888	) (d)

			(54,514	) (d)

			(155,414	) (d)

			(35,146	) (d)

Accounts payable and other accrued liabilities	358,311	694	—		359,005

Real estate taxes payable	49,399	—	—		49,399

Deferred gain	718,820	—	(718,820	) (c)	—

Total liabilities	10,361,733	1,186,733	(1,904,859)		9,643,607
Minority interest	45,841	—	—		45,841
Stockholder’s equity
Preferred stock	719,000	—	—		719,000

Common stock	18,905	17,519	(15,332	) (a)	20,779

			(313	) (a)

Additional paid-in capital	2,182,561	45,401	15,332	(a)	2,243,294

Accumulated other comprehensive loss	(44,465)	—	—		(44,465)

Accumulated deficit	(727,868)	(645,485)	501,629	(b),(c),(d)	(871,724)

Treasury stock	—	—	313	(a)	313

Total stockholder’s equity	2,148,133	(582,565)	501,629		2,067,197

	$12,555,707	$604,168	$(1,403,230)		$11,756,645

GREAT WESTERN LAND AND RECREATION, INC.
AND 1ST REALTY INVESTMENTS, INC.
PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2001
(Unaudited)

	Great	1st	Pro forma		Pro forma
	Western	Realty	adjustments		balances

Land and lot sales	$8,719,238	$—	$—		$8,719,238

Cost of land and lot sales	5,386,175	—	—		5,386,175

Gross profit on sales	3,333,063	—	—		3,333,063

Operating, selling, general and administrative expense	2,584,003	128,350	(155,414	)(b)	2,556,939

Operating income (loss)	749,060	(128,350)	155,414		776,124

Other income (expense)
Interest expense	(868,826)	(76,888)	76,888	(b)	(868,826)

Interest income	262,120	20,821	—		282,941

Equity in losses of unconsolidated company	—	(149,225)	23,272	(c)	(125,953)

Other income	94,052	—	—		94,052

	(512,654)	(205,292)	100,160		(617,786)

Net income (loss)	$236,406	$(333,642)	$255,574		$158,338

Net income per share, pro forma					$0.01

Pro forma shares outstanding					20,779,508

GREAT WESTERN LAND AND RECREATION, INC.
AND 1ST REALTY INVESTMENTS, INC.
PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the nine months ended September 30, 2002
(Unaudited)

	Great	1st	Pro forma		Pro forma
	Western	Realty	adjustments		balances

Land and lot sales	$2,649,027	$51,346	$—		$2,700,373

Cost of land and lot sales	1,203,876	—	—		1,203,876

Gross profit on sales	1,445,151	51,346	—		1,496,497

Operating, selling, general and administrative expense	1,766,020	105,796	(35,146	)(d)	1,836,670

Operating income (loss)	(320,869)	(54,450)	35,146		(340,173)

Other income (expense)

Interest expense	(567,148)	(54,514)	54,514	(d)	(567,148)

Interest income	134,572	8,442	—		143,014

Equity in losses of unconsolidated company	—	(156,395)	156,395	(c)	—

Other income	201,307	—	—		201,307

	(231,269)	(202,467)	210,099		(222,827)

Income (loss) before minority interest	(552,138)	(256,917)	246,055		(563,000)

Minority interest	(841)	—	—		(841)

Net income (loss)	$(552,979)	$(256,917)	$246,055		$(563,841)

Net loss per share, pro forma					$(0.03)

Pro forma shares outstanding					20,779,508

NOTES TO PRO FORMA FINANCIAL INFORMATION

1.	Basis of presentation

The unaudited pro forma balance sheet as of September 30, 2002 and the pro forma statements of operations for the year ended December 31, 2001 and the nine months ended September 30, 2002 have been prepared assuming the purchase of Great Western by 1st Realty as of January 1, 2001 for the pro forma statements of operations and as of September 30, 2002 for the pro forma balance sheet. Prior to September 2000, 1st Realty was a dormant non-operating company. Its current operations are solely the result of the series of transactions it entered into with Great Western. As a result, the acquisition will be accounted for similar to a pooling of interests, with the assets and liabilities of both companies being combined at their historical cost.

2.	Pro forma adjustments

	(a)	A pro forma adjustment was made to reflect the 8-for-1 reverse stock split prior to the merger. In addition, a pro forma adjustment was made to reflect the conversion of the 2,500,000 shares of 1st Realty stock currently held by Great Western to treasury stock.

	(b)	A pro forma adjustment was made to reflect the elimination of interest expense on the payable from 1st Realty to Great Western that had been recorded as expense by 1st Realty, but which had not been recorded as interest income by Great Western of $76,888 during 2001, and the elimination of $155,414 of reserve taken by Great Western during 2001 regarding its receivable from 1st Realty.

	(c)	A pro forma adjustment was made to reflect the elimination of the $718,820 deferred gain recorded by Great Western in connection with the sale of its ownership interest in Laguna at Arrowhead Apartments L.L.C. to 1st Realty in 2000. This adjustment was offset by eliminating the investment in unconsolidated company balance on 1st Realty’s books of $539,153 at September 30, 2002, by eliminating $156,395 Realty’s equity in losses of unconsolidated company in the nine months ended September 30, 2002 and by eliminating $23,272 of 1st Realty’s equity in losses of unconsolidated company during 2001. The Company will continue to hold the equity interest in Laguna, however due to the Company’s equity in losses experienced by Laguna, the proforma adjustment reduces the investment in unconsolidated company balance to zero.

	(d)	A pro forma adjustment was made to reflect the elimination of the $1,186,039 payable from 1st Realty to Great Western at September 30, 2002. This adjustment was offset by eliminating interest expense on the payable that had been recorded as expense by 1st Realty, but which had not been recorded as interest income by Great Western of $54,514 in the nine months ended September 30, 2002, elimination of $35,146 of reserve taken by Great Western during the nine months ended September 30, 2002 regarding its receivable from 1st Realty and by eliminating $864,077, the net balance receivable on Great Western’s books.